UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

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PRELIMINARY COPY—SUBJECT TO COMPLETION

NOTICE OF 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 30, 2020

Dear Shareholder:

The 2020 annual general meeting of shareholders (the “annual meeting”) of Jazz Pharmaceuticals plc, a public limited company formed under the laws of Ireland (the “company”), will be held on Thursday, July 30, 2020, at 3:00 p.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland, for the following purposes:

1.   To elect by separate resolutions each of the four nominees for director named in the accompanying proxy statement (the “proxy statement”) to hold office until the 2023 annual meeting of shareholders (Proposal 1).

2.   To ratify, on a non-binding advisory basis, the appointment of KPMG, Dublin, or KPMG, as the independent auditors of the company for the fiscal year ending December 31, 2020 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to determine the independent auditors’ remuneration (Proposal 2).

3.   To approve, on a non-binding advisory basis, the compensation of the company’s named executive officers, or NEOs, as disclosed in the accompanying proxy statement (Proposal 3).

4.   To approve an amendment and restatement of the company’s Amended and Restated 2007 Non-Employee Directors Stock Award Plan (the “Directors Plan”) in order to, among other things, increase the number of ordinary shares authorized for issuance under the Directors Plan by 500,000 shares (Proposal 4).

5.   To approve a capital reduction and creation of distributable reserves under Irish law (Proposal 5).

To conduct any other business properly brought before the annual meeting.

Proposals 1, 2, 3 and 4 are ordinary resolutions, requiring the affirmative vote of a majority of the votes cast (in person or by proxy) at the annual meeting. Proposal 5 is a special resolution, requiring the approval of not less than 75% of the votes cast (in person or by proxy) at the annual meeting.

In addition to the above proposals, the annual meeting will also receive and consider the company’s Irish statutory financial statements for the fiscal year ended December 31, 2019 and the reports of the directors and auditors thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting. Under the company’s Amended and Restated Constitution, or our constitution, and the Irish Companies Act 2014, or the 2014 Act, Proposals 1 and 2 are deemed to be ordinary business, and Proposals 3, 4 and 5 are deemed to be special business.

The record date for the annual meeting is June 3, 2020. Only shareholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement thereof.

A shareholder entitled to attend and vote at the annual meeting is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the annual meeting, using the proxy card provided (or the form of proxy contained in section 184 of the 2014 Act) or using an electronic proxy card by telephone or via the internet in the manner described in this proxy statement. A proxy need not be a shareholder of record.

Whether or not you expect to attend the meeting, please vote as soon as possible. You may vote your shares:
Over the Telephone 1-800-690-6903
Via the Internet www.proxyvote.com
By Mail Complete, sign and return proxy card
In Person Attend Annual Meeting

If you received a proxy card or voting
instruction card by mail, you may submit
your proxy card or voting instruction card
by completing, signing, dating and
mailing your proxy card or voting
instruction card in the envelope provided.
Proxy cards must be received by
July 29, 2020. Electronic proxy cards
submitted via the internet or by telephone
must be received by 11:59 p.m., U.S.
Eastern Time, on July 29, 2020. It may not
be possible to count proxy cards received
after the relevant time towards voting.
Proxy cards received will be forwarded to
the company’s registered office
electronically before commencement of
the annual meeting to comply with Irish
law. Even if you have voted by proxy, you
may still vote in person if you attend the
meeting. Please note, however, that if the
record holder of your ordinary shares is a
broker, bank or other agent, and you wish
to vote at the meeting, you must obtain a
proxy issued in your name from that
record holder.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of shareholders to be held on July 30, 2020, at 3:00 p.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

The proxy statement, our letter to shareholders and our 2019 Annual Report on Form 10-K are available at

https://materials.proxyvote.com/G50871.

By order of the board of directors,

Aislinn Doody,

Company Secretary

Dublin, Ireland  |  June    , 2020

Potential Impacts of the COVID-19 Pandemic on the Annual General Meeting

In light of the ongoing COVID-19 pandemic, the company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Center for Disease Control and Prevention and the World Health Organization, collectively, the Health Authorities, and we have implemented, and will continue to implement the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. Information on such measures and on COVID-19 generally is available on the HSE’s website at https://www.hse.ie/eng/services/news/newsfeatures/covid19-updates/.

As such, shareholders are strongly encouraged to vote their shares by proxy in advance at the annual meeting, as personal attendance at the annual meeting may present a health risk to themselves and others and is therefore not recommended. The annual meeting will be held in accordance with HSE and relevant Health Authority guidance.

In the event that alternative arrangements are necessitated due to public health recommendations regarding containment of COVID-19, which may include a change in date or time of the meeting, a change in venue due to the closure of or restrictions on access to the meeting venue and/or holding the meeting primarily by means of remote electronic communication, we will communicate this to shareholders by an announcement, which will be published on the investor relations page of the company’s website found at https://investor.jazzpharma.com/news and filed with the Securities and Exchange Commission as additional soliciting materials. We advise shareholders to monitor the investor relations page regularly, as circumstances may change at short notice and we recommend that shareholders keep up-to-date with HSE and relevant Health Authority guidance regarding travel, self-isolation and health and safety precautions.

PROPOSAL 2 RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE, IN A BINDING VOTE, THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITORS’ REMUNERATION	88
Independent Registered Public Accounting Firm Fees and Services	88
Pre-Approval Policies and Procedures	89
Independence	89

PROPOSAL 3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	90

PROPOSAL 4 APPROVAL OF AMENDMENT AND RESTATEMENT OF DIRECTORS PLAN	92

PROPOSAL 5 APPROVAL OF CAPITAL REDUCTION	102

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	103

OTHER MATTERS	109
Presentation of Irish Statutory Financial Statements	109
Registered and Principal Executive Offices	109
Shareholder Proposals and Director Nominations for the 2021 Annual Meeting	109
Householding of Proxy Materials	109
Annual Report on Form 10-K	111
Special Note Regarding Forward-Looking Statements	111
General	112

ANNEX A—JAZZ PHARMACEUTICALS PLC AMENDED AND RESTATED 2007 NON-EMPLOYEE DIRECTORS STOCK AWARD PLAN	A-1

Index of Frequently Requested Information

Page

Anti-Hedging/Pledging Policy	23

Auditor Fees	88

Auditor Tenure	88

Board Diversity	21

Board Leadership	13

Board Meeting Attendance	15

Code of Conduct	23

Compensation Consultant Fees	19

Corporate Governance Guidelines	23

Culture	7

Director Biographies	82

Director Commitments	15

Director Independence	13

Director Qualifications	81

Environmental Sustainability	8

ESG	5

Human Capital Management	7

Majority Voting for Directors	81

Pay Ratio Disclosure	73

Peer Group Companies	38

Procedures for Shareholder Proposals and Director Nominations for the 2021 Annual Meeting	109

Related Party Transactions	79

Risk Oversight	13

Severance Benefits	69

Share Ownership Guidelines for Directors	76

Share Ownership Guidelines for Executives	55

Shareholder and Other Stakeholder Engagement	4

Shareholder Communications with the Board	24

2020 NOTICE OF MEETING AND PROXY STATEMENT

PROXY OVERVIEW

This overview highlights certain information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For more complete information regarding our business and 2019 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2019 that we filed with the Securities and Exchange Commission, or SEC, on February 25, 2020, which we refer to throughout this proxy statement as the 2019 Annual Report on Form 10-K.

In this proxy statement, unless otherwise indicated or the context otherwise requires, all references to “Jazz Pharmaceuticals,” “the company,” “we,” “us” and “our” refer to Jazz Pharmaceuticals plc and its consolidated subsidiaries, except when the context makes clear that the time period being referenced is prior to January 18, 2012, in which case such terms are references to Jazz Pharmaceuticals, Inc. and its consolidated subsidiaries. On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. and Azur Pharma Public Limited Company, or Azur Pharma, were combined in a merger transaction, or the Azur Merger, in connection with which Azur Pharma was renamed Jazz Pharmaceuticals plc, and we became the parent company of and successor to Jazz Pharmaceuticals, Inc., with Jazz Pharmaceuticals, Inc. becoming our wholly owned subsidiary.

Meeting and Voting Information

Time and Date: 3:00 p.m., local time on Thursday, July 30, 2020	Place: Our corporate headquarters Fifth Floor, Waterloo Exchange Waterloo Road Dublin 4, Ireland

In light of the COVID-19 pandemic, we strongly recommend that you vote your shares by proxy in advance of the meeting. Whether or not you expect to attend the meeting, please vote as soon as possible. Please see “Questions and Answers About These Proxy Materials and Voting—How do I vote?” beginning on page 105 below. Please also see “Questions and Answers About These Proxy Materials and Voting—What are the potential impacts of the COVID-19 pandemic on the annual meeting?” beginning on page 103 below.

Business Overview

Jazz Pharmaceuticals is a global biopharmaceutical company dedicated to developing and commercializing life-changing medicines for people with serious diseases—often with limited or no options. We have a diverse portfolio of marketed medicines and novel product candidates, from early- to late-stage development, in key therapeutic areas. Our focus is in neuroscience, including sleep medicine and movement disorders, and in oncology, including hematologic and solid tumors. We actively explore new options for patients including novel compounds, small molecule advancements, biologics and innovative drug delivery technologies.

Our lead marketed products are:

•

Xyrem® (sodium oxybate) oral solution, the only product approved by the U.S. Food and Drug Administration, or FDA, and marketed in the U.S. for the treatment of both cataplexy and excessive daytime sleepiness, or EDS, in both adult and pediatric patients with narcolepsy;

•

Sunosi® (solriamfetol), a product approved by FDA and marketed in the U.S. to improve wakefulness in adult patients with EDS associated with narcolepsy or obstructive sleep apnea and also approved in Europe in January 2020 by the European Commission;

•

Defitelio® (defibrotide sodium), a product approved in the U.S. for the treatment of adult and pediatric patients with hepatic veno-occlusive disease, or VOD, also known as sinusoidal obstruction syndrome, with renal or pulmonary dysfunction following hematopoietic stem cell transplantation, or HSCT, and in Europe (where it is marketed as Defitelio® (defibrotide)) for the treatment of severe VOD in adults and children undergoing HSCT therapy;

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

•

Erwinaze® (asparaginase Erwinia chrysanthemi), a treatment approved in the U.S. and in certain markets in Europe (where it is marketed as Erwinase®) for patients with acute lymphoblastic leukemia, or ALL, who have developed hypersensitivity to E. coli-derived asparaginase; and

•

Vyxeos® (daunorubicin and cytarabine) liposome for injection, a product approved in the U.S. and in Europe (where it is marketed as Vyxeos® liposomal 44 mg/100 mg powder for concentrate for solution for infusion) for the treatment of adults with newly-diagnosed therapy-related acute myeloid leukemia, or AML, or AML with myelodysplasia-related changes.

Over the last five years, we achieved multiple significant regulatory approvals and executed multiple product launches. Over the next two years, we look forward to additional potential regulatory approvals and related product launches in the U.S. (lurbinectedin for relapsed small cell lung cancer, JZP-258 for cataplexy and EDS in narcolepsy containing 92% less sodium than Xyrem, and JZP-458 for ALL or lymphoblastic lymphoma in patients who are hypersensitive to E. coli-derived asparaginase).

Our strategy to create shareholder value is focused on:

•	Strong financial execution through growth in sales of our current lead marketed products;

•

Building a diversified product portfolio and development pipeline through a combination of our internal research and development efforts and obtaining rights to clinically meaningful and differentiated on- or near-market products and early- to late-stage product candidates through corporate development transactions; and

•

Maximizing the value of our products and product candidates by continuing to implement our comprehensive global development plans, including through generating additional clinical data and seeking regulatory approval for new indications and new geographies.

Information About Our Board of Directors

Director Nominees and Continuing Directors

The following table provides summary information about each director nominee and continuing director as of June 1, 2020. See pages 13 to 16 and 81 to 87 for more information.

Name	Age	Director Since		Principal Position	Independent	Other Current Public Boards

2020 Director Nominees

Bruce C. Cozadd	56	2003	(1)	Chairman and Chief Executive Officer, Jazz Pharmaceuticals plc	No	0

Heather Ann McSharry	58	2013		Director, CRH plc, Greencore Group plc and Uniphar plc	Yes	3

Anne O’Riordan	52	2019		Group Director of Digital, Jardine Matheson Limited	Yes	0

Rick E Winningham	60	2010	(1)	Chairman and Chief Executive Officer, Theravance Biopharma, Inc.	Yes	1

Continuing Directors

Paul L. Berns	53	2010	(1)	Venture Partner, ARCH and Executive Chair, BlackThorn Therapeutics	Yes	1

Patrick G. Enright	58	2009	(1)	Managing Director, Longitude Capital	Yes	2

Peter Gray	65	2013		Chairman, UDG Healthcare plc	Yes	1

Seamus Mulligan	59	2012		Director, Jazz Pharmaceuticals plc	Yes	0

Kenneth W. O’Keefe	53	2004		Managing Director, Beecken Petty O’Keefe & Company	Yes	0

Norbert G. Riedel, Ph.D	62	2013		Chief Executive Officer and President, Aptinyx, Inc.	Yes	2

Elmar Schnee	61	2014		Chairman, Calliditas Therapeutics AB and Santhera Pharmaceuticals Holding AG	Yes	2

Catherine A. Sohn, Pharm.D.	67	2012		Chairperson, BioEclipse Therapeutics Inc., and Director, Axcella Health Inc., Landec Corporation and Rubius Therapeutics	Yes	3

(1)	Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Director Skills, Experience and Diversity

We examine the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-term plans, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions. All of our directors exhibit high integrity, collegiality, innovative thinking, sound business judgment and a knowledge of corporate governance requirements and practices. The following charts show the key skills, experience, and attributes that our directors bring to our boardroom:

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Our board is substantially independent and has a mix of relatively newer and longer-tenured directors. The charts below show board makeup by various characteristics:

Shareholder and Other Stakeholder Engagement

A priority for our board of directors is soliciting and listening to the views of our shareholders on a variety of topics, including our business and growth strategy, corporate governance practices, executive compensation matters, and various other environmental, social and governance (ESG) matters. Discussions with our shareholders have been productive and informative and have provided valuable feedback to our board of directors to help ensure that our board’s decisions align with shareholder objectives. The graphic under the section entitled “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation—2019 Advisory Vote on Executive Compensation and Shareholder Engagement” on page 41 below describes our typical shareholder outreach and engagement cycle.

Following our 2019 annual meeting and through the first quarter of 2020, we reached out to shareholders who collectively held approximately 45% of our then-outstanding shares to request meetings, and held meetings by phone with shareholders who collectively held approximately 22% of our then-outstanding shares, as well as with Glass Lewis.

While our outreach efforts touched on a wide range of topics, we heard a number of themes, including the following:

•

Multiple shareholders highlighted that culture, diversity in leadership, turnover rates and ethics can be drivers of long-term value, and they encouraged us to continue proactively focusing on programs in those areas. Some of these programs and initiatives are highlighted below.

•

We received feedback on the topic of director service on multiple public company boards as well as questions about other governance practices, including our classified board structure and our views on its continued utility; compensation practices, including market peer use of performance-based vesting for equity awards; and ESG practices, including strategic efforts and non-financial reporting.

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Proxy Overview (continued)

•	Shareholders appreciated that our Lead Independent Director participated in engagement meetings.

Our board and senior management also seek out the views of other stakeholders on an ongoing basis, including employees, customers, suppliers and communities in which we are located. We recognize that all of our stakeholder constituencies are important to the long term success of our company.

ESG Highlights

We view Environmental, Social and Governance (ESG) factors as long-term value drivers for the company. We take a focused approach to ESG that leverages Jazz’s unique capabilities and expertise, striving to identify and manage the most meaningful opportunities based on their likelihood of positively impacting society and driving shareholder value.

Commitment to Purpose

Jazz Pharmaceuticals is dedicated to developing and commercializing life-changing medicines for people with serious diseases—often with limited or no options.

We were founded on a commitment to our patients and our employees, and have always been a purpose-driven company. We chose the name Jazz because it reflects not only how we approach our business but also—and more importantly—how we approach our commitment to transforming patients’ lives. In music, jazz is the art of harnessing individual talents through collaboration, improvisation and constant evolution. It is unique in its sound and composition, and the connections it creates are personal. In health care, it is much the same. We blend the lessons of art with our deep understanding of patients’ needs and the power of science to develop, innovate upon and introduce medicines for people who often do not have other options. We believe it is this unique philosophy and our commitment to those we serve that define Jazz.

ESG Strategy and Oversight

ESG oversight—which includes a focus on shaping and monitoring our strategy, purpose and culture—is exercised by both the board and our executive leadership. The nominating and corporate governance committee has oversight responsibility over our ESG strategy and policies and is regularly briefed by management on matters related to ESG. In 2020, we established cross-functional ESG working groups made up of leaders in the organization to guide the development of our ESG strategy and social impact initiatives. A wide range of departments is involved in our ESG strategy and work, including corporate affairs, corporate strategy, supply chain management, research and development, commercial, patient support services, human resources and legal, among others.

As part of our ongoing identification and assessment of ESG risks and opportunities, Jazz, in conjunction with outside experts, is conducting internal and external stakeholder interviews and continuing to evaluate the available options for non-financial reporting, including existing frameworks such as Sustainability Accounting Standards Board (SASB), Global Reporting Initiative and the Task Force on Climate-related Financial Disclosures. We plan to use this feedback in continuing to refine our ESG priorities. In response to shareholder feedback received to date, the following sections provide information related to certain of the top-level SASB topics for the pharmaceutical industry, including access to medicines, patient safety and human capital management.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

COVID-19 Response

Especially during this time of uncertainty, Jazz remains dedicated to its purpose and focused approach to ESG. In response to the COVID-19 pandemic, that has meant taking both a short-term and a long-term view of ESG risks and opportunities, selected aspects of which are discussed below.

Leadership and Oversight

We have established a COVID-19 response team comprised of senior leadership that is particularly focused on addressing the impacts to our employees, our sites, our patients, our customers and our suppliers. Our board of directors is receiving regular updates from our senior management and is involved in strategy decisions and oversight of evolving business continuity plans.

Employee Health, Safety and Well-being

We support broad public health strategies designed to prevent the spread of COVID-19 and are focused on the health and welfare of our employees. In accordance with guidance issued by the Centers for Disease Control and Prevention, the World Health Organization and local authorities, in March 2020, our global workforce, including field-based teams, transitioned to working remotely. Our global organization has mobilized to enable our employees to accomplish our most critical goals in new ways, leveraging positivity, innovation and prioritization of resources to overcome new obstacles. We have rolled out new technologies and collaboration tools to enable our employees to engage with each other and also with healthcare providers through digital platforms and other remote access activities to continue to support and educate them as they care for patients. For our employees, we have implemented processes and resources to support them in the event an employee receives a positive COVID-19 diagnosis. We are now implementing plans related to reopening our sites and enabling our employees to return to work in our global offices, the field, our lab and our manufacturing facilities, which plans will take into account applicable public health authority and local government guidelines and which are designed to ensure employee and patient safety.

Product Supply to Our Patients and Access to Medicines

We are executing on a continuity plan in response to the pandemic that is designed to enable us to deliver on our mission to provide essential medicines to patients around the world. We currently expect to have adequate global supply of Xyrem, Sunosi, Defitelio and Vyxeos in 2020, as well as adequate commercial product availability for lurbinectedin and JZP-258 (if approved) to support planned U.S. launches. We are working closely with our third-party manufacturers, distributors and other trusted partners to manage supply chain activities and mitigate potential disruptions to our product supply as a result of COVID-19.

In responding to this pandemic, we are prioritizing patient access to our medications, including through our JazzCares program, which is designed to help patients access medications and services they need. In addition, we are focusing efforts on driving innovation and adaptive strategies across key business operations, including customer engagement and research and development, to ensure Jazz responds to the impact of COVID-19 in an agile, efficient and effective manner for our near term and longer term success. The rapid spread of COVID-19 has caused a significant burden on health systems globally and has highlighted the need for companies to evaluate existing therapies to assess if they can be utilized beyond their current indications to treat COVID-19 as well as consider developing new therapies. We have accelerated our efforts to study, build expertise and generate data around defibrotide in the treatment of acute respiratory distress syndrome, a severe and relatively common symptom of COVID-19. We have been receiving and have granted requests for investigator-sponsored trials to evaluate the use of defibrotide in COVID-19 patients experiencing respiratory distress.

Support of Our Local Communities

We are supporting local communities and patient-focused organizations in COVID-19 relief efforts including through corporate donations to charitable organizations providing food and medical relief to our communities in which we operate in Italy, Philadelphia and the San Francisco Bay Area, and other localities where the needs related to the impact of COVID-19 are greatest such as the New York metro area, Italy and Spain. We are engaging with patient advocacy organizations to better understand the impact of COVID-19 and working to ensure that patients living with sleep disorders and hematology and oncology conditions continue to have access to treatments and that their other needs are addressed given the impact of COVID-19 on the healthcare system. We are committed to enabling our employees to give back, including allowing licensed healthcare practitioners employed by us to support local response efforts.

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Proxy Overview (continued)

Culture and Human Capital Management

Our “One Jazz” Culture

We strive to excel in three things: put patients first, be a great place to work, and live our values of integrity, collaboration, passion, innovation and pursuit of excellence. We are committed to creating a company where the work culture reflects these goals.

We make a point each year to recognize, through our “Jazz Master” award, individuals who have been leaders in modeling and contributing to our culture by living our mission and demonstrating Jazz’s values throughout their career at our company. We also have programs to recognize individuals who have gone above and beyond expected performance to achieve outstanding results that have had a significant impact on business or patients.

Diversity and Inclusion

We strive to create a workplace culture that supports a diverse, multi-cultural workforce, treats individuals fairly, and provides an inclusive environment where all employees are empowered to contribute and succeed.

Our board of directors is diverse not only in terms of experience, skills and tenure, but also in terms of gender and sexual orientation. At the management level, women comprise half of our executive committee, which also includes diverse members in terms of race, age, ethnicity and national origin.

Our Employee Diversity and Inclusion program is designed to empower employees to guide and support our strategy and programs related to hiring diverse talent and using education and communication to continue fostering an inclusive environment. We also have a Diversity and Inclusion Delegation, a committee of employees focused on helping to embed diversity and inclusion into all we do.

In 2020, we launched Jazz ConcERTos, or employee resource teams. These groups are self-led teams of employee volunteers with diverse backgrounds who come together to promote innovation through inclusion and to increase awareness of all dimensions of diversity. We believe that these groups will contribute positively to Jazz’s culture and business success by working cross-functionally, helping to decrease unconscious bias, and encouraging employees to be their whole selves so they can perform at their best.

Employee Engagement

Each year, we conduct an employee feedback survey designed to help us measure overall employee engagement. The feedback employees provide during the survey helps us measure our performance in building a great company to work for, and it provides important insight into the areas where we need to focus in the year ahead for several key components of our company objectives, such as decision-making and diversity and inclusion. In 2019, our participation rate in the employee feedback survey was approximately 90%. Our 2019 survey informed programs and activities aligned with achieving our 2020 corporate objectives, among other things, in particular around the goal of evolving our operating culture for agility and scalability. The survey will continue to be leveraged to support measuring our progress on these important initiatives.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Overview (continued)

Patients and Community

Environmental Sustainability

We seek to operate our manufacturing facilities in an environmentally responsible way to protect our people, our business, our environment and the local communities in which we operate. In light of the potential impact of our business on the environment, we have adopted a number of internal environmental policies and management systems designed to manage our operations in compliance with applicable laws, directives and regulations on environmental protection and in support of environmental sustainability and local biodiversity. Our environmental policies and management systems include procedures for assessing compliance with applicable environmental laws and regulations and reporting incidents of non-compliance to applicable governmental authorities. For example, we have environmental policies governing both of our manufacturing facilities in Athlone, Ireland and Villa Guardia (Como), Italy, which demonstrate our commitment to environmental sustainability and require us to minimize resource use (e.g., energy and water) and waste generation, optimize the use of raw materials, and undertake continuous improvement in environmental performance, with an emphasis on pollution prevention.

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Proxy Overview (continued)

Summary of Shareholder Voting Matters and Board Recommendations

For the reasons set forth below and in the rest of this proxy statement, our board of directors recommends that you vote your shares “FOR” each of the nominees named below for director to hold office until the 2023 annual meeting of shareholders and “FOR” each of the other proposals.

Proposal 1 — Election of Directors

The board of directors recommends a vote “FOR” each of the named nominees.

Vote required to elect each nominee to hold office until the 2023 annual meeting of shareholders: Affirmative vote of a majority of the votes cast on his or her election.

For more information, see Proposal 1 starting on page 81.

We are asking our shareholders to vote, by separate resolutions, on the election of each of Bruce C. Cozadd, Heather Ann McSharry, Anne O’Riordan and Rick E Winningham to hold office until the 2023 annual meeting of shareholders. Detailed information about each nominee’s background and experience can be found beginning on page 82.

Each of the nominees for director was nominated for election by the board of directors upon the recommendation of our nominating and corporate governance committee. Our board of directors believes that each nominee has the specific experience, qualifications, attributes and skills to serve as a member of the board of directors and has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors.

Proposal 2 — Ratify, on a Non-Binding Advisory Basis, the Appointment of Independent Auditors and Authorize, in a Binding Vote, the Board of Directors, Acting Through the Audit Committee, to Determine the Independent Auditors’ Remuneration

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 2 starting on page 88.

Under Irish law, KPMG will be deemed to be reappointed as our independent auditors for the financial year ending December 31, 2020, without needing a shareholder vote at the annual meeting. However, our shareholders are being asked to ratify KPMG’s appointment on a non-binding advisory basis because we value our shareholders’ views on the company’s independent auditors. The board of directors and the audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of the company’s independent auditors.

Our shareholders are also being asked to authorize the board of directors, acting through the audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.

Less than 2% of the total fees that KPMG billed us for services last year were for services other than audit, audit-related and tax compliance services.

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Proxy Overview (continued)

Proposal 3 — Non-Binding Advisory Vote on Executive Compensation

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 3 starting on page 90.

We are asking our shareholders for advisory approval of our NEOs’ compensation. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Our executive compensation program is aligned with our business strategy and priorities and encourages executive officers to work for meaningful shareholder returns consistent with our pay-for-performance philosophy. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk taking or unethical conduct. Our annual bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit, or RSU, awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders. Our 2019 advisory say-on-pay proposal was approved by approximately 90% of total votes cast.

Proposal 4 — Approve an Amendment and Restatement of the Company’s Amended and Restated 2007 Non-Employee Directors Stock Award Plan

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 4 starting on page 92.

We are seeking shareholder approval of an amendment and restatement of our Amended and Restated 2007 Non-Employee Directors Stock Award Plan, or the Directors Plan, in order to, among other things, increase the number of ordinary shares authorized for issuance under the Directors Plan by 500,000 shares. If Proposal 4 is not approved by our shareholders, we anticipate potentially running out of shares for stock awards that may be granted to our non-employee directors by 2021.

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Proxy Overview (continued)

Proposal 5 — Approve a Capital Reduction and Creation of Distributable Reserves under Irish Law

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of 75% of the votes cast on the proposal.

For more information, see Proposal 5 starting on page 102.

Under Irish law we need sufficient “distributable reserves” to repurchase or redeem our shares or to make other distributions to our shareholders in the form of dividends.

As a result of repurchasing and redeeming shares under our share repurchase program our “distributable reserves” have been reduced and, as at December 31, 2019, the “distributable reserves” of the Company were $880 million. However, we have accumulated significant share premium (approximately $870 million as of December 31, 2019), which is not considered part of “distributable reserves” under Irish law.

In this proposal, shareholders are being asked to approve a reduction of our share capital by the cancellation of up to the entire balance of our share premium account (which is analogous to additional paid in capital in the U.S.) as at December 31, 2019 (approximately $870 million), together with any additional sums added to share premium account in the intervening period and prior to the effective date of the capital reduction (the “Authorized Amount”), to create additional “distributable reserves” in order to maintain our ability to continue to repurchase or redeem shares and to make distributions to shareholders under our share repurchase program.

If approved by shareholders and confirmed by the Irish High Court, this proposal will result in the reduction of the balance of our share premium account by up to the Authorized Amount, with the final amount within the Authorized Amount to be determined by the Board of Directors in its discretion, and the creation of a reserve in an equal amount to be treated as a “distributable reserve.”

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2020 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT

FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 30, 2020

GENERAL

Purpose of this Proxy Statement and Other General Information

Our board of directors is soliciting proxies for use at our 2020 annual general meeting of shareholders, or the annual meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully. The Notice of Internet Availability of Proxy Materials and our proxy materials, which include this proxy statement, our annual letter to shareholders and our 2019 Annual Report on Form 10-K, are first being mailed to shareholders on or about June     , 2020. Our proxy materials are also available online at https://materials.proxyvote.com/G50871. The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of 2020 Annual General Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

This solicitation is made on behalf of our board of directors and all solicitation expenses, including costs of preparing, assembling and mailing proxy materials and notices, will be borne by us. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $15,000 plus reimbursement of expenses.

Our board of directors has set the close of business on June 3, 2020 as the record date for the annual meeting. Shareholders of record who owned our ordinary shares on that date are entitled to vote at and attend the annual meeting. Each ordinary share is entitled to one vote. There were                  of our ordinary shares outstanding and entitled to vote on the record date.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on our website, www.jazzpharmaceuticals.com, including our Corporate Governance Guidelines, Code of Conduct, and the charters for our audit, compensation and nominating and corporate governance committees. We believe that our strong corporate governance policies and practices, including the substantial percentage of independent directors on our board of directors and the robust duties of our Lead Independent Director, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure. In addition, we believe that our directors are all actively and constructively engaged in the exercise of their duties and responsibilities, with each independent director serving on at least one board committee and engaging with management between board meetings to remain well-informed of our strategy and our business.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the board of directors affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except that Mr. Cozadd, our Chairman and Chief Executive Officer, is not independent by virtue of his employment with our company. In addition, our board of directors has determined that each member of the audit committee, compensation committee and nominating and corporate governance committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the company.

Board Leadership Structure and Risk Oversight

Mr. Cozadd has served as our Chairman and Chief Executive Officer since the closing of the Azur Merger in January 2012. He co-founded Jazz Pharmaceuticals, Inc. in 2003 and served as its Chairman and Chief Executive Officer since April 2009 and, prior to that, as Executive Chairman.

The board of directors believes that the Chief Executive Officer is best suited to serve as our Chairman because he is the member of the board of directors who is most familiar with our business as a whole, and the most capable of identifying and bringing to the attention of the full board of directors the strategic priorities and key issues facing the company. The board of directors also believes that having Mr. Cozadd in particular in a combined Chairman/Chief Executive Officer role helps provide strong, unified leadership for our management team and optimizes communication with our board of directors. In addition, having previously served for many years as a director of other publicly-traded and privately-held companies, as well as in executive management roles, Mr. Cozadd brings both a strategic and operational perspective to this combined position.

To counterbalance concerns regarding our board’s decision to have a combined Chairman and Chief Executive Officer, our Corporate Governance Guidelines require that the independent directors elect a Lead Independent Director when the roles of Chairman and Chief Executive Officer are held by the same person. Since 2014, Rick Winningham has served as our Lead Independent Director. A critical function of the Lead Independent Director is to help to ensure the effective independent functioning of the board of directors in its oversight responsibilities and to provide an appropriate balance in the company’s leadership.

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Corporate Governance and Board Matters (continued)

Specific roles and responsibilities of the Lead Independent Director, which are detailed in our Corporate Governance Guidelines, include:

•	serving as the principal liaison between the independent directors and the Chairman;

•	coordinating the activities of the independent directors, including developing agendas for and presiding at executive sessions of the independent directors;

•

advising the Chairman on board and committee agendas, meeting schedules and information provided to other board members, including the quality, quantity and timeliness of such information that is necessary or appropriate for the directors to effectively and responsibly perform their duties;

•	discussing the results of the Chief Executive Officer’s performance evaluation with the chairperson of the compensation committee; and

•	presiding at all meetings of the board of directors at which the Chairman is not present.

The Lead Independent Director also has the authority to call meetings of the independent directors of the board of directors and is available for consultation and communication with significant shareholders. In addition to fulfilling the basic requirements of his role as Lead Independent Director, Mr. Winningham attends meetings of committees where he is not a member to remain informed and engaged, communicates with the Chief Executive Officer on matters involving the company on a regular basis, regularly seeks input from other independent directors relating to significant developments at the company between regular board meetings, attends certain meetings at the company involving strategic portfolio and/or scientific reviews, and makes himself available for direct communication with significant shareholders as necessary.

In addition, our board of directors is currently comprised of 12 directors, of whom 11 are independent. At meetings of our board of directors, the independent directors regularly convene executive sessions without the presence of our Chairman and Chief Executive Officer and other members of management.

We believe that our directors provide effective oversight of risk management for our company (including financial, operational, business, intellectual property, information technology (including cybersecurity), reputational and governance risks), particularly as a result of the work of our committees and the ongoing dialogue between the full board, our Chairman and Chief Executive Officer and our active and engaged Lead Independent Director. Our audit committee is responsible for overseeing our financial reporting process on behalf of our board of directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. In 2018, our board of directors formalized our audit committee’s role in oversight of risks related to information security, including cybersecurity. In its oversight role, the audit committee receives quarterly updates on information security developments, cybersecurity incidents and the steps taken by management to monitor and mitigate risk exposures in these areas. Our compensation committee approves compensation of executive officers and all material compensation plans for our company and reviews our compensation practices to ensure that they do not encourage excessive risk taking and provide appropriate incentives for meeting both short-term and long-term objectives and increasing shareholder value over time. Our compensation committee also works with our full board of directors to oversee matters related to human capital management, which includes reviewing workforce trends, executive succession plans and talent risk and maintaining compensation objectives and corporate policies that appropriately incentivize creating and maintaining a positive workplace and corporate culture. Our nominating and corporate governance committee oversees the company’s risk management, other than with respect to the company’s major financial, business or cybersecurity risk exposures or risks related to our compensation programs and policies, on behalf of our board of directors. At its meetings, our full board of directors receives reports concerning the management of the relevant risks from each committee, in addition to reports concerning material risks and concerns or significant updates on such matters from our General Counsel and other executive officers, as necessary.

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Corporate Governance and Board Matters (continued)

Meetings of the Board of Directors

The board of directors met five times during 2019 and did not act by written consent during the year. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which they served that were held during 2019. As required under applicable Nasdaq listing standards, in 2019, the independent directors generally met at each regular board meeting in scheduled executive sessions at which only independent directors were present.

Director Commitments

Our board of directors believes that all members of the board should have sufficient time and attention to devote to board duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to board duties, the nominating and corporate governance committee and our board of directors consider, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards. Our Corporate Governance Guidelines also require that directors seek approval from the Chairman, the Lead Independent Director and the chairperson of the nominating and corporate governance committee prior to accepting an invitation to serve on any additional corporate boards.

Our board of directors believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors. However, we understand that certain institutional investors and proxy advisory firms may have deemed Dr. Riedel overboarded last year based on the number of public company boards on which he serves, which likely resulted in his receiving a lower level of support than our other director nominees at the 2019 annual meeting. In our shareholder engagement following the 2019 annual meeting, shareholders acknowledged Dr. Riedel’s unique value and contribution to the company’s board based on his deep industry and scientific expertise and leadership experience, which would be difficult to replace. Shareholders also recognized Dr. Riedel’s demonstrated commitment to board and committee duties, evidenced by his attendance and meaningful participation in meetings. As a result, the shareholders we spoke with did not expect any immediate action or change on the part of the company or Dr. Riedel, but encouraged us to maintain an open dialogue with respect to his time commitments and ability to fulfill his responsibilities at multiple companies.

Classified Board Structure

Our board of directors is divided into three classes, designated Class I, Class II and Class III. Our nominating and corporate governance committee has discussed the shareholder feedback received on the topic of our classified board structure and continues to believe that this structure is appropriate for our company and beneficial to our shareholders. In particular, the nominating and corporate governance committee believes that the classified board structure:

•	promotes stability and continuity, allowing our board and management to remain focused on our long-term strategy and value generation for our shareholders;

•	allows for the development of institutional knowledge at the board level, which is particularly important in our industry, given the multi-year life cycles of our product development programs; and

•	enhances director independence by decreasing pressures from special interest groups that might have short-term agendas contrary to the long-term interests of our shareholders.

Moreover, a classified board for an Irish company does not present the same entrenchment risk as for a typical U.S. company due to the ability of shareholders to refresh the board at any time under Irish law.

Information About Board Committees

The standing committees of the board of directors include an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees is comprised solely of independent

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Corporate Governance and Board Matters (continued)

directors, has a chairperson and has a written charter approved by the board of directors reflecting applicable standards and requirements adopted by the SEC and Nasdaq. A copy of each committee charter can be found on our website, www.jazzpharmaceuticals.com, in the section titled “About” under the subsection titled “Board of Directors.”

The following table provides membership information for 2019 for each of the audit, compensation, and nominating and corporate governance committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance

Paul L. Berns		🌑

Patrick G. Enright	🌑	🌑

Peter Gray	C

Heather Ann McSharry	🌑		C

Kenneth W. O’Keefe	🌑

Anne O’Riordan	🌑

Norbert G. Riedel, Ph.D.		C

Elmar Schnee			🌑

Catherine A. Sohn, Pharm.D.		🌑	🌑

Rick E Winningham			🌑

C = committee chairperson                🌑 = committee member

Audit Committee

The audit committee of the board of directors oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting and audits of our financial statements, the quality and integrity of our financial statements and reports, the qualifications, independence and performance of the auditors engaged as our independent registered public accounting firm for purposes of preparing or issuing an audit report or performing audit services and certain enterprise risk issues. Specific responsibilities of the audit committee include:

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	determining and approving the engagement and remuneration of the independent auditors;

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	determining and approving the engagement of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by applicable laws and rules;

•

reviewing and advising on the selection and removal of the head of our internal audit function, the activities and organizational structure of the internal audit function and the results of internal audit activities;

•	reviewing and approving the internal audit charter at least annually and the annual internal audit plan and budget;

•

meeting to review our annual audited financial statements, our quarterly financial statements and our financial press releases with management and the independent auditors, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual and quarterly reports filed with the SEC;

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Corporate Governance and Board Matters (continued)

•	reviewing, overseeing and approving transactions between our company and any related persons;

•	conferring with management, the internal audit function and the independent auditors regarding the scope, adequacy and effectiveness of our internal control over financial reporting;

•

reviewing with management, the internal audit function and the independent auditors, as appropriate, major financial risk exposures, including reviewing, evaluating and approving our hedging and other financial risk management policies, as well as the steps taken by management to monitor and control these exposures;

•

establishing procedures, when and as required under applicable laws and rules, for the receipt, retention and treatment of any complaints received by our company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing with management our information security (including cybersecurity) risk exposures and the steps taken by management to monitor and mitigate these exposures.

The audit committee was during all of 2019 composed of Mr. Gray, Mr. Enright, Ms. McSharry and Mr. O’Keefe. In August 2019, Ms. O’Riordan was appointed as the fifth member of the audit committee. Our board of directors has determined that each of Mr. Gray, Mr. Enright, Ms. McSharry, Mr. O’Keefe and Ms. O’Riordan meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Nasdaq listing standards with respect to audit committee members. Our board of directors has also determined that each of Mr. Gray, Mr. Enright, Ms. McSharry and Mr. O’Keefe qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our board of directors considered the overall knowledge, experience and familiarity of each with accounting matters, analyzing and evaluating financial statements, and, in the case of Mr. O’Keefe, managing private equity investments, and, in the case of Mr. Enright, managing venture capital investments. Mr. Gray serves as chairperson of the audit committee.

The audit committee met four times during 2019 and did not act by written consent during the year. The audit committee also had a number of informal discussions and consultations with one another, with our former Chief Financial Officer, our Principal Accounting Officer and our Head of Internal Audit and with Mr. Cozadd during 2019.

Report of the Audit Committee of the Board of Directors(1)

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2019 with management of the company. The audit committee has discussed with KPMG, the independent registered public accounting firm that audited the company’s financial statements for the fiscal year ended December 31, 2019, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The audit committee has also received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with KPMG that firm’s independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in the 2019 Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors

Mr. Peter Gray (Chairperson)
Mr. Patrick Enright
Ms. Heather Ann McSharry
Mr. Kenneth W. O’Keefe
Ms. Anne O’Riordan

(1)

The material under the heading “Report of the Audit Committee of the Board of Directors” in this proxy statement is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Corporate Governance and Board Matters (continued)

Compensation Committee

The compensation committee of the board of directors reviews and oversees our compensation policies, plans and programs and reviews and generally determines the compensation to be paid to the executive officers and directors, and prepares and reviews the compensation committee report included in our annual proxy statement. Specific responsibilities and authority of our compensation committee include:

•	reviewing, modifying (as needed) and approving overall compensation strategy and policies;

•

recommending to our board of directors for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of relevant goals and objectives;

•

reviewing and approving the goals and objectives of our other executive officers and determining and approving the compensation and other terms of employment of these executive officers, as appropriate;

•	reviewing and recommending to our board of directors the type and amount of compensation to be paid or awarded to the members of our board of directors;

•	having the full power and authority of our board of directors regarding the adoption, amendment and termination of our compensation plans and programs and administering these plans and programs;

•

having direct responsibility for appointing, and providing compensation and oversight of the work of, any compensation consultants and other advisors retained by the compensation committee and considering the independence of each such advisor;

•

reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on our company;

•

periodically reviewing with our Chief Executive Officer the plans for succession to the offices of our executive officers and making recommendations to our board of directors with respect to the selection of appropriate individuals to succeed to these positions; and

•	reviewing and discussing with management our disclosures contained under the caption “Compensation Discussion and Analysis” in our annual proxy statement.

The compensation committee was during all of 2019 and is currently composed of four directors: Mr. Berns, Mr. Enright, Dr. Riedel and Dr. Sohn. Dr. Riedel currently serves as the chairperson of the compensation committee. Each member of the compensation committee meets the independence requirements of the Nasdaq listing standards with respect to compensation committee members. In determining whether Mr. Berns, Mr. Enright, Dr. Riedel and Dr. Sohn are independent within the meaning of the Nasdaq listing standards pertaining to compensation committee membership, our board of directors determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the compensation committee has a relationship that would impair that member’s ability to make independent judgments about compensation of our executive officers.

Compensation Committee Processes and Procedures

Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our Chief Executive Officer, with input from members of our legal department, and is reviewed and finalized with the chairperson of the compensation committee. Members of our human resources and legal departments also attend compensation committee meetings. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in the compensation committee meetings.

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Corporate Governance and Board Matters (continued)

In making executive compensation determinations (other than for our Chief Executive Officer), the compensation committee considers recommendations from our Chief Executive Officer. In making his recommendations, our Chief Executive Officer receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various third party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described in the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” While our Chief Executive Officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations and recommendations to our board of directors concerning, or our board of directors’ determination of, his own compensation. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the company, as well as authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the authority, in its sole discretion, to retain or obtain, at the expense of the company, compensation consultants to assist in its evaluation of executive compensation, and is directly responsible for the appointment, compensation and oversight of the work of its compensation consultants. The compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the compensation committee in making annual compensation decisions. Since 2010, Radford, a business area within Aon plc, or Aon, has been engaged by the compensation committee each year to provide peer company and industry compensation data and provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee director compensation.

The charter of the compensation committee provides that the compensation committee may delegate any responsibility or authority of the compensation committee under its charter to the chairperson of the committee or to one or more committee members, including subcommittees, except to the extent inconsistent with any applicable laws and rules, including the Nasdaq listing standards. Our compensation committee does not, however, delegate any of its functions to others in determining or recommending executive or director compensation.

For additional information regarding our processes and procedures for the consideration and determination of executive compensation, including the role of Radford in determining and recommending executive compensation, see the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” With respect to director compensation matters, our compensation committee recommends to our board of directors and our board of directors determines and sets non-employee director compensation. Our compensation arrangements for our non-employee directors are described under the section of this proxy statement entitled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was at any time our officer or employee during 2019. None of our executive officers serve, or in the past fiscal year served, as a member of the board of directors or the compensation committee of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Compensation Consultant Fees

As described above, since 2010, Radford has been engaged by the compensation committee each year to provide peer company and industry compensation data and provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity incentives, advice regarding directors’ compensation as well as other matters under the compensation committee’s charter. In 2019, the cost of Radford’s consulting services directly related to compensation committee support was approximately $172,000. In addition, in 2019, our human resources department participated in various human resources and compensation surveys and obtained general benchmarking survey data from Radford at a cost of approximately $12,300.

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Corporate Governance and Board Matters (continued)

Management also engaged with Aon affiliates of Radford, for various insurance-related products and services, covering health and benefits, pension-related services, other insurance brokerage services and risk services to the business. The aggregate Aon revenue from these additional services in 2019 (not related to Radford’s compensation committee consulting services) was approximately $809,000. Although the compensation committee was aware of the nature of the services performed by Aon affiliates and the non-executive employee compensation survey data provided by Radford, the compensation committee did not review and approve such services, surveys and insurance premiums and policies, as those were reviewed and approved by management in the ordinary course of business.

Aon maintains certain policies and practices to protect the independence of the executive compensation consultants engaged by the compensation committee. In particular, Radford provides an annual update to the compensation committee on the financial relationship between Aon and the company, and provides written assurances that, within Aon, the Radford consultants who perform executive compensation services for the compensation committee have compensation determined separately from Aon’s other lines of business and from the other services it provides to the company. These safeguards were designed to help ensure that the compensation committee’s executive compensation consultants continued to fulfill their role in providing independent, objective advice.

Compensation Committee Report(1)

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained herein. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2020 annual general meeting of shareholders and be included in the company’s Annual Report on Form 10-K we filed with the SEC for the fiscal year ended December 31, 2019.

Respectfully submitted,
The Compensation Committee of the Board of Directors

Dr. Norbert G. Riedel, Ph.D. (Chair)
Mr. Paul L. Berns
Mr. Patrick G. Enright
Dr. Catherine A. Sohn, Pharm.D.

(1)

The material under the heading “Compensation Committee Report” in this proxy statement is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors is responsible for, among other things:

•	overseeing all aspects of our corporate governance functions on behalf of our board of directors;

•	making recommendations to our board of directors regarding corporate governance issues;

•	identifying, reviewing and evaluating candidates to serve on our board of directors, and reviewing and evaluating incumbent directors;

•	reviewing, evaluating and considering the recommendation for nomination of incumbent members for reelection to our board of directors and monitoring the size of our board;

•	recommending director candidates to our board of directors;

•	overseeing on behalf of our board of directors the company’s compliance with applicable laws and regulations, other than the financial compliance issues overseen by the audit committee;

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance and Board Matters (continued)

•

overseeing on behalf of our board of directors the company’s risk management matters, other than with respect to risks that are financial or information security risks (as to which the audit committee has oversight responsibility on behalf of our board of directors) or risks related to compensation policies (as to which the compensation committee has oversight responsibility on behalf of our board of directors);

•	evaluating director nominations and proposals by our shareholders and establishing policies, requirements, criteria and procedures in furtherance of the foregoing; and

•	reviewing, discussing and assessing the performance of our board of directors, including committees of our board of directors, seeking input from all board members, senior management and others.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, and the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Members of the nominating and corporate governance committee obtain recommendations for potential directors from their and other board members’ contacts in our industry, and we or the nominating and corporate governance committee have in the past and may from time to time again in the future engage a search firm to assist in identifying potential directors.

Candidates for director nominees are reviewed in the context of the then current composition of the board of directors, the operating requirements of the company and the long-term interests of shareholders. In this regard, we examine the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions. In addition, while we do not have specific numerical targets with respect to board diversity, the nominating and corporate governance committee’s policy is to take into account a broad range of considerations when assessing director candidates, including individual backgrounds, gender, skill sets, professional experience, geographic residency and other factors. The nominating and corporate governance committee assesses the effectiveness of its diversity policy through its periodic evaluation of the composition of the full board of directors. Recently, in recruiting and nominating candidates for our board of directors, our nominating and corporate governance committee has focused on increasing diversity overall, including with respect to gender and geographic residency.

Our board of directors has three female directors and five European directors, four of whom are Irish. The most recent member of our board of directors, Ms. O’Riordan, is Irish and resides in Hong Kong. In addition to her other qualifications, the board of directors considered diversity in its election of Ms. O’Riordan, including the value of adding additional gender and geographic residency diversity to our board of directors. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the results of the board of directors’ self-evaluation, which is generally conducted annually, to determine whether to recommend them to the board of directors for nomination for a new term. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is “independent” based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance and Board Matters (continued)

The nominating and corporate governance committee will consider director candidates recommended by shareholders on a case-by-case basis, as appropriate. Shareholders wishing to recommend individuals for consideration by the nominating and corporate governance committee may do so by delivering a written recommendation to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland with the candidate’s name, biographical data and qualifications and a document indicating the candidate’s willingness to serve if elected. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not.

To date, the nominating and corporate governance committee has not received any such nominations nor has it rejected a director nominee from a shareholder or shareholders.

Our nominating and corporate governance committee was during all of 2019 and is currently composed of four directors: Ms. McSharry, Mr. Schnee, Dr. Sohn and Mr. Winningham. Ms. McSharry serves as chairperson of the nominating and corporate governance committee. Each member of the nominating and corporate governance committee meets the independence requirements of the Nasdaq listing standards.

The nominating and corporate governance committee met four times during 2019 and did not act by written consent during the year.

Corporate Governance Strengths

We are committed to exercising good corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders and strengthens board and management accountability. The highlights of our corporate governance practices include the following:

•   11 out of 12 of our directors are independent

•   Regular executive sessions of independent directors

•   Audit, compensation and nominating and corporate governance committees are comprised solely of independent directors

•   Diverse board in terms of tenure, residency, gender, sexual orientation, experience and skills

•   Annual board self-evaluation(1)

•   Risk oversight by the full board and committees

•   Board and committees may engage outside advisors independently of management

•   Independent compensation consultant reporting directly to the compensation committee

•   Director participation in continuing education and related reimbursement policy

•   Lead Independent Director with clearly delineated duties

•   Corporate Governance Guidelines

•   Majority voting for elections of directors for a three-year term

•   Share ownership guidelines for directors and executive officers, which increased in May 2018

•   Anti-hedging/pledging policy

•   Code of Conduct

•   Annual advisory approval of executive compensation

•   Shareholder ability to call extraordinary meetings

(1)

In 2019, the nominating and corporate governance committee engaged a third party advisor to conduct a comprehensive, independent evaluation that included interviews with each member of the board, including a specific focus on the board’s role in strategic oversight and operational oversight.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance and Board Matters (continued)

Other Corporate Governance Matters

Corporate Governance Guidelines. As a part of our board of directors’ commitment to enhancing shareholder value over the long term, our board of directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of our company and to assist our board of directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition, structure and functioning, director qualifications and board membership criteria, director independence, board and board committee annual self-evaluations, committees of the board, board access to management and outside advisors, board share ownership guidelines, and director orientation and education. Our Corporation Governance Guidelines are available on our website at www.jazzpharmaceuticals.com under the section entitled “About” under “Board of Directors.”

Anti-Hedging/Pledging Policy. Our insider trading policy prohibits directors, executive officers and other employees from engaging in speculative trading activities, including hedging transactions or other inherently speculative transactions with respect to our securities. Our insider trading policy also prohibits directors, executive officers and other employees from pledging our securities as collateral for any loans.

Share Ownership Guidelines for Directors and Executive Officers. We maintain and periodically review share ownership guidelines for our non-employee directors, Chief Executive Officer and certain other employees who serve on our executive committee. More information about our share ownership guidelines (including the increased thresholds adopted in May 2018) can be found under the sections of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Information—Ownership Guidelines for Executive Officers” and “Director Compensation—Ownership Guidelines for Directors.”

Shareholder Ability to Call Extraordinary Meetings. Irish law provides that shareholders holding 10% or more of the total voting rights may at any time request that the directors call an extraordinary general meeting (i.e., special meeting). The shareholders who wish to request an extraordinary general meeting must deliver to our principal executive office a written notice, signed by the shareholders requesting the meeting and stating the purposes of the meeting. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting within a specified period, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request.

Code of Conduct. Our Code of Conduct applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and those of our subsidiaries. The Code of Conduct is available on our website at www.jazzpharmaceuticals.com under the section entitled “About” under “Corporate Ethics.” We intend to satisfy the disclosure requirements under Item 5.05 of SEC Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the website address and location specified above.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance and Board Matters (continued)

Shareholder Communications with the Board of Directors. Our board of directors believes that shareholders should have an opportunity to communicate with the board, and efforts have been made to ensure that the views of shareholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe that our responsiveness to shareholder communications to the board of directors has been excellent. Shareholders interested in communicating with the board of directors or a particular director (including our Chairman or our Lead Independent Director) may do so by sending written communication to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Each communication should set forth the name and address of the shareholder as it appears on our records (and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares), and the number of our ordinary shares that are owned of record by the record holder or beneficially by the beneficial owner, as applicable. The Company Secretary will, in his or her discretion, screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). If deemed an appropriate communication, the Company Secretary will forward the communication, depending on the subject matter, to the Chairman, the Lead Independent Director or the chairperson of the appropriate committee of the board of directors.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2019 with respect to all of our equity compensation plans in effect on that date.

Plan Category(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Amended and Restated 2011 Equity Incentive Plan (2011 Plan)	6,709,962		$108.87	(2)	12,842,271	(3)
2007 Equity Incentive Plan (2007 Plan)	12,500		46.83	(4)	—
2007 Employee Stock Purchase Plan (ESPP)	—		—		1,882,745	(5)
Amended and Restated 2007 Non-Employee Directors Stock Award Plan (2007 Directors Plan)	291,370		136.28		123,897	(6)
Equity compensation plans not approved by security holders:
Amended and Restated Directors Deferred Compensation Plan (Directors Deferred Plan)	36,869	(7)	—		163,816	(8)
Total	7,050,701				15,012,729

(1)

Each of the equity compensation plans set forth in this table was originally adopted by Jazz Pharmaceuticals, Inc. and assumed and adopted by us in connection with the Azur Merger. In addition, each option that was outstanding under Jazz Pharmaceuticals, Inc.’s equity compensation plans was converted into an option to acquire, on substantially the same terms and conditions as were applicable under such option before the Azur Merger, the number of our ordinary shares equal to the number of shares of Jazz Pharmaceuticals, Inc.’s common stock subject to such option immediately prior to the Azur Merger, at an exercise price per ordinary share equal to the exercise price per share of Jazz Pharmaceuticals, Inc.’s common stock otherwise purchasable pursuant to such option, and each other equity award that was outstanding under Jazz Pharmaceuticals, Inc.’s equity compensation plans was converted into a right to receive, on substantially the same terms and conditions as were applicable under such equity award before the Azur Merger, the number of our ordinary shares equal to the number of shares of Jazz Pharmaceuticals, Inc.’s common stock subject to such equity award immediately prior to the Azur Merger. Other than with respect to the Directors Deferred Plan, each of the equity compensation plans set forth in this table was approved by Jazz Pharmaceuticals, Inc.’s stockholders.

(2)

The weighted-average exercise price takes into account 1,156,092 ordinary shares under the 2011 Plan issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted-average exercise price excluding such outstanding RSUs is $131.53.

(3)

As of December 31, 2019, an aggregate of up to 27,012,330 of our ordinary shares were authorized for issuance under the 2011 Plan, of which 12,842,271 shares remained available for future issuance. The number of ordinary shares reserved for issuance under the 2011 Plan includes up to 3,335,255 ordinary shares subject to stock awards that were originally granted under the 2007 Plan and the 2003 Equity Incentive Plan that may become available for issuance under the 2011 Plan pursuant to the terms of the 2011 Plan and the 2007 Plan. In addition, the number of shares reserved for issuance under the 2011 Plan automatically increases on January 1 of each year for a period of ten years, starting on January 1, 2013 and continuing through January 1, 2022, by the least of (a) 4.5% of the total number of ordinary shares outstanding on December 31 of the preceding calendar year, (b) 5,000,000 ordinary shares, or (c) such lesser number of ordinary shares as determined by our board of directors. On January 1, 2020, the number of shares authorized for issuance under the 2011 Plan increased by 2,526,341 shares pursuant to this automatic share increase provision.

(4)	The 2007 Plan expired in April 2017. Only stock options remain outstanding under the 2007 Plan.

(5)

As of December 31, 2019, an aggregate of 4,421,024 ordinary shares were authorized for issuance under the ESPP, of which 1,882,745 shares remained available for future issuance, and up to a maximum of 175,000 ordinary shares may be purchased in the current purchase period. The number of shares reserved for issuance under the ESPP automatically increases on January 1 of each year for a period of ten years, starting on January 1, 2013 and continuing through January 1, 2022, by the least of (a) 1.5% of the total number of our ordinary shares outstanding on December 31 of the preceding calendar year, (b) 1,000,000 ordinary shares, or (c) such lesser amount as may be approved by our board of directors. On January 1, 2020, the number of shares authorized for issuance under the 2011 Plan increased by 842,113 shares pursuant to this automatic share increase provision.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

Equity Compensation Plan Information (continued)

(6)

As of December 31, 2019, an aggregate of 903,938 ordinary shares were authorized for issuance under the 2007 Directors Plan, of which 123,897 shares remained available for future issuance. The number of shares remaining available for issuance under the 2007 Directors Plan as shown in the table above has been reduced by the number of shares credited to our non-employee directors’ stock accounts under the Directors Deferred Plan prior to August 15, 2010. The number of shares reserved for issuance under the 2007 Directors Plan automatically increased on January 1 of each year starting on January 1, 2008 and continuing through January 1, 2016, by the sum of (a) the excess of (i) the number of shares subject to options granted during the preceding calendar year under the 2007 Directors Plan, over (ii) the number of shares added back to the share reserve under the 2007 Directors Plan during the preceding calendar year and (b) for the automatic annual increases that occurred on or prior to January 1, 2010 only, the aggregate number of shares credited to our non-employee directors’ stock accounts under the Directors Deferred Plan during the preceding calendar year.

(7)

Represents shares credited to individual non-employee director stock accounts in lieu of director fees as of December 31, 2019 under the Directors Deferred Plan. There is no exercise price for these shares. Distributions under the Directors Deferred Plan are funded (i) with shares reserved under the 2007 Directors Plan for amounts credited to our non-employee directors’ stock accounts prior to August 15, 2010 and (ii) with shares reserved under the Directors Deferred Plan for amounts credited to our non-employee directors’ stock accounts on or after August 15, 2010.

(8)

Amounts credited to our non-employee directors’ stock accounts prior to August 15, 2010 pursuant to the Directors Deferred Plan are funded with shares reserved under the 2007 Directors Plan. In August 2010, a separate reserve of 200,000 shares was created under the Directors Deferred Plan which funds all distributions of amounts credited to our non-employee directors’ stock accounts on or after August 15, 2010 pursuant to the Directors Deferred Plan. Since the Azur Merger, non-employee directors have not been permitted to defer director fees pursuant to the Directors Deferred Plan. On October 31, 2019, our board of directors approved the termination of the Directors Deferred Plan, and all outstanding phantom stock will be distributed to each applicable non-employee director in November 2020. A description of the Directors Deferred Plan is provided under “Executive Compensation—Director Compensation—Directors Deferred Compensation Plan.”

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2020 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our ordinary shares as of May 1, 2020 (except as noted) by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our NEOs); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our ordinary shares.

	Beneficial Ownership(2)

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Total

5% Shareholders:

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	5,041,218	9.1%

BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	4,163,547	7.5%

Renaissance Technologies LLC(5) 800 Third Avenue New York, NY 10022	3,549,371	6.4%

Named Executive Officers and Directors:

Bruce C. Cozadd(6)	928,361	1.7%

Daniel N. Swisher, Jr.(7)	46,744	*

Matthew P. Young(8)	9,957	*

Robert Iannone, M.D., M.S.C.E(9)	11,310	*

Neena M. Patil(10)	0	*

Paul L. Berns(11)	41,021	*

Patrick G. Enright(12)	33,411	*

Peter Gray(13)	36,679	*

Heather Ann McSharry(14)	36,001	*

Seamus Mulligan(15)	1,131,152	2.0%

Kenneth W. O’Keefe(16)	56,202	*

Anne O‘Riordan(17)	8,106	*

Norbert G. Riedel, Ph.D.(18)	35,049	*

Elmar Schnee(19)	28,261	*

Catherine A. Sohn, Pharm.D.(20)	40,712	*

Rick E Winningham(21)	23,788	*

All directors and executive officers as a group (20 persons)(22)	2,595,297	4.6%

*	Less than 1%.

(1)	Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

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Security Ownership of Certain Beneficial Owners and Management (continued)

(2)

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13G/A filed with the SEC by beneficial owners of more than five percent of our ordinary shares. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as beneficially owned. Applicable percentages are based on 55,325,359 ordinary shares outstanding on May 1, 2020, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes ordinary shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of May 1, 2020, and shares credited to individual non-employee director phantom stock accounts under our Directors Deferred Plan as of May 1, 2020. Amounts credited to individual non-employee director phantom stock accounts under our Directors Deferred Plan are payable solely in our ordinary shares, but such shares do not have current voting or investment power. Shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of May 1, 2020 and shares issuable pursuant to our Directors Deferred Plan are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

This information is based on a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, or Vanguard. According to the Schedule 13G/A, as of December 31, 2019, Vanguard has sole power to vote or direct the vote of 45,126 ordinary shares, shared power to vote or direct the vote of 15,840 ordinary shares, sole power to dispose or direct the disposition of 4,984,379 ordinary shares, and shared power to dispose or direct the disposition of 56,839 shares. The Schedule 13G/A also indicates that Vanguard is acting as a parent holding company for two entities that beneficially owned the ordinary shares being reported. The Schedule 13G/A provides information only as of December 31, 2019 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2019 and May 1, 2020.

(4)

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2020 by BlackRock, Inc., or BlackRock. According to the Schedule 13G/A, as of December 31, 2019, BlackRock has sole power to vote or direct the vote of 3,694,938 ordinary shares and sole power to dispose or direct the disposition of 4,163,547 ordinary shares. The Schedule 13G/A also indicates that BlackRock is acting as a parent holding company for a number of entities that beneficially owned the ordinary shares being reported. The Schedule 13G/A provides information only as of December 31, 2019 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2019 and May 1, 2020.

(5)

This information is based on a Schedule 13G filed with the SEC on February 12, 2020 by Renaissance Technologies, LLC, or Renaissance, on behalf of itself and Renaissance Technologies Holdings Corporation, or RTHC. According to the Schedule 13G, as of December 31, 2019, Renaissance has sole power to vote or direct the vote of 3,461,524 ordinary shares, sole power to dispose or the direct the disposition of 3,520,790 ordinary shares, and shared power to dispose or direct the disposition of 28,581 ordinary shares. Of these shares, RTHC, as a result of its majority ownership of Renaissance, is the beneficial owner of 3,549,371 ordinary shares, with sole power to vote or direct the vote of 3,461,524 ordinary shares, sole power to dispose or direct the disposition of 3,520,790 ordinary shares, and shared power to dispose or direct the disposition of 28,581 ordinary shares. The Schedule 13G provides information only as of December 31, 2019 and, consequently, the beneficial ownership of the above-mentioned entities may have changed between December 31, 2019 and May 1, 2020.

(6)	Includes 704,978 ordinary shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(7)	Includes 38,853 ordinary shares Mr. Swisher has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(8)

Mr. Young resigned from his position as Executive Vice President and Chief Financial Officer effective as of October 25, 2019, and accordingly, he has no options exercisable within 60 days of May 1, 2020.

(9)

Dr. Iannone was appointed our Executive Vice President, Research and Development effective May 29, 2019. Includes 3,050 shares Dr. Iannone was entitled to receive pursuant to RSUs scheduled to vest on June 5, 2020 and 8,260 ordinary shares Dr. Iannone has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(10)	Ms. Patil was appointed our Senior Vice President and GC effective July 29, 2019.

(11)

Includes 4,691 ordinary shares issuable to Mr. Berns pursuant to our Directors Deferred Plan as of May 1, 2020 and 30,284 ordinary shares Mr. Berns has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(12)

Includes 9,929 ordinary shares issuable to Mr. Enright pursuant to our Directors Deferred Plan as of May 1, 2020 and 7,739 ordinary shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(13)	Includes 29,284 ordinary shares Mr. Gray has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(14)	Includes 29,284 ordinary shares Ms. McSharry has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(15)	Includes 30,284 ordinary shares Mr. Mulligan has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(16)

Includes 22,249 ordinary shares issuable to Mr. O’Keefe pursuant to our Directors Deferred Plan as of May 1, 2020 and 25,784 ordinary shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(17)	Includes 7,159 ordinary shares Ms. O’Riordan has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(18)	Includes 29,284 ordinary shares Dr. Riedel has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(19)	Includes 22,984 ordinary shares Mr. Schnee has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(20)	Includes 33,784 ordinary shares Dr. Sohn has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(21)	Includes 21,284 ordinary shares Mr. Winningham has the right to acquire pursuant to options exercisable within 60 days of May 1, 2020.

(22)

Includes 1,143,954 ordinary shares that our executive officers and non-employee directors have the right to acquire pursuant to options exercisable within 60 days of May 1, 2020, 3,300 RSUs scheduled to vest within 60 days of May 1, 2020, and 36,869 ordinary shares issuable to non-employee directors pursuant to our Directors Deferred Plan as of May 1, 2020. See footnotes (6), (7) and (9) through (21) above. Because Mr. Young is not currently serving as an executive officer of Jazz Pharmaceuticals, the number of ordinary shares and percentage ownership indicated in the table above with respect to the beneficial ownership of all directors and executive officers as a group do not include any ordinary shares beneficially owned by Mr. Young.

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2020 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of June 1, 2020.

Name	Age	Position

Bruce C. Cozadd	56	Chairman and Chief Executive Officer

Daniel N. Swisher, Jr.	57	President and Chief Operating Officer

Renée Galá	48	Executive Vice President and Chief Financial Officer

Robert Iannone, M.D., M.S.C.E	53	Executive Vice President, Research and Development

Kim Sablich	51	Executive Vice President and General Manager, North America

Finbar Larkin, Ph.D.	62	Senior Vice President, Technical Operations

Neena M. Patil	45	Senior Vice President and General Counsel

Samantha Pearce	54	Senior Vice President, Europe and Rest of World

Patricia Carr	49	Vice President, Finance and Principal Accounting Officer

Bruce C. Cozadd. Biographical information regarding Mr. Cozadd is set forth above under “Our Board of Directors.”

Daniel N. Swisher, Jr. was appointed our President and Chief Operating Officer as of January 2018. From December 2003 to December 2017, he was Chief Executive Officer and a member of the board of directors of Sunesis Pharmaceuticals, Inc., a biopharmaceutical company focused on the development of novel targeted cancer therapeutics in hematologic and solid tumor malignancies. He also served as Chief Business Officer and Chief Financial Officer of Sunesis from 2001 to 2003. Prior to 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation from 1992 to 2001. He currently serves as Chairman of the board of directors of Cerus Corporation, a biomedical products company focused on the field of blood transfusion safety, and as a member of the board of directors of Corcept Therapeutics Inc., a pharmaceutical company focused on cortisol-modulating therapeutics to address metabolic and other serious medical conditions. Mr. Swisher received a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Renée Galá was appointed our Executive Vice President and Chief Financial Officer as of March 2020. From January to June 2019, Ms. Galá served as the Chief Financial Officer of GRAIL, Inc., a private healthcare company focused on the early detection of cancer. Prior to that, from December 2014 to January 2019, she served as Senior Vice President and Chief Financial Officer of Theravance Biopharma, Inc., a biopharmaceutical company, following its spin-out from Innoviva, Inc. Ms. Galá joined Innoviva in 2006 and held various roles in the finance organization before leading the company’s spin-out transaction. Prior to that, Ms. Galá served in various roles in global treasury, pharmaceutical sales and corporate strategy/business development at Eli Lilly and Company, from 2001 to 2006. Before joining Eli Lilly, Ms. Galá spent seven years in the energy industry in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Galá serves on the board of directors of Gossamer Bio, Inc., a clinical-stage biopharmaceutical company, where she also chairs the audit committee. Ms. Galá previously served on the board of directors of Corcept Therapeutics Inc. from June 2016 to June 2019. Ms. Galá holds a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.

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Executive Officers (continued)

Robert Iannone, M.D., M.S.C.E. was appointed our Executive Vice President, Research and Development as of May 2019. From April 2018 until May 2019, Dr. Iannone served as Head of Research and Development and Chief Medical Officer of Immunomedics, Inc., a biopharmaceutical company. Prior to that, from July 2014 to April 2018, Dr. Iannone served in the roles of Senior Vice President and Head of Immuno-oncology, Global Medicines Development and the Global Products Vice President at AstraZeneca plc, a global science-led biopharmaceutical company. From 2004 to 2014, Dr. Iannone served in management roles at Merck Co., Inc., a global biopharmaceutical company, culminating in his role as Executive Director and Section Head of Oncology Clinical Development. From 2001 to 2004, he served as Assistant Professor of Pediatrics and from 2004 to 2012 as Adjunct Assistant Professor of Pediatrics at the University of Pennsylvania School of Medicine. Dr. Iannone has been serving on the board of directors of Jounce Therapeutics, Inc., a clinical-stage immunotherapy company, since January 2020 and on the Cancer Steering Committee of the Foundation for the National Institutes of Health since 2011. Dr. Iannone received a B.S. from The Catholic University of America, an M.D. from Yale University and an M.S.C.E. from University of Pennsylvania and completed his residency in Pediatrics and fellowship in Pediatric Hematology-Oncology at Johns Hopkins University.

Kim Sablich was appointed our Executive Vice President and General Manager, North America, as of June 2020. Ms. Sablich previously served as the Chief Commercial Officer of Myovant Sciences, Inc., a clinical-stage biopharmaceutical company, from December 2018 to May 2020. Prior to that, she served in various executive roles at GlaxoSmithKline plc, a multinational pharmaceutical company, including as Vice President, U.S. Primary Care Marketing from May 2015 to May 2018, as Vice President, Global Medicines Commercialization from July 2013 to May 2015, and as Vice President, U.S. Vaccines Commercial Strategy from October 2010 to June 2013. Prior to 2010, Ms. Sablich served in various positions of increasing responsibility at Merck & Company, a global healthcare company, in its commercial organization across sales, product management, pricing/access, and customer insights, with a focus on the cardiovascular, respiratory, and vaccines business areas. She serves on the board of directors of AllerGenis, LLC, a food allergy diagnostic solutions company. Ms. Sablich holds a B.A. in Economics from Denison University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Finbar Larkin, Ph.D. was appointed our Senior Vice President, Technical Operations as of October 2019 and served as our Senior Vice President, Pharmaceutical Development & Manufacturing Science from September 2018 until October 2019, our Vice President, Technical Development from February 2014 until August 2018, and our Executive Director, Technical Operations from April 2013 until February 2014. Prior to that, from September 2009 until March 2013, Dr. Larkin served in management roles at Ipsen Pharma SAS, culminating in his role as Vice President, Engineering & Senior Specialist. From February 1997 until August 2009, he served as Vice President and Managing Director at Ipsen Manufacturing Ireland. From 1990 until 1997, he served in various project and operational management roles at Novartis. Prior to 1990, Dr. Larkin served in various roles in manufacturing science and technology, human resources and quality & analytical science at Lilly SA. Dr. Larkin received a B.Sc. and Ph.D. in Chemistry from University College Dublin.

Neena M. Patil was appointed our Senior Vice President and General Counsel as of July 2019. From September 2018 to July 2019, Ms. Patil served as Senior Vice President, General Counsel and Corporate Secretary of Abeona Therapeutics Inc., a clinical-stage biopharmaceutical company. Prior to that, from May 2008 to October 2016, Ms. Patil served in management positions at Novo Nordisk Inc., culminating in her role as Vice President for Legal Affairs and Associate General Counsel. Prior to 2008, she worked for several other global biopharmaceutical companies including Pfizer, GPC Biotech and Sanofi. Since 2015, she has been serving on the board of directors of Penn Medicine – Princeton Medical Center Foundation. Ms. Patil received a B.A. from Georgetown University and a J.D. and Master of Health Services Administration from the University of Michigan.

Samantha Pearce was appointed our Senior Vice President, Europe/Rest of World, as of March 2020. From March 2010 to December 2019, Ms. Pearce held various global senior management positions with Celgene Corporation, most recently as Vice President and General Manager, International Markets. Prior to that, from August 2002 to March 2010, she served in management positions at AstraZeneca plc, culminating in her role as Director, Specialist Care. Prior to August 2002, she worked for DuPont Pharmaceuticals. Ms. Pearce received a B.Sc. from Birmingham University and an M.B.A. from Cranfield University.

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Executive Officers (continued)

Patricia Carr was appointed our Vice President, Finance in July 2012 and was appointed our Principal Accounting Officer as of August 2019. Prior to that, from September 2011 to July 2012, she served as Vice President, Finance of Alkermes plc, a global biopharmaceutical company. From June 2002 to September 2011, she served in a number of roles in Elan Corporation, a neuroscience-based biotechnology company, most recently as Vice President, Finance. Ms. Carr is a Fellow of the Institute of Chartered Accountants (Ireland) and received a Bachelor of Commerce from the National University of lreland, Galway.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals who served as our principal executive officer, principal financial officer and three other most highly compensated executive officers as of December 31, 2019. These individuals are our named executive officers, or NEOs, for 2019.

Bruce C. Cozadd (1)

Chairman and Chief Executive Officer (CEO)

Daniel N. Swisher, Jr.

President and Chief Operating Officer (COO)

Matthew P. Young

Former Executive Vice President and Chief Financial Officer (Former CFO)

Robert Iannone

Executive Vice President, Research and Development

Neena M. Patil

Senior Vice President and General Counsel (GC)

(1)

Following Mr. Young’s resignation from the company on October 25, 2019, Mr. Cozadd served as our interim principal financial officer until Renée Galá was appointed as our CFO and assumed the duties and responsibilities of principal financial officer from Mr. Cozadd as of March 16, 2020. For details regarding Ms. Galá’s compensatory arrangements with the company, please see the company’s Current Report on Form 8-K filed with the SEC on February 25, 2020.

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Executive Compensation (continued)

Executive Summary

Our compensation policies and elements are intended to provide the necessary incentives to properly align our executive officers’ performance with the interests of our shareholders while maintaining equitable and competitive executive compensation practices that enable us to attract and retain the highest caliber of executive officers.

2019 Performance Highlights

In 2019, we delivered record total revenues and made substantial progress on our long-term growth strategy, with two product approvals (Sunosi U.S. and Defitelio Japan) and two product launches (Sunosi U.S. and pediatric Xyrem) as well as key research and development achievements. In furtherance of our goal of providing important new therapeutic options and improved patient outcomes in difficult-to-treat diseases, we enhanced and diversified our portfolio with four announced transactions that broadened our hematology and oncology therapeutic area into solid tumors and our sleep and neuroscience therapeutic area into movement disorders.

(1)

For 2017, GAAP net income included a net tax benefit of $148.8 million resulting from provisional estimates based on our analysis of the U.S. Tax Cuts and Jobs Act, or the U.S. Tax Act. For 2019, GAAP net income included a one-time tax benefit of $112.3 million resulting from an intra-entity intellectual property asset transfer. Among other adjustments, the net tax benefits resulting from the U.S. Tax Act for 2017 and from the intra-entity intellectual property asset transfer for 2019 were excluded from non-GAAP adjusted net income.

(2)	See the section “Reconciliations of Non-GAAP Financial Measures” below for reconciliations between GAAP net income and non-GAAP adjusted net income (and the related per share measures).

(3)	Represents the compound annual growth rate (CAGR) for the period from 2016 through 2019.

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Executive Compensation (continued)

Xyrem

•	2019 net sales of Xyrem of $1,643 million increased 17% over 2018

•	In March 2019, we launched Xyrem for the treatment of cataplexy and excessive daytime sleepiness, or EDS, in pediatric patients with narcolepsy.

•	In May 2019, the U.S. Food and Drug Administration, or FDA, confirmed that, as the first sponsor to obtain marketing approval for use of Xyrem to treat cataplexy and EDS in pediatric narcolepsy patients aged seven years and older, we are entitled to seven years of orphan drug exclusivity for the pediatric indication.

Sunosi

•	Sunosi net product sales were $3.7 million in 2019 following U.S. launch in July

•	In March 2019, FDA approved our new drug application, or NDA, for Sunosi as a treatment to improve wakefulness in adult patients with EDS associated with narcolepsy or obstructive sleep apnea, or OSA, and, in July 2019, we launched Sunosi in the U.S.

•	In November 2019, the European Medicines Agency recommended the marketing authorization application for Sunosi in Europe, and in January 2020, the European Commission approved Sunosi to improve wakefulness in adult patients with EDS associated with narcolepsy or OSA.

Defitelio/defibrotide

•	2019 net sales of Defitelio of $172.9 million increased 16% over 2018

•	In June 2019, our partner, Nippon Shinyaku Co., Ltd. announced that Japan’s Ministry of Health, Labour and Welfare approved the marketing authorization of Defitelio® injection 200mg (defibrotide sodium) for the treatment of sinusoidal obstruction syndrome/hepatic veno-occlusive disease.

Vyxeos

•	2019 net sales of Vyxeos of $121.4 million increased 20% over 2018

Research & Development

•	In March 2019, we announced positive top-line results from our Phase 3 study evaluating the efficacy and safety of JZP-258 for the treatment of cataplexy and EDS in adult patients with narcolepsy and presented additional results from this study publicly at an international medical conference in September 2019. We submitted an NDA for this product in January 2020 and redeemed our priority review voucher in connection with this submission.

•	In October 2019, FDA granted Fast Track designation to JZP-458, a recombinant Erwinia asparaginase product candidate, for the potential treatment of acute lymphoblastic leukemia and lymphoblastic lymphoma, and in December 2019, we announced enrollment of the first patient in this study.

•	During 2019, we commenced and/or advanced several development programs including (i) enrolling the first patient in our exploratory Phase 2 clinical trial evaluating the ability of defibrotide to prevent neurotoxicity in patients with relapsed or refractory diffuse large B-cell lymphoma receiving chimeric antigen receptor T-cell therapy, (ii) completing patient enrollment in our Phase 2 study for defibrotide in the prevention of acute graft-versus-host disease and (iii) activating sites for our Phase 1b master trial of Vyxeos in combination with various targeted agents in first-line, fit acute myeloid leukemia, or AML.

Corporate Development

•	In January 2019, we entered into a strategic collaboration agreement with Codiak BioSciences, Inc. focused on the research, development and commercialization of exosome therapeutics to treat cancer.

•	In July 2019, we acquired from Redx Pharma plc, or Redx, a pan-RAF inhibitor program for the potential treatment of RAF and RAS mutant tumors.

•	In August 2019, we announced the acquisition of Cavion, Inc., a clinical-stage biotechnology company, or Cavion, and added CX-8998, now named JZP-385, a modulator of T-type calcium channels, for the potential treatment of essential tremor, to our clinical pipeline.

•	In December 2019, we entered into an exclusive license agreement with Pharma Mar, S.A., or PharmaMar, pursuant to which we obtained exclusive U.S. development and commercialization rights to lurbinectedin, a product candidate under clinical investigation for the treatment of patients with relapsed small cell lung cancer, or SCLC. Lurbinectedin was granted orphan drug designation for SCLC by FDA in August 2018. In December 2019, PharmaMar submitted an NDA to FDA for accelerated approval of lurbinectedin for relapsed SCLC based on data from a Phase 2 trial, and in February 2020, FDA accepted the NDA for filing with priority review.

Key Financial Results

2019 Total Revenues $2,161.8M increased 14% over 2018

2019 GAAP Net Income $523.4M $9.09 per diluted share, compared to $447.1 million, or $7.30 per diluted share, for 2018

2019 Non-GAAP Adjusted Net Income $934.2M $16.23 per diluted share, compared to $838.6 million, or $13.70 per diluted share, for 2018

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Executive Compensation (continued)

Key Features of Our Executive Compensation Program

What We Do	What We Don’t Do

✓   Design executive compensation to align pay with performance

✓   Balance short-term and long-term incentive compensation, with the majority of executive compensation being “at-risk”

✓   Align performance bonus plan for CEO with that of other executives and non-sales employees, with 100% of CEO’s bonus based on such corporate performance goals as approved by the board

✓   Establish threshold and maximum levels of achievement for payout with respect to financial metrics under performance bonus plan

✓   Maintain share ownership guidelines

✓   Provide “double-trigger” change in control benefits

✓   Prohibit hedging and pledging by executive officers and directors

✓   Have 100% independent directors on the compensation committee

✓   Hire independent compensation consultant who reports directly to the compensation committee

✓   Meet regularly in executive session without management present

×   No excessive change in control or severance payments

×   No “single-trigger” cash or equity change in control benefits

×   No repricing of underwater stock options without prior shareholder approval

×   No excessive perquisites

×   No tax gross ups on severance or change in control benefits

×   No post-termination retirement or pension benefits that are not available to employees generally

×   No guaranteed bonuses or base salary increases

2019 Pay-for-Performance Overview

A significant portion of target total direct compensation for our CEO and other NEOs is structured in the form of “at-risk” compensation, consisting of annual performance bonus and equity incentive awards, with the performance bonus payouts and equity award values dependent upon our company performance. This aligns our executives’ interests with those of our shareholders for near- and long-term performance.

The pie charts below provide the various regular components of target total direct compensation for 2019 for our CEO and other NEOs. These components include the following: (i) annual base salary rate for 2019; (ii) annual target performance bonus for 2019; and (iii) the grant date fair value of equity awards granted in 2019. The pie charts exclude the non-recurring cash signing bonuses Dr. Iannone and Ms. Patil received in connection with their respective appointments in 2019 to recruit them from their prior employers; such bonuses are not considered part of the target total direct compensation program.

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Executive Compensation (continued)

2019 Target Total Direct Compensation Pay Mix

CEO	Other NEO Average

Compensation Philosophy and Objectives

Our executive compensation program is designed with the following objectives and philosophy:

•

Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

•

Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

•

Align pay with our performance. Our annual bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our RSU awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders.

How We Determine Executive Compensation

Role of Our Compensation Committee and Executive Officers

The compensation committee is (and was at all times during 2019) composed entirely of independent directors, as defined by Rule 5605(a)(2) of the Nasdaq listing standards. Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. Our compensation committee also has the authority to take certain actions by written consent of all members. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our CEO, with input from members of our legal department, and is reviewed and finalized with the chairperson of the compensation committee. In 2019, the compensation committee met five times and did not act by unanimous written consent. As of the date of this proxy statement, in 2020, the compensation committee has met three times and has acted once by unanimous written consent.

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Executive Compensation (continued)

The compensation committee reviews and oversees our compensation policies, plans and programs and reviews and generally determines the compensation to be paid to the executive officers, including the NEOs. Either the compensation committee or the independent members of our board of directors, upon recommendation from the compensation committee, who receives input and advice from its independent compensation consultant, approve the compensation of our CEO. References in this Compensation Discussion and Analysis to our board of directors approving our CEO’s compensation are to the independent members of our board of directors. The compensation committee does not delegate any of its functions to others in determining executive compensation.

In making other executive compensation determinations, the compensation committee considers recommendations from our CEO. In making his recommendations, our CEO receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various sources of market compensation data provided by the independent compensation consultant to the compensation committee, as described below. While our CEO discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations and recommendations to our board of directors concerning, or our board of directors’ determination of, his own compensation. Members of our human resources and legal departments also attend compensation committee meetings.

Below are the highlights of the annual cycle our compensation committee follows in reviewing and making decisions with respect to our executive compensation program.

Role of the Independent Compensation Consultant

The compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the compensation committee in making annual compensation decisions. Since 2010, Radford, a business area within Aon, has been engaged by the compensation committee each year to provide peer company and industry compensation data, when requested, and provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee directors’ compensation. The compensation committee has also consulted with Radford to update the peer company and industry compensation data on an annual basis and as needed with respect to specific questions that arise and on an advisory basis with respect to addressing other responsibilities arising under the compensation committee charter, including trends and best practices regarding executive compensation and compensation committees, in order to help inform the compensation committee’s decisions. Radford reports directly to the compensation committee, which maintains the authority to direct Radford’s work and engagement, and advises the compensation committee and our human resources department on projects from time to time. Radford interacts with management to gain access to company information that is required to perform services and to understand the culture and policies of the organization. Radford attends compensation committee meetings, and the compensation committee and Radford meet in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our CEO’s compensation.

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Executive Compensation (continued)

In assessing Radford’s independence from management in providing executive compensation services to the compensation committee, the compensation committee considered that Radford is only engaged by, takes direction from, and reports to, the compensation committee for such services and, accordingly, only the compensation committee has the right to terminate or replace Radford as its compensation consultant at any time. The compensation committee also analyzed whether the work of Radford as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration the following factors:

✔	the provision of other services to our company by Radford and its affiliates;

✔	the amount of fees we paid to Radford and its affiliates as a percentage of Radford’s total revenue;

✔	any business or personal relationship of Radford or the individual compensation advisors employed by it with any executive officer of our company;
✔	any business or personal relationship of the individual compensation advisors with any compensation committee member;

✔	Radford’s policies and procedures that are designed to prevent conflicts of interest; and

✔	any ordinary shares of our company owned by Radford or the individual compensation advisors employed by it.

The compensation committee has determined, based on its analysis of the above factors, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to our company has not created any conflict of interest.

Competitive Assessment of Compensation—Peer Companies and Market Data

Because we aim to attract and retain the most highly qualified executive officers in an extremely competitive market, the compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the compensation committee reviews market data for each executive officer’s position, compiled by Radford as described below, including information relating to the mix and levels of compensation for executive officers in the life sciences industry, with a focus on target total direct compensation in line with the compensation committee’s holistic approach to executive compensation.

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Executive Compensation (continued)

2019 Peer Group. When developing a proposed list of peer companies for 2019, Radford re-examined our compensation philosophy and peer group criteria and companies to recommend changes to our 2018 peer group company list to reflect our growth, the increase in our revenues and market capitalization and the consolidation in our industry.

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Executive Compensation (continued)

The following charts illustrate a comparison of Jazz to the 2019 peer group based on the assessment criteria of revenue and market capitalization. The Jazz percentile ranks reflect trailing 12 months’ revenue and 30-day average market capitalization for our company and the median of each peer group, measured as of the time Radford prepared its final recommendations regarding each peer group for the compensation committee.

Peer Group Comparison

2019 Market Data. In early 2019, Radford completed an assessment of executive compensation based on our 2019 peer group to inform the compensation committee’s determinations of executive compensation for 2019. This assessment used market data that was compiled from multiple sources, including: (i) data from the Radford Global Life Sciences Survey with respect to the 2019 peer group companies listed above, or the peer survey data; (ii) the 2019 peer group companies’ publicly disclosed information, or public peer data; and (iii) data from public biotechnology and pharmaceutical companies in the Radford Global Life Sciences Survey that had revenue from $425 million to $5.1 billion, or the general survey data, which included survey data with respect to our selected 2019 peer group companies. The components of the market data were based on the availability of sufficient comparative data for an executive officer’s position. Generally, peer survey data and public peer data are used in establishing market data reference points, and the general survey data is used when there is a lack of peer survey data and public peer data for an executive officer’s position. The peer survey data, the general survey data, and the public peer data, collectively referred to in this proxy statement as market data, were reviewed by the compensation committee, with the assistance of Radford.

Use of 2019 Market Data. From time to time, the compensation committee reviews target total direct compensation, comprising both target total cash compensation and equity compensation, against the market data described above primarily to ensure that our executive compensation program, as a whole, is positioned competitively to attract and retain the highest caliber of executive officers and that the total direct compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. The compensation committee does not target a specific percentile for setting the level of compensation for the NEOs and does not otherwise use a formulaic approach to setting pay against the market data. The compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account company-to-company variations among actual roles with similar titles or the specific performance of the executive officers.

2020 Peer Group. When developing a proposed list of peer companies to be used in connection with making compensation decisions for 2020, Radford recommended companies based on the same criteria used for the 2019 peer group, adjusted for then-current revenue and market values. Based on these criteria, in July 2019, Radford recommended, and our compensation committee approved, that our peer group remain unmodified from 2019 to 2020.

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Executive Compensation (continued)

Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels that the compensation committee determines to be competitive and appropriate for each NEO, using the compensation committee’s professional experience and judgment. The compensation committee’s pay decisions are not driven by a particular target level of compensation to market data, and the compensation committee does not otherwise use a formulaic approach to setting executive pay. Instead, the compensation committee believes that executive pay decisions require consideration of multiple relevant factors, which may vary from year to year. The figure below reflects the factors the compensation committee considers in determining and approving the amount, form and mix of pay for our NEOs.

2019 Advisory Vote on Executive Compensation and Shareholder Engagement

At our 2019 annual meeting, the shareholders approved, on an advisory basis, the compensation of the NEOs, as disclosed in the proxy statement for that meeting pursuant to the compensation disclosure rules of the SEC. The compensation committee reviewed the final vote results for the proposal, and, given the significant level of shareholder support (90% of total votes cast with respect to the advisory proposal), concluded that our compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes the NEOs and encourages long-term retention. Accordingly, the compensation committee and, with respect to our CEO’s compensation, our board of directors, determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote. Our compensation committee and, with respect to our CEO’s compensation, our board of directors, will continue to consider the outcome of our say-on-pay votes and our shareholders’ views when making future compensation decisions for the NEOs.

We also engage with our shareholders when they have topics of particular concern, which may include issues related to executive compensation. Shareholder feedback is reported to our compensation committee (and our nominating and corporate governance committee, as applicable) throughout the year.

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Executive Compensation (continued)

The following graphic describes our typical shareholder outreach and engagement cycle.

Key Components and Design of the Executive Compensation Program

Total Direct Compensation

Our compensation program focuses on target total direct compensation, which consists of base salary, target bonus opportunity (which, together with base salary, we refer to as target total cash compensation), and long-term equity awards (valued based on an approximation of grant date fair value).

We also offer our executive officers severance benefits upon certain types of involuntary terminations in connection with a change in control. The table below captioned “Components of Total Direct Compensation” provides an explanation of key features of each of the primary components of our executive compensation program and why we provide the particular compensation component.

The compensation committee takes a holistic approach to compensation and seeks to ensure that the aggregate level of pay across all of the pay elements is meeting the company’s desired objectives for each executive officer. The compensation committee does not have any formal policies for allocating compensation among salary, performance bonus opportunity and equity grants. Instead, the compensation committee uses its experience and business judgment to establish a total compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, which it believes appropriate to achieve the goals of our executive compensation program and our corporate goals.

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Executive Compensation (continued)

Because we believe it is important to our success to pursue long-term corporate objectives, to avoid excessive risk-taking, and to preserve our cash resources, a significant portion of the NEOs’ total direct compensation is comprised of “at-risk” compensation, consisting of performance-based bonus opportunities and long-term equity awards, which align the executive officers’ incentives with the interests of our shareholders. This allocation between “at-risk” and fixed compensation is consistent with our pay-for-performance philosophy.

Components of Total Direct Compensation

Component	Key Features	Purpose

Base Salary	◆Fixed level of cash compensation ◆No amount is contractually guaranteed ◆Amounts reviewed and determined annually, and are generally effective by March 1 each year	◆Provides fixed level of compensation that is competitive within our industry and geographic areas

Performance Bonus Award

◆Cash compensation under the performance bonus plan, which is “at-risk” because it is dependent upon achievement of pre-established corporate performance objectives

◆Target bonuses reviewed and determined annually

◆Actual bonuses paid shortly after the end of each year, based on the extent corporate goals are attained as determined by the compensation committee, and for executive officers other than our CEO, their individual contributions toward such achievements

◆Provides financial incentives to achieve key corporate objectives that are aligned with our business strategy ◆Rewards individual NEO for contributions aligned with our corporate achievements

Long-Term Incentive Compensation

◆“At-risk” long-term incentives that only realize value based on performance and is dependent upon our share price

◆Awards reviewed and generally granted annually, early in the year, at time of hire or promotion or in other rare circumstances such as recognition of outstanding performance

◆Awards to executive officers granted shortly after annual or quarterly financial results released to public

◆Stock options and RSUs generally vest over a 4-year period subject to executive officer’s continued service with us; stock option exercise price is set equal to fair market value on date of grant (i.e., closing price on Nasdaq Global Select Market)

◆Executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders

◆Fosters ownership culture

◆Links compensation to long-term success

◆Stock options are a key aspect of our pay-for-performance culture, by providing a return to our executive officers only if the market price of our ordinary shares appreciates over the stock option term

◆RSU awards deliver fewer shares than the stock options therefore helping to manage dilution, while reinforcing the importance of shareholder value creation

◆RSU awards provide a return based on the market price of our ordinary shares; if our share price declines, RSU awards correspondingly decline in value but still maintain value, and therefore, a mix of RSU awards and stock options aligns executive officers’ interests with those of shareholders by minimizing incentive for short-term risk-taking at the expense of realizing long-term value

Other Benefits. Executive officers based in the United States are eligible to participate in all of our benefit plans, such as the 401(k) Plan (see the section below “Description of Compensation Arrangements—401(k) Plan”), our medical, dental, vision, short-term disability, long-term disability and group life insurance plans, in each case generally on the same basis as other employees. Executive officers based in the United States, or Ireland are eligible to participate in our Employee Stock Purchase Plan, or ESPP, generally on the same basis as other employees. We also have a section 125 flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified healthcare expenses and qualified childcare expenses not reimbursed by insurance. We do not currently offer pension or other retirement benefits in the United States; outside the US consistent with local regulations, we offer pension or other retirement benefits as required.

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Executive Compensation (continued)

Severance Benefits upon Change in Control. Executive officers based in the United States are also eligible to participate in our Amended and Restated Executive Change in Control and Severance Benefit Plan, or the change in control plan, which is described below under the headings “Additional Compensation Information—Change in Control Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.” The change in control plan provides certain severance benefits to participants, in connection with specified involuntary termination events, including termination without cause and constructive termination, following a change in control. Certain executive officers who are not employed by our U.S. affiliates receive comparable change in control benefits pursuant to their employment agreements. The compensation committee believes these severance benefits are important from a retention perspective to provide some level of protection to our executives who might be terminated following a change in control and that the amounts are reasonable and maintain the competitiveness of our executive compensation and retention program. The compensation committee believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect the interests of our shareholders by enhancing executive focus during rumored or actual change in control activity, retaining executives despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. We do not provide any tax gross up payments on severance benefits.

Clawback Requirement. As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

2019 Performance Bonus Program

The corporate objectives and relative weightings established by the board of directors for the 2019 performance bonus program that were communicated to the NEOs in early 2019 are described in the chart below. The total revenue objective described below included stretch goals with the opportunity to earn up to an additional 15% bonus pool funding.

Following the end of the year, after adding together the resulting bonus pool funding percentages for the quantitative and qualitative objectives based on their relative weightings of 70% and 30%, respectively, and considering achievement of stretch goals, the compensation committee approved an overall bonus pool funding percentage of 128.6% of the target bonus pool for the 2019 plan year, as further described below.

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Executive Compensation (continued)

The compensation committee did not set specific objectives for individual executive officers. Each executive officer is responsible for contributing to the corporate objectives, individually and as part of the leadership team, with each objective deemed to be important in determining the level of the company’s performance during the year. In approving individual bonus awards, the compensation committee considers the individual contribution towards the company’s achievement of the corporate objectives by each executive officer (other than our CEO). The actual bonus payments approved for each of the NEOs for 2019 are described below under “2019 Compensation Decisions for Our Named Executive Officers.”

Quantitative Objectives

Each of the three main quantitative, or objectively measurable, objectives for 2019, with a total relative overall weighting of 70%, is described in the table and accompanying footnotes below, including each objective’s weighting, actual results and performance multipliers, as well as the total bonus pool funding percentage resulting from the level of achievement of the quantitative objectives.

The compensation committee approved an algorithm with respect to each main quantitative objective (as well as the total revenue stretch goals discussed below) for calculating the bonus pool funding attributable to the extent of achievement for each such objective. With respect to the total revenue objective, the compensation committee approved three related additional, or stretch, goals, each with its own individual weighting. The compensation committee set specific threshold and maximum levels of achievement for the total revenue objective and the related stretch goals, which are described in the footnotes to the table below. For the quantitative product development objectives, the compensation committee established various objectively measurable target goals within these objectives but did not set a threshold performance level; rather, an overall achievement of between 0% and 200%, measured against the multiple targets as described in more detail below, was determined by the compensation committee and used to calculate the applicable bonus pool funding percentage attributable to the product development objectives.

Quantitative Objectives		Weighting	Actual Results	Multiplier		Bonus Pool Funding(3)
1.	Total Revenue Objective: Achieve total revenue in 2019 of $2,114 million(1)	30%	Above target: total revenue of $2,173 million(2)	114%		34.2%
	• Stretch goal: Exceed specified Xyrem year-over-year revenue bottle volume growth(4)	5%	Above target	100%		5.0%
	• Stretch goal: Exceed budgeted Sunosi prescription volume(5)	5%	Below threshold	0%		0%
	• Stretch goal: Exceed budgeted shipment of Vyxeos worldwide vials(6)	5%	Below threshold	0%		0%
2.	Adjusted Net Income Objective: Achieve non-GAAP adjusted net income* in 2019 of $866 million(1)	15%	Above target: non-GAAP adjusted net income* of $946 million (after giving effect to the additional adjustment identified in footnote 7)	146	%(7)	21.9%
3.	Product Development Objectives: execute on defined development projects(8)	25%	Achieved at 130% level(8)	130%		32.5%
Total						93.6%

(1)

If the specified threshold annual performance level was met (90% of target for the total revenue objective and the adjusted net income objective), then a pre-established scaled performance multiplier (ranging from 50% to 150% for the total revenue objective and 50% to 200% for the adjusted net income objective) would be used to calculate the applicable bonus pool funding percentage attributable to such quantitative objective. The performance multiplier would be zero if performance was below the threshold level, 50% if performance was at the threshold level, and then scaled for performance above 50% up to the applicable maximum level. The performance multiplier was capped for performance above the specified maximum performance level (110% of target for the total revenue objective and 120% of target for the adjusted net income objective).

(2)

To calculate the threshold performance achievement level and performance multiplier, the reported revenue of $2,162 million was increased by approximately $11.1 million to adjust for changes in foreign currency exchange rates.

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Executive Compensation (continued)

(3)

The percentages in this column represent, for each quantitative corporate objective, the weight of the quantitative objective multiplied by the performance multiplier that corresponds to the actual achievement of such quantitative objective.

(4)

With respect to the Xyrem revenue bottle growth stretch goal, the performance threshold was set at 3.7% bottle volume growth, below which no addition to the total bonus pool funding would be made. Between 3.7% and 5.2% bottle volume growth, the amount added to the total bonus pool funding percentage would increase from 0% to 5%. Actual achievement of 5.5% bottle volume growth for 2019 was above 5.2% resulting in 5% being added to the total bonus pool funding percentage.

(5)

With respect to the Sunosi prescription volume stretch goal, the threshold performance level was set at achievement of 20% above the budgeted Sunosi prescription volume, adjusted for the actual launch date. This stretch goal was inherently difficult to achieve from the outset given that Sunosi had not yet been approved at the start of 2019, and the prospect of a successful mid-year launch was uncertain, particularly in light of market access challenges and the competitive marketplace for Sunosi, including as a result of another new market entrant, pitolisant, expected to launch in 2019. Exceeding the prescription volume budget by between 20% and 50% would have resulted in 0% to 5% (scaled linearly) being added to the total bonus pool funding percentage. Actual Sunosi prescription volume for 2019 was below the threshold level of achievement for prescription volume.

(6)

With respect to the Vyxeos worldwide vial shipment volume stretch goal, threshold performance level was set at achievement 15% above the budgeted shipment volume. This stretch goal was inherently difficult to achieve from the outset due to the increasingly competitive marketplace for AML. Exceeding the shipment budget by between 15% and 45% would have resulted in 0% to 5% (scaled linearly) being added to the total bonus pool funding percentage. Actual Vyxeos worldwide vial shipment volume for 2019 was below the threshold level of achievement for shipment volume.

(7)

To calculate the threshold performance achievement level and performance multiplier, the reported non-GAAP adjusted net income was increased by $11.1 million to adjust for the impact of business development activities in 2019, including our acquisition of Cavion, Inc. and our purchase of the pan-RAF inhibitor program from Redx Pharma.

(8)

With respect to the product development objectives, the compensation committee determined that the actual achievement by the company was 130%, resulting in a performance multiplier of 130%, and therefore, a 32.5% bonus pool funding percentage, based on achievement with respect to the target goals as described below:

Performance Category	Target Goals and Results
Submissions/Approvals	This performance category consisted of the following goals: (i) FDA approval of Sunosi (solriamfetol) by the first quarter of 2019; (ii) achieving NDA submission readiness for JZP-258 by the end of 2019; (iii) conducting a Type B meeting with FDA to support filing a supplemental NDA, or sNDA, for Vyxeos for relapsed and refractory AML by the fourth quarter of 2019; (iv) European approval of Sunosi by the fourth quarter of 2019; and (v) global expansion of defibrotide through regulatory submissions in various countries and regulatory approval in Brazil by the first quarter 2019. The compensation committee determined that we had met each of the performance goals for this category except for the European approval of Sunosi by the fourth quarter of 2019. The compensation committee noted the achievement of a positive opinion from the European Medicines Agency’s Committee for Medicinal Products for Human Use for the marketing authorization of Sunosi in the fourth quarter 2019, which led to European approval in January 2020.
Significant Clinical Advancements	This performance category consisted of the following goals: (i) first patient enrolled in a Vyxeos X-FAST Phase 1b study for first-line fit AML by the fourth quarter of 2019; and (ii) 50% enrollment of patients in a Phase 3 study of oxybate in the treatment of idiopathic hypersomnia by the end of 2019. The compensation committee determined that we had met both of the performance goals for this category.
Early Stage Development	This performance category consisted of the following goals: (i) first subject dosed in a Phase 1 JZP-458 study by the first quarter of 2019; (ii) a strategic go/no-go decision for first subject dosed in the Phase 1 JZP-458 study by the second quarter 2019; (iii) first patient enrolled in a pivotal Phase 2/3 JZP-458 study by the fourth quarter 2019; and (iv) a strategic go/no-go decision to advance one or more new candidates for investigational new drug enabling activities for a new CombiPlex product candidate by the end of 2019. The compensation committee determined that we had met each of these performance goals for this category, except for the goal regarding making a strategic go/no-go decision to advance a new CombiPlex product candidate.

With respect to the product development objectives, each of the three “top priority” goals—approval of Sunosi in the U.S. and Europe, JZP-258 NDA readiness, and JZP-458 clinical and regulatory goals—carried a 20% weight. The two “high priority” goals—those relating to progress on the Vyxeos sNDA and the Vxyeos X-FAST Phase 1b study—collectively carried a 20% weight. All other goals collectively carried a 20% weight.

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Executive Compensation (continued)

In determining that the actual achievement by the company was 130% for the product development objective, the compensation committee employed a holistic analysis that took into account the compensation committee’s weighting of the product development objectives described above and the degree to which they were met as a whole against the backdrop of competing development priorities. In this regard, the compensation committee took into account the fact that the company had multiple planned milestones in 2019 and that the U.S. and European regulatory submissions and launch preparation for Sunosi in particular required dedication of significant development resources that made achieving the established performance criteria more difficult. In addition, certain of the 2019 development criteria were aggressive and set at challenging levels, particularly the three “top priority” goals, with respect to which the compensation committee determined that the company had outperformed. By the end of 2019, the JZP-258 NDA was ready for submission and ultimately submitted in January 2020 with the redemption of our priority review voucher. In addition, the company’s progress made on JZP-458, which was in preclinical development at the start of 2019, enabled the company to be in a position to potentially submit a biologics license application as early as the end of 2020. After considering the extent to which the performance criteria had been met as a whole against the backdrop of competing priorities, and after factoring in the difficulty of achievement of the performance criteria that were met and that were not met, the compensation committee determined that, on balance, the achievement by the company was at the 130% level.

*

Non-GAAP adjusted net income is a non-GAAP financial measure that both excludes certain items from our GAAP reported net income and includes certain tax-related adjustments. For more information on our presentation and calculation of non-GAAP adjusted net income, and a reconciliation of non-GAAP adjusted net income to GAAP net income, see “Reconciliations of Non-GAAP Financial Measures” below. In addition, solely for purposes of calculating the performance multiplier for 2019, non-GAAP adjusted net income and the performance objective included additional adjustment as set forth in footnote (7)  to this table.

Qualitative Objectives

The qualitative corporate objectives approved by the board of directors fell into two categories: (1) progress on corporate development activities, with a relative weighting of 20%, and (2) a demonstrated commitment to and progress on certain organizational goals, with a relative weighting of 10%. Achievement of the qualitative objectives is inherently less objectively measurable than the quantitative objectives.

Corporate Development Objective. The objective relating to progress on corporate development activities consisted of expanding our development and commercial portfolio of innovative products through a range of strategic and partnering transactions with a focus on sleep/neuroscience and hematology/oncology and the identification of additional therapeutic area opportunities. The multiplier applied to the corporate development objective ranged from 0% to 200%, based on the compensation committee’s determination of the extent to which the corporate development objective was achieved during the year. In considering the company’s corporate development accomplishments in 2019, the compensation committee noted that we completed four important corporate development transactions that could potentially provide for revenue diversification over the longer term, and we also entered into an exclusive license agreement pursuant to which we obtained U.S. development and commercialization rights to lurbinectedin, a potential new treatment for relapsed small cell lung cancer which had been submitted for accelerated approval to FDA in December 2019, which, if approved on an accelerated approval basis, could potentially contribute significant near-term revenue. We believe these transactions will allow us to potentially develop a pipeline of multiple innovative therapies and expand our business as we seek to add long-term value for patients and shareholders. The compensation committee weighed heavily our success in executing these transactions and their potential to meaningfully diversify and add future revenue-generating products to our portfolio, our overall deal readiness, and our active and thoughtful corporate development process that led to the evaluation of several other opportunities during the year, and the compensation committee determined that, as a whole, our achievement resulted in a multiplier of 125% and, therefore, a 25% bonus pool funding percentage for the 2019 corporate development objective.

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Executive Compensation (continued)

Organizational Objective. With respect to the organizational objective, the compensation committee established three sub-goals. Because the sub-goals are not objectively measurable, they were not assigned individual weightings. The multiplier applied to the organizational corporate objective ranged from 0% to 200%, based on the compensation committee’s determination of the extent to which the aggregate organizational corporate objective, including sub-goals, were achieved, as a whole, during the year. The organizational corporate objective sub-goals were:

•	embedding and rewarding inclusive leadership and management behaviors across the company;

•	continuing to attract and retain talent to drive execution of initiatives in line with the company’s strategy, mission and values; and

•	building and strengthening the company’s differentiating capabilities and driving organizational efficiencies.

In evaluating the organizational objective, the compensation committee determined that, among other things, the following organizational and operational accomplishments were relevant: implementation of a launch strategy for Sunosi in the U.S.; clarification of the structure and role of our franchise teams, and the definition, alignment and advancement of global franchise strategies; target hiring quality scores and voluntary turnover rates at or below certain thresholds; improvement across operations to generate cost reduction/avoidance, scalability and/or risk mitigation; and advancement toward a global operating model and continued geographic expansion efforts. After taking into consideration both our accomplishments and challenges with respect to these sub-goals, the compensation committee determined that as a whole, our overall achievement resulted in a multiplier of 100% and therefore, a 10% bonus pool funding percentage for the 2019 organizational objective.

2019 Compensation Decisions for Our Named Executive Officers

General Approach

In making compensation decisions for 2019, the compensation committee considered the factors discussed in “Factors Used in Determining Executive Compensation” above and the compensation committee’s specific compensation objectives for 2019. Our compensation committee did not use a formula or assign a particular weight to any one factor in determining each NEO’s target total direct compensation. Rather, our compensation committee’s determination of the target total direct compensation, mix of cash and equity and fixed and “at-risk” pay opportunities was a subjective, individualized decision for each NEO. The compensation committee reviewed and considered each element of pay in the context of the overall target total direct compensation for each NEO. When the compensation committee made changes to one element of pay, those changes were made in the context of the levels of the other elements of pay, and the resulting target total direct compensation for each NEO. As a result, the 2019 pay decisions for each NEO are presented holistically in this section.

The compensation committee also had access to market data with respect to target total cash compensation and target equity award grants. However, as described above, the compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account company-by-company variations among actual roles with similar titles or the specific performance of our executive officers.

Summary of 2019 Compensation Decisions

Target Total Cash Compensation. The compensation committee increased each NEO’s base salary for 2019, and the new base salary rates were effective February 16, 2019. Mr. Cozadd’s annual target performance bonus (as a percentage of salary) was set at a higher percentage than the percentages for other NEOs to reflect that he has ultimate responsibility for our company’s performance. Mr. Cozadd’s target bonus percentage has remained the same since 2012.

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Executive Compensation (continued)

Target Equity Compensation and Impact on Target Total Direct Compensation. In determining the appropriate size of 2019 equity award grants, at the time the compensation committee (and the board of directors, with respect to Mr. Cozadd) made its decisions, after careful consideration, the compensation committee aimed to deliver equity awards to each executive officer of a similar value to those delivered in 2018 to balance the need to manage overall dilution to our shareholders, maintain equity opportunities competitive with the market and serve the retention and incentive purposes of the awards. As a result of our share price increasing slightly between when the compensation committee approved the equity awards and when the equity awards were granted pursuant to our equity incentive grant policy, as further described below under “Equity Grant Timing and Equity Plan Information,” certain NEOs’ equity award grant date values, and resulting target total direct compensation for 2019, were modestly higher than in 2018, as shown in the tables below.

Form and Mix of Equity Awards and Share Amount Determinations. The compensation committee intended to deliver approximately 50% of the potential value of each NEO’s equity award in the form of stock options and 50% of the potential value in the form of RSUs, in each case based on an approximation of grant date fair value, using an approximately 2.5 to 1 ratio of stock option grants to RSUs, in order to mitigate dilution and to reflect the increased value of receiving shares at full value without the payment of an exercise price. The 50/50 value split was consistent with our historical practices for both our executive officers and other employees. The actual share amounts granted to each executive officer were determined by applying the company’s 90-day average share price (as of December 31, 2018) to the grant date fair value of the award, which the compensation committee and, in the case of Mr. Cozadd, the board of directors, intended to deliver (dividing such value by the average share price, in the case of RSUs, and applying a Black-Scholes option pricing model calculation using the average share price, in the case of stock options). A 90-day average share price was used, rather than a single day share price, in order to provide a more stabilized share value less susceptible to possible swings in the market. The exercise price of each stock option is equal to our closing share price on Nasdaq Global Select Market on the date of grant. The compensation committee understands that this process can result in the actual reported grant date value of an award being higher or lower than the intended value approved by the compensation committee, but has considered, in consultation with Radford, various approaches to granting equity awards, each of which have advantages and disadvantages, and determined that the process described above, which has been used historically by the compensation committee, is the most appropriate for the company at this time. The shares subject to the option awards vest over four years, with 25% vesting on the one-year anniversary of the grant date and the remainder vesting in equal monthly installments thereafter over the remaining 36 months. The RSUs vest over four years in equal annual installments.

On an annual basis, the compensation committee reviews market trends, including market peer use of performance-based vesting for equity awards, which are often favored by proxy advisory firms and certain institutional investors. For 2019, the compensation committee determined that equity awards vesting over time continued to be the most appropriate incentive structure for our executive officers to reward performance over time and achieve our retention objectives. Our time-based vesting schedules deliver retention incentives for the company over the long-term and, unlike awards that vest based on pre-determined operational or market goals, do not create incentives for inappropriate short-term risk-taking at the expense of realizing long-term value or the potential incentive for unethical conduct. In addition, we deliver a meaningful portion of compensation in the form of annual incentive compensation that is directly tied to, and incentivizes our executives to work towards, achievement of our key corporate goals. The key purposes served by time-vesting options and RSUs for 2019 are discussed above in the chart captioned “Components of Total Direct Compensation.”

Individual NEO Compensation Decisions

Below are summaries, for each NEO individually, of the compensation committee’s decisions about 2019 target total direct compensation and the changes from each NEO’s 2018 target total direct compensation. As described above, when making the 2019 compensation decisions, the compensation committee focused primarily on the target total direct compensation for each NEO while considering the factors set forth above in the section titled “Factors Used in Determining Executive Compensation” and the compensation committee’s specific compensation objectives for 2019. The footnotes to the tables also include the actual performance bonus paid to each of the NEOs for 2019 and how that actual bonus compared to each NEO’s target bonus.

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Executive Compensation (continued)

Bruce C. Cozadd, Chairman and CEO

	2018 Pay ($)	2019 Pay ($)	Change (%)
Target Total Cash Compensation	1,962,985	2,034,415	3.6%
Base Salary(1)	983,700	1,020,000
Target Performance Bonus(2)	979,285	1,014,415
Target Equity Compensation(3)	9,470,396	12,381,420	30.7%
Options	4,265,610	5,379,925
RSUs	5,204,786	7,001,495
Target Total Direct Compensation(4)	11,433,381	14,415,835	26.1%

(1)	Represents annual base salary rate for the applicable year. 2019 base salary became effective February 16, 2019.

(2)

Target amounts are as reported in the Grants of Plan-Based Awards Table for 2018 and 2019, respectively, and reflect the target percentage of base salary earned for each fiscal year. The 2019 amount reflects a target performance bonus of 100% of base salary earned, unchanged from the target performance bonus percentage for 2018. The actual 2019 performance bonus paid was $1,304,500, reflecting 128.6% of the target performance bonus, based entirely on the overall 2019 bonus pool funding percentage of 128.6%. The compensation committee (with approval from the board of directors) determined that the overall 2019 bonus pool funding percentage of 128.6% was applicable to Mr. Cozadd, because, as CEO, Mr. Cozadd is responsible for the company meeting all of its objectives.

(3)

The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which was modestly higher than the target equity compensation value approved by the compensation committee as a result of the timing of the grant and an increase in our share price as of the grant date, as described above. Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2018 and 2019, respectively. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(4)

The compensation committee and board of directors designed Mr. Cozadd’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. The compensation committee believed it was appropriate to provide a modest increase to his base salary in 2019 in recognition of his individual performance, the performance of the company under his leadership and to remain in line with general market increases. As described above, Mr. Cozadd’s target bonus percentage remained the same as in 2018, but the increase in his base salary resulted in a higher target performance bonus opportunity. The compensation committee increased Mr. Cozadd’s target equity compensation for 2019, which resulted in an increase in his target total direct compensation, in recognition of his criticality to the business as a long-tenured CEO and founder, particularly at a point in the company’s life cycle when its executive leadership was undergoing evolution and refreshment. The compensation committee’s recognition of Mr. Cozadd’s criticality to the business was subsequently substantiated and reinforced by the fact that Mr. Cozadd (a former public company CFO) was willing and able to step into the role of interim principal financial officer after Mr. Young’s resignation in the fourth quarter of 2019.

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Executive Compensation (continued)

Daniel N. Swisher, Jr., President and COO

	2018 Pay ($)	2019 Pay ($)	Change (%)
Target Total Cash Compensation	1,084,495	1,108,750	2.2%
Base Salary(1)	625,000	675,000
Target Performance Bonus(2)	334,495	433,750
Signing Bonus(3)	125,000	—
Target Equity Compensation(4)	4,607,220	3,466,798	(24.8)
Options	2,075,162	1,506,379
RSUs	2,532,058	1,960,419
Target Total Direct Compensation(5)	5,691,715	4,575,548	(19.6)

(1)	Represents annual base salary rate for the applicable year. 2019 base salary became effective February 16, 2019.

(2)

Target amounts are as reported in the Grants of Plan-Based Awards Table for 2018 and 2019, respectively, and reflect the target percentage of base salary earned for 2019. The 2019 amount reflects a target performance bonus of 65% of base salary earned, increased from a target performance bonus of 55% in 2018. The compensation committee increased Mr. Swisher’s target performance bonus percentage in consideration of the market data and impact of Mr. Swisher’s position. The actual 2019 performance bonus paid was $560,000, reflecting 129.1% of target performance bonus, based on the overall 2019 bonus pool funding percentage of 128.6% and Mr. Swisher’s individual contributions to achieving both our quantitative and qualitative objectives for 2019. The compensation committee also considered Mr. Swisher’s responsibility for a large and complex function, as well as his significant impact on the company meeting its corporate objectives in 2019.

(3)

Represents the cash signing bonus Mr. Swisher received in connection with his appointment as President and COO. To the extent Mr. Swisher had voluntarily resigned within one year of his employment start date, he would have been required to repay the full amount of the signing bonus on or within 30 days of the later of his resignation or termination date.

(4)

The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with ASC 718, which was modestly higher than the target equity compensation value approved by the compensation committee as a result of the timing of the grant and an increase in our share price as of the grant date, as described above. Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2019. See the Grants of Plan-Based Awards Table for the number of shares subject to each award. As a result of the timing of Mr. Swisher’s new hire equity awards, he was not eligible to receive regular annual equity awards during 2019. The decrease in target equity compensation from 2018 to 2019 was attributable to Mr. Swisher receiving a larger initial hire grant in 2018 compared to the typical, continuing annual grant received in 2019.

(5)

The compensation committee designed Mr. Swisher’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. The compensation committee determined it was appropriate to increase Mr. Swisher’s base salary in an amount necessary to reflect his scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs.

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Executive Compensation (continued)

Matthew P. Young, Former Executive Vice President and CFO

	2018 Pay ($)	2019 Pay ($)	Change (%)
Target Total Cash Compensation	896,462	985,752	10.0%
Base Salary(1)	580,000	625,000
Target Performance Bonus(2)	316,462	360,752
Target Equity Compensation(3)	2,405,992	2,971,541	23.5%
Options	1,083,695	1,291,182
RSUs	1,322,297	1,680,359
Target Total Direct Compensation(4)	3,302,454	3,957,292	19.8%

(1)	Represents annual base salary rate for the applicable year. 2019 base salary became effective February 16, 2019.

(2)

Target amounts are as reported in the Grants of Plan-Based Awards Table for 2018 and 2019, respectively, and reflect the target percentage of base salary earned for each fiscal year. The 2019 amount reflects a target performance bonus of 60% of base salary earned. Mr. Young’s target bonus percentage was increased from 55% in 2018 to 60% in 2019 in consideration of the scope of his responsibility and his contributions to achieving strategic initiatives in line with corporate objectives. Mr. Young resigned from the company in October 2019 and therefore was not eligible to receive a 2019 performance bonus.

(3)

The target equity compensation delivered (as presented in the chart) reflects the fair value of the awards as of the grant date, in accordance with ASC 718, which was modestly higher than the target equity compensation value approved by the compensation committee as a result of the timing of the grant and an increase in our share price as of the grant date, as described above. Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2018 and 2019, respectively. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(4)

The compensation committee designed Mr. Young’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. Consistent with the approach for 2019 equity award grants described above, the compensation committee generally aimed to deliver equity awards to the executive vice presidents of a similar grant date value to those delivered to executive vice presidents in 2018. Mr. Young’s target equity award grant date value and resulting target total direct compensation for 2019 were comparable to 2018. The compensation committee determined it was appropriate to increase Mr. Young’s base salary from an internal pay equity perspective, in an amount that reflects his knowledge and expertise in the role and the criticality of Mr. Young’s role as our CFO. In addition, the compensation committee considered the retention value of his compensation given Mr. Young’s criticality to the company’s business development strategy and the breadth of his impact on the business. As described above, Mr. Young’s higher target performance bonus opportunity shown above resulted from both an increase in Mr. Young’s target bonus percentage to 60% and an increase in his base salary in 2019.

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Executive Compensation (continued)

Robert Iannone, Executive Vice President, Research and Development

	2018 Pay ($)	2019 Pay ($)	Change (%)(1)
Target Total Cash Compensation	—	927,192	—
Base Salary(2)		550,000
Target Performance Bonus(3)		172,192
Signing Bonus(4)		205,000
Target Equity Compensation(5)	—	2,922,079	—
Options		1,249,216
RSUs		1,672,863
Target Total Direct Compensation(6)	—	3,849,271	—

(1)	In April 2019, we entered into an employment offer letter with Dr. Iannone pursuant to which he agreed to serve as our Executive Vice President, Research and Development effective May 29, 2019.

(2)	Represents annual base salary rate for 2019. Dr. Iannone’s actual salary earned was lower due to him joining the company mid-2019.

(3)

The target amount is as reported in the Grants of Plan-Based Awards Table for 2019 and reflects the target percentage of 55% of base salary earned for 2019, taking into account that Dr. Iannone was not employed the entire year. The actual 2019 performance bonus paid was $245,000, reflecting 142.3% of target performance bonus, based on the overall 2019 bonus pool funding percentage of 128.6% and Dr. Iannone’s significant individual contributions to such achievement and outperformance of his research and development organization with respect to the corporate objectives. Specifically, the compensation committee considered Dr. Iannone’s leadership in progressing a multitude of development programs, achievement of regulatory approvals, submissions and progress toward future submissions, and support of scientific diligence in executing corporate development objectives. The compensation committee also noted Dr. Iannone’s short tenure with the company and the immediate impact Dr. Iannone nonetheless had on driving performance with respect to the company’s corporate objectives.

(4)

Represents the cash signing bonus received by Dr. Iannone in connection with his appointment as Executive Vice President, Research and Development. In determining the amount of the bonus, the compensation committee considered the inducement value in recruiting Dr. Iannone from his prior employer and the compensatory value of cash and equity forfeited by Dr. Iannone in leaving his prior employer. If Dr. Iannone had voluntarily resigned within one year of his employment start date, he would have been required to repay the full amount of the signing bonus. If he resigns between 12 and 24 months after his employment start date, he will be required to repay $125,000 of the signing bonus paid to him. Such payment would be due on or within 30 days of the later of his resignation or termination date.

(5)

Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2019. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(6)

The compensation committee designed Dr. Iannone’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. In determining his compensation package, the compensation committee considered the company’s executive compensation program and received advice from Radford to design a competitive, market-based compensation package appropriate for a senior executive with Dr. Iannone’s skills and experience and his overall expected contribution to our business.

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Executive Compensation (continued)

Neena M. Patil, Senior Vice President and GC

	2018 Pay ($)	2019 Pay ($)	Change (%)(1)
Target Total Cash Compensation	—	647,529	—
Base Salary(2)		510,000
Target Performance Bonus(3)		75,029
Signing Bonus(4)		62,500
Target Equity Compensation(5)	—	2,874,176	—
Options		1,228,737
RSUs		1,645,439
Target Total Direct Compensation(6)	—	3,521,705	—

(1)	In July 2019, we entered into an employment offer letter with Ms. Patil pursuant to which she agreed to serve as our Senior Vice President and GC effective July 29, 2019.

(2)	Represents annual base salary rate for 2019. Ms. Patil’s actual salary earned was lower due to her joining the company mid-2019.

(3)

The target amount is as reported in the Grants of Plan-Based Awards Table for 2019 and reflects the target percentage of 45% of base salary earned for 2019, taking into account that Ms. Patil was not employed the entire year. The actual 2019 performance bonus paid was $100,000, reflecting 133.3% of target performance bonus, based on the overall 2019 bonus pool funding percentage of 128.6% and Ms. Patil’s significant individual contributions to such achievement. Specifically, the compensation committee considered Ms. Patil’s oversight of complex strategic matters and corporate priorities, such as planning and execution of product launches, her performance with respect to supporting the execution of corporate development priorities and her overall criticality to our business, particularly in light of executive officer departures during 2019.

(4)

Represents the cash signing bonus received by Ms. Patil in 2019 in connection with her appointment as Senior Vice President and GC. In determining the amount of the bonus, the compensation committee considered the inducement value in recruiting Ms. Patil from her prior employer and compensatory value of cash and equity forfeited by Ms. Patil in leaving her prior employer. The full signing bonus is in the amount of $125,000 paid in two equal installments with the first payment of $62,500 payable on the first regular pay date following Ms. Patil’s employment start date, and the second payment of $62,500 on the first regular pay date occurring 180 days after Ms. Patil’s employment start date. To the extent Ms. Patil voluntarily resigns within one year of her employment start date, she would be required to repay the full amount of the signing bonus on or within 30 days of the later of her resignation or termination date.

(5)

Target equity compensation dollar amounts represent the grant date fair value of each stock option and RSU award, as applicable, and have been calculated in accordance with ASC 718 as reported in the Grants of Plan-Based Awards Table for 2019. See the Grants of Plan-Based Awards Table for the number of shares subject to each award.

(6)

The compensation committee designed Ms. Patil’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective, in line with our pay-for-performance philosophy. In determining her compensation package, the compensation committee considered the company’s executive compensation program and received advice from Radford to design a competitive, market-based compensation package appropriate for a senior executive with Ms. Patil’s skills and experience and her overall expected contribution to our business.

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Executive Compensation (continued)

Additional Compensation Information

Ownership Guidelines for Executive Officers

We maintain share ownership guidelines for our CEO and certain other employees who serve on our executive committee, including our NEOs. Under the guidelines, which were amended in May 2018, these individuals are expected to own a number of the company’s ordinary shares with a value equal to six times base salary (increased from three times base salary) for the company’s Chief Executive Officer, two times base salary (increased from one times base salary) for each other member of the company’s executive committee who is an officer for purposes of Section 16 of the Exchange Act, and one times base salary for each other member of the company’s executive committee. The guidelines provide that the officers are expected to establish the minimum ownership levels within five years of first becoming subject to the guidelines (and, with respect to the increased amounts established by the amended guidelines, by the last day of 2021 for officers who were subject to the guidelines as of January 1, 2018). As described in the table below, Mr. Cozadd was in compliance with the guidelines as of March 31, 2020, while each of our other continuing NEOs has five years from the date of his or her appointment to comply with the guidelines.

Ownership Guidelines and Compliance

Name	Ownership Requirement	Actual Ownership(1)

Bruce C. Cozadd	6.0x	27.5x
Daniel N. Swisher, Jr.(2)	2.0x	1.5x
Robert Iannone, M.D., M.S.C.E(3)	2.0x	0x
Neena M. Patil(4)	2.0x	0x

(1)

Actual ownership calculated based on (a) value of shares owned as of March 31, 2020, using a 90-day trailing average price of $129.29 as of March 31, 2020, divided by (b) 2020 base salary. Under the guidelines, once an officer has reached his or her compliance deadline, such officer’s share ownership will be assessed annually at the end of each fiscal year using the average closing price of the company’s ordinary shares over the 90-day period ending on the last day of the company’s immediately preceding fiscal year.

(2)	Mr. Swisher was appointed our President and COO as of January 3, 2018 and, accordingly, has five years from his appointment, or until 2023, to comply with the guidelines.

(3)	Dr. Iannone was appointed our Executive Vice President, Research and Development as of May 29, 2019 and, accordingly, has five years from his appointment, or until 2024, to comply with the guidelines.

(4)	Ms. Patil was appointed our Senior Vice President and GC as of July 29, 2019 and, accordingly, has five years from her appointment, or until 2024, to comply with the guidelines.

Shares that count toward satisfaction of these guidelines include: shares owned outright by the individual (including RSUs that have vested but not yet settled, net of taxes); shares retained after an option exercise or issuance under another type of equity award granted under the company’s equity incentive plans; shares retained after purchase under the ESPP; and shares held in trust for the benefit of the individual. The compensation committee has discretion to develop an alternative individual guideline or an alternative method of complying with the applicable individual guideline for an individual covered by the guidelines if compliance would place a significant hardship on such individual.

Change in Control Plan

Our compensation committee periodically reviews the terms of our change in control plan, including its “double-trigger” structure and benefits, against market data to ensure that the benefits we offer remain appropriate.

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Executive Compensation (continued)

The compensation committee made refinements to the program in July 2019 to reflect updates in applicable law. Only our executive officers who are employees of our U.S. affiliates are eligible to participate in the change in control plan, which includes all of our NEOs. Certain executive officers who are not employed by our U.S. affiliates receive comparable change in control benefits pursuant to their employment agreements. The compensation committee believes that the change in control benefits we provide are representative of market practice, both in terms of design and cost, and are sufficient to retain our current executive team and to recruit talented executive officers in the future. The terms of the change in control plan are described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”

Equity Grant Timing and Equity Plan Information

Our equity incentive grant policy, which was initially approved by our board of directors after the Azur Merger and amended and restated most recently in November 2017, provides that all equity grants that are approved for executive officers will be granted on the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date on which such grants are approved by our board of directors or compensation committee, as applicable. Accordingly, our equity incentive grant policy requires that grants to our executive officers, if any, be made shortly after we have released information about our financial performance to the public for the applicable annual or quarterly period, so that the market will have an opportunity to absorb the financial and other information included in our annual and periodic reports before such grants are awarded. As a result, the timing of equity awards is not coordinated in a manner that intentionally benefits our executive officers; rather, the policy is designed with the objective that the market price of our ordinary shares at the time of grant can generally be expected to reflect our then-current results and prospects.

We currently grant equity awards to the NEOs, including stock options and RSUs, under the 2011 Equity Incentive Plan, or the 2011 Plan. The 2011 Plan was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with their approval of the Azur Merger in December 2011 and was assumed by us upon the completion of the Azur Merger. Before the 2011 Plan was adopted, we granted stock options under our 2007 Equity Incentive Plan, or the 2007 Plan, which was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with Jazz Pharmaceuticals, Inc.’s initial public offering. Awards granted under the 2007 Plan continue to be governed by the terms of the 2007 Plan, but subsequent equity awards have been, and continue to be, awarded under the 2011 Plan. The 2011 Plan affords the compensation committee the flexibility to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of our company and its subsidiaries and to provide long-term incentives that align the interests of employees with the interests of our shareholders.

Additional long-term equity incentives are provided through the ESPP, which we assumed upon the completion of the Azur Merger. Pursuant to the ESPP, all eligible employees, including the NEOs, may allocate up to 15% of their base salary to purchase our stock at a 15% discount to the market price, subject to specified limits.

Accounting and Tax Considerations

Under ASC 718, the company is required to estimate and record an expense for each award of equity compensation (including stock options and RSUs) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The compensation committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to executive officers in lieu of or in addition to stock option and time-based RSU grants in light of the accounting impact of ASC 718 and other considerations.

Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible for tax purposes.

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Executive Compensation (continued)

Prior to the enactment of the U.S. Tax Act, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the U.S. Tax Act, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

Compensation paid to each of the company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the compensation committee, no assurance can be given that any compensation paid by the company will be eligible for such transition relief and be deductible by the company in the future. Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the company’s named executive officers in a manner consistent with the goals of the company’s executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m). The compensation committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the company’s business needs.

Risk Assessment Concerning Compensation Practices and Policies

The compensation committee annually reviews the company’s compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After reviewing each of the company’s compensation plans, and the checks and balances built into, and oversight of, each plan, in February 2020, the compensation committee determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company as a whole. In addition, the compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and significant compensation decisions, as well as decisions concerning the compensation of the company’s executive officers, include subjective considerations by the compensation committee or the board of directors, which restrain the influence of formulae or objective factors on excessive risk-taking. Finally, the mix of short-term compensation (in the form of salary and annual bonus, if any), and long-term compensation (in the form of stock options and RSUs) also prevents undue focus on short-term results and helps align the interests of the company’s executive officers with the interests of our shareholders.

Reconciliations of Non-GAAP Financial Measures

To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP (also referred to as non-GAAP adjusted) financial measures in this Compensation Discussion and Analysis. In particular, we present non-GAAP adjusted net income (and the related per share measure), which exclude from reported GAAP net income (and the related per share measure) certain items, as detailed in the reconciliation table that follows, adjust for the income tax effect of the non-GAAP adjustments and, as applicable, the income tax benefit related to an intra-entity intellectual property asset transfer and the impact of the U.S. Tax Cuts and Job Act (U.S. Tax Act).

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Executive Compensation (continued)

We believe that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, we believe that each of these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period, and to identify operating trends in our business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track our financial performance. Our management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions, and compensation of our executive officers is based in part on certain of these non-GAAP financial measures, as discussed elsewhere in this Compensation Discussion and Analysis. Because these non-GAAP financial measures are important internal measurements for our management, we also believe that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics we use in assessing our own operating performance and making operating decisions.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that we may exclude for purposes of our non-GAAP financial measures; and we have ceased, and may in the future cease, to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. For example, for 2020 (and future periods), we no longer exclude upfront and milestone payments from non-GAAP adjusted net income (and the related per share measure). Accordingly, while certain of such payments were excluded to arrive at historical non-GAAP adjusted net income (and the related per share measure), such presentation is made solely for comparability and transition purposes and will not be continued going forward. Likewise, we may determine to modify the nature of our adjustments to arrive at our non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by us in this Compensation Discussion and Analysis have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

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Executive Compensation (continued)

Reconciliations of GAAP reported net income to non-GAAP adjusted net income (and the related per share measures) for the 2016, 2017, 2018 and 2019 annual periods are as follows (in millions, except percentages and per share amounts):

	2016	2017	2018	2019	2016-2019 CAGR

GAAP reported net income	$396.8	$487.8	$447.1	$523.4

Intangible asset amortization	102.0	152.1	201.5	354.8

Impairment charges and disposal costs	—	—	44.0	—

Share-based compensation expense	98.8	106.9	102.4	110.6

Loss contingency	—	—	57.0	—

Upfront and milestone payments	23.7	101.5	11.0	104.3

Transaction and integration related costs	13.6	—	—	—

Expenses related to certain legal proceedings and restructuring	6.1	6.0	—	—

Non-cash interest expense	22.1	30.0	44.0	46.4

Loss on extinguishment and modification of debt	0.6	—	—	—

Income tax effect of above adjustments	(36.7)	(58.8)	(60.9)	(92.9)

U.S. Tax Act impact	—	(148.8)	(7.5)	—

Income tax benefit related to intra-entity intellectual property asset transfer	—	—	—	(112.3)

Non-GAAP adjusted net income	$627.2	$676.7	$838.6	$934.2

GAAP reported net income per diluted share	$6.41	$7.96	$7.30	$9.09	12%

Non-GAAP adjusted net income per diluted share	$10.14	$11.04	$13.70	$16.23	17%

Weighted-average ordinary shares used in diluted per share calculations	61.9	61.3	61.2	57.6

Note:	Amounts may not total due to rounding.

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Executive Compensation (continued)

Summary of Compensation

The following table sets forth certain summary information for the years indicated with respect to the compensation earned by the NEOs during fiscal years 2019, 2018 and 2017, as applicable.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Bruce C. Cozadd(7)	2019	1,014,415	—	7,001,495	5,379,925	1,304,500	13,302	14,713,637

Chairman and CEO	2018	979,285	—	5,204,786	4,265,610	980,300	13,152	11,443,133

	2017	950,385	—	4,711,828	3,669,875	961,800	10,722	10,304,610

Daniel N. Swisher, Jr.(8)	2019	667,308	—	1,960,419	1,506,379	560,000	13,302	4,707,407

President and COO	2018	608,173	125,000	2,532,058	2,075,162	400,000	12,948	5,753,341

Matthew P. Young(9)	2019	601,253	—	1,680,359	1,291,182	—	10,585	3,583,378

Former Executive Vice President and CFO	2018	575,385	—	1,322,297	1,083,695	365,000	9,960	3,356,337
	2017	545,385	—	1,361,800	1,060,658	315,000	9,810	3,292,653

Robert Iannone(10)	2019	313,077	205,000	1,672,863	1,249,216	245,000	8,405	3,693,560

Executive Vice President, Research and Development

Neena M. Patil(11)	2019	166,731	62,500	1,645,439	1,228,737	100,000	2,375	3,205,781

Senior Vice President and GC

(1)

The dollar amounts in this column represent base salary earned during the indicated fiscal year. 2019 base salary rates were effective February 16, 2019. For more information on salaries in 2019, see “Compensation Discussion and Analysis—2019 Compensation Decisions for Our Named Executive Officers—Individual NEO Compensation Decisions” above.

(2)	The dollar amounts in this column represent cash signing bonuses paid to Mr. Swisher in 2018 and each of Dr. Iannone and Ms. Patil in 2019.

(3)

The dollar amounts in this column reflect the aggregate grant date fair value of all RSU awards granted during the indicated fiscal year computed in accordance with ASC 718, excluding the effect of estimated forfeitures. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

(4)

The dollar amounts in this column reflect the aggregate grant date fair value of all stock option awards granted during the indicated fiscal year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the company’s 2019 Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

(5)

The dollar amounts in this column represent the cash bonus awarded under the performance bonus plan for the indicated fiscal year. For more information on the cash bonus awards for 2019, see “Compensation Discussion and Analysis—2019 Performance Bonus Program” and “Compensation Discussion and Analysis—2019 Compensation Decisions for Our Named Executive Officers” above.

(6)	The dollar amounts in this column for 2019 include group term life insurance premiums paid and matching contributions under the 401(k) Plan.

(7)	Mr. Cozadd served as our interim principal financial officer from October 25, 2019 through March 16, 2020.

(8)	Mr. Swisher was appointed our President and COO as of January 3, 2018.

(9)	Mr. Young resigned from his position as Executive Vice President and CFO, effective as of October 25, 2019.

(10)	Dr. Iannone was appointed our Executive Vice President, Research and Development as of May 29, 2019.

(11)	Ms. Patil was appointed our Senior Vice President and GC as of July 29, 2019.

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Executive Compensation (continued)

Grants of Plan-Based Awards

The following table shows, for the fiscal year ended December 31, 2019, certain information regarding grants of plan-based awards to the NEOs.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2019

Name	Award Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards Target ($)(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Bruce C. Cozadd	Annual Cash	—	—	1,014,415	—	—	—	—

	Annual Option	2/28/2019	2/14/2019	—	—	125,000	140.03	5,379,925

	Annual RSU	2/28/2019	2/14/2019	—	50,000	—	—	7,001,495

Daniel N. Swisher, Jr.	Annual Cash	—	—	433,750	—	—	—	—

	Annual Option	2/28/2019	2/13/2019	—	—	35,000	140.03	1,506,379

	Annual RSU	2/28/2019	2/13/2019	—	14,000	—	—	1,960,419

Matthew P. Young	Annual Cash	—	—	360,752	—	—	—	—

	Annual Option	2/28/2019	2/13/2019	—	—	30,000	140.03	1,291,182

	Annual RSU	2/28/2019	2/13/2019	—	12,000	—	—	1,680,359

Robert Iannone, M.D., M.S.C.E	Annual Cash	—	—	172,192	—	—	—	—
	Initial Option	8/8/2019	5/1/2019	—	—	30,500	137.12	1,249,216

	Initial RSU	8/8/2019	5/1/2019	—	12,200	—	—	1,672,863

Neena M. Patil	Annual Cash	—	—	75,029	—	—	—	—

	Initial Option	8/8/2019	7/31/2019	—	—	30,000	137.12	1,228,737

	Initial RSU	8/8/2019	7/31/2019	—	12,000	—	—	1,645,439

(1)

This column sets forth the target bonus amount for each NEO for the year ended December 31, 2019 under the performance bonus plan. There are no thresholds or maximum bonus amounts for each individual officer established under the performance bonus plan. Target bonuses were set as a percentage of each NEO’s base salary earned for the fiscal year ended December 31, 2019 and were 100% for Mr. Cozadd, 65% for Mr. Swisher, 60% for Mr. Young, 55% for Dr. Iannone and 45% for Ms. Patil. The dollar value of the actual bonus award earned for the year ended December 31, 2019 for each NEO is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the NEOs for the year ended December 31, 2019. For a description of the performance bonus plan, see “Compensation Discussion and Analysis—2019 Performance Bonus Program” above.

(2)

Annual stock options and RSU awards were granted under the 2011 Plan. Each of the annual stock option awards listed in the table above vest or vested as to 25% of the ordinary shares underlying the stock options upon the one year anniversary of the grant date and vest as to the remainder of the shares in 36 equal monthly installments thereafter. Each of the annual RSU awards vest in four equal annual installments on the anniversary of the vesting commencement date of March 5, 2019. In May 2019, Dr. Iannone was appointed as Executive Vice President, Research and Development and in July 2019, Ms. Patil was appointed as Senior Vice President and GC, in connection with which they each received new hire grants of stock option and RSU awards, which were granted under the 2011 Plan. The initial stock option awards granted to Dr. Iannone and Ms. Patil vest as to 25% of the ordinary shares underlying the stock options upon the one year anniversary of their respective hire dates of May 29, 2019 for Dr. Iannone and July 29, 2019 for Ms. Patil and vest as to the remainder of the shares in 36 equal monthly installments thereafter. Each of the initial RSU awards granted to Dr. Iannone and Ms. Patil vest in four equal annual installments on the anniversary of the vesting commencement date of June 5, 2019 for Dr. Iannone and August 5, 2019 for Ms. Patil. As a general matter, the vested portion of stock options granted to the NEOs will expire three months after each NEO’s last day of service, subject to extension upon certain termination situations, such as death or disability, and RSUs will cease vesting upon each NEO’s last day of service. Stock option and RSU awards are subject to potential vesting acceleration as described below under the headings “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control Plan and Severance Benefit Plan” below. See also “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” below for a general description of the material terms of the 2011 Plan.

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Executive Compensation (continued)

(3)

Stock options were granted with an exercise price equal to 100% of the fair market value on the date of grant which was $140.03 per share for the February 28, 2019 annual grants and $137.12 per share for the August 8, 2019 new hire grants to Dr. Iannone and Ms. Patil.

(4)

The dollar amounts in this column represent the grant date fair value of each stock option and RSU award, as applicable, granted to the NEOs in 2019. These amounts have been calculated in accordance with ASC 718. The grant date fair value of each stock option is calculated using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the company’s 2019 Annual Report on Form 10-K. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant.

Description of Compensation Arrangements

Executive Employment and Severance Agreements

We do not have employment agreements currently in effect with any of our NEOs. Like other employees, executive officers are eligible for annual salary increases, participation in the performance bonus plan and discretionary equity grants. We have employment agreements in effect with certain employees based outside of the United States.

From time to time, we have provided an offer letter in connection with the commencement of employment of an executive officer based in the United States, which describes such executive officer’s initial terms of employment. For example, in April 2019, we provided an offer letter to Dr. Iannone that included his initial base salary and a hiring bonus of $205,000 payable in connection with commencement of his employment, and in July 2019, we provided an offer letter to Ms. Patil that included her initial base salary and a hiring bonus of $125,000 payable in connection with commencement of her employment. The employment of Dr. Iannone and Ms. Patil, as is the case for all of our employees based in the United States, is at-will and not governed by the terms of their offer letters. We do not have agreements currently in effect with any of our NEOs entitling such individuals to severance benefits (other than in connection with a change in control pursuant to our change in control plan described below).

Amended and Restated Executive Change in Control and Severance Benefit Plan

Each of the current NEOs is a participant in the change in control plan, a description of which is included below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”

Equity Compensation Arrangements

Since the Azur Merger, we have granted stock options and RSU awards to employees, including the NEOs, under the 2011 Plan. From the initial public offering of Jazz Pharmaceuticals, Inc. until the Azur Merger, we granted stock options to our employees, including some of the NEOs, under the 2007 Plan. For more information on our current equity compensation program and decisions regarding the grants of equity awards in 2019 for our NEOs, see “Compensation Discussion and Analysis—2019 Compensation Decisions for Our Named Executive Officers.” The following is a brief summary of the material terms of each of our equity compensation plans.

2011 Equity Incentive Plan

In connection with the Azur Merger, Jazz Pharmaceuticals, Inc.’s board of directors adopted the 2011 Plan in October 2011, and its stockholders approved the 2011 Plan at the special meeting of the stockholders held in December 2011. The 2011 Plan became effective immediately before the consummation of the Azur Merger and was assumed and adopted by us upon the consummation of the Azur Merger and most recently amended and restated by the board of directors in November 2016. The following is a brief summary of the material terms of the 2011 Plan, as amended and restated.

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Executive Compensation (continued)

Administration. The board of directors has delegated its authority to administer the 2011 Plan to the compensation committee. Subject to the terms of the 2011 Plan, the board of directors or a committee authorized by the board determines recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting. The compensation committee has the authority to delegate its administrative powers under the 2011 Plan to a subcommittee consisting of members of the compensation committee and may, at any time, revest in itself some or all of the power previously delegated to the subcommittee. Our board of directors may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that our board of directors must specify the total number of shares that may be subject to the stock awards granted by such officer(s) and such officer(s) may not grant a stock award to himself or herself.

Types of Awards. The 2011 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, other stock awards, and performance awards that may be settled in cash, shares, or other property, which may be granted to employees, including officers.

Corporate Transactions. In the event of certain significant corporate transactions (as defined in the 2011 Plan and described below), our board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such corporate transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting, in whole or in part, and exercisability of a stock award and provide for its termination if it is not exercised at or prior to the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the board of directors may consider appropriate; or

•

make a payment equal to the excess, if any, of (a) the value of the property that the participant would have received upon the exercise of the stock award over (b) any exercise price payable in connection with such exercise.

Our board of directors need not take the same action for each stock award or with regard to all participants.

For purposes of the 2011 Plan, a “corporate transaction” generally means (i) a sale or disposition of all or substantially all our assets or a sale or disposition of at least 90% of our outstanding securities; (ii) a merger, consolidation or similar transaction after which we are not the surviving corporation; or (iii) a merger, consolidation or similar transaction after which we are the surviving corporation but our ordinary shares are converted or exchanged into other property.

Change in Control. The board of directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2011 Plan and described below) as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant. The forms of stock option agreement and RSU award agreement adopted by the board of directors under the 2011 Plan provide that in the event a participant’s service relationship with us or a successor entity is terminated due to an involuntary termination without cause (as defined in the stock award agreement and as described below) within 12 months following, or one month prior to, the effective date of a change in control, the vesting (and in the case of stock options, exercisability) of the stock award will accelerate in full.

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Executive Compensation (continued)

For purposes of the 2011 Plan and the forms of stock option agreement and RSU award agreement issued thereunder, a “change in control” generally means (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from our company); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, and (A) after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, (B) a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or (C) at least a majority of the members of the board of directors of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board of directors approves the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board of directors on the date of adoption of the 2011 Plan (or members of our board of directors approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of our board of directors.

An “involuntary termination without cause” generally means that a participant’s service relationship with us is terminated for any reason other than for the following reasons (and not upon a participant’s death or disability): (i) participant’s commission of any felony or crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof (with respect to Irish participants, the participant’s conviction for any criminal offense (other than an offense under any road traffic legislation in Ireland, the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed) or any offense under any regulation or legislation relating to insider dealing, fraud or dishonesty); (ii) participant’s attempted commission of or participation in a fraud or act of dishonesty against us; (iii) participant’s intentional, material violation of any contract or agreement with us or of any statutory duty owed to us; (iv) participant’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) participant’s gross misconduct.

2007 Equity Incentive Plan

The 2007 Plan, which was initially adopted by the Jazz Pharmaceuticals, Inc. board of directors and approved by the Jazz Pharmaceuticals, Inc. stockholders in connection with its initial public offering, was continued and assumed by us upon consummation of the Azur Merger. The 2007 Plan expired in April 2017, and accordingly, no new grants can be awarded under the 2007 Plan. The following is a brief summary of the material terms of the 2007 Plan.

Administration. The board of directors delegated its authority to administer the 2007 Plan to the compensation committee. Subject to the terms of the 2007 Plan, the board of directors or a committee authorized by the board determined recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting.

Types of Awards. The 2007 Plan provided for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, RSU awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which may be granted to employees, including officers, non-employee directors, and consultants. Incentive stock options were granted only to employees, including executive officers. Since the Azur Merger, all of the new grants under the 2007 Plan were granted to non-employee directors, vest ratably over service periods of one to three years and expire no more than 10 years after the date of grant.

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Executive Compensation (continued)

Corporate Transactions. Pursuant to the 2007 Plan, in the event of a corporate transaction (as defined in the 2007 Plan and described below), the board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such corporate transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award and provide for its termination if it is not exercised at or prior to the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration as the board of directors may consider appropriate; or

•

make a payment equal to the excess, if any, of (a) the value of the property that the participant would have received upon the exercise of the stock award over (b) any exercise price payable in connection with such exercise.

The board of directors need not take the same action for each stock award or with respect to all participants. For purposes of the 2007 Plan, a “corporate transaction” generally means (i) a sale or disposition of all or substantially all our assets or a sale or disposition of at least 90% of our outstanding securities; (ii) a merger, consolidation or similar transaction after which we are not the surviving corporation; or (iii) a merger, consolidation or similar transaction after which we are the surviving corporation but our ordinary shares are converted or exchanged into other property.

Change in Control. The board of directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2007 Plan and described below) as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant. The forms of stock option agreement and RSU award agreement adopted by the board of directors under the 2007 Plan provide that in the event a participant’s service relationship with us or a successor entity is terminated due to an involuntary termination without cause (as defined in the stock award agreement and as described below) within 12 months following, or one month prior to, the effective date of a change in control, the vesting (and in the case of stock options, exercisability) of the stock award will accelerate in full. For purposes of the 2007 Plan and the forms of stock option agreement and RSU award agreement issued thereunder, a “change in control” generally means (i) a person or group acquires ownership of more than 50% of the combined voting power of our outstanding securities (other than in connection with a financing or a repurchase program); (ii) a merger, consolidation or similar transaction involving us, after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who are members of our board of directors on the date of adoption of the 2007 Plan (or members of our board of directors approved or recommended by a majority vote of such members still in office) cease to constitute at least a majority of our board of directors.

The term “involuntary termination without cause” has a similar meaning as under the 2011 Plan, as described above.

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Executive Compensation (continued)

2007 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through the ESPP, which was amended and restated by Jazz Pharmaceuticals, Inc.’s board of directors in October 2011 and approved by its stockholders in December 2011, to be effective immediately prior to the Azur Merger, and, in October 2012, amended and restated by our compensation committee. The ESPP was assumed by us upon the consummation of the Azur Merger. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code, or the Code. Under the ESPP, all of our regular employees and employees of any of our parent or subsidiary companies designated by the board of directors as eligible to participate may participate and may contribute, normally through payroll deductions, up to 15% of their earnings up to a total of $15,000 per purchase period for the purchase of our ordinary shares under the ESPP. The ESPP is currently offered to our regular employees in Ireland, Canada and the United States, including the NEOs. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our ordinary shares will be purchased for employees participating in the offering. Unless otherwise determined by the board of directors, ordinary shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of an ordinary share on the first date of an offering or (b) 85% of the fair market value of an ordinary share on the date of purchase.

Performance Bonus Plan

We maintain a performance bonus plan to reward executive officers and other employees for successful achievement of company-wide performance objectives and individual contributions toward those objectives on an annual basis. More information regarding the performance bonus plan is provided above under the headings “Compensation Discussion and Analysis—2019 Performance Bonus Program” and “Compensation Discussion and Analysis—2019 Compensation Decisions for Our Named Executive Officers.”

401(k) Plan

Our employees based in the United States are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify as a tax-qualified plan under section 401 of the Code. Employee contributions are held and invested by the 401(k) Plan’s trustee. The 401(k) Plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory annual limit, which was $19,000 for employees under age 50, and $25,000 for employees age 50 and over in 2019. The 401(k) Plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. In 2013, we began making discretionary matching contributions, which for 2019, consisted of a match of 50% of up to the first 6% of eligible compensation contributed by each employee toward his or her 401(k) plan.

Additional Benefits

The NEOs are eligible to participate in our benefit plans generally available to all employees, as described in “Compensation Discussion and Analysis—Key Components and Design of the Executive Compensation Program.”

Pension Benefits

Other than with respect to tax-qualified defined contribution plans such as the 401(k) Plan, the NEOs do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Nonqualified Deferred Compensation

During the year ended December 31, 2019, the NEOs did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

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Executive Compensation (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for the fiscal year ended December 31, 2019, certain information regarding outstanding equity awards at fiscal year-end for the NEOs.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END TABLE

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)	Option Expiration Date(2)		Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Bruce C. Cozadd	—		125,000	(6)	140.03	2/27/2029		50,000	(11)	7,464,000

	40,468		52,032	(7)	140.67	2/29/2028		27,750	(12)	4,142,520

	59,468		27,032	(8)	136.18	3/1/2027		17,300	(13)	2,582,544

	74,270		3,230	(9)	123.36	2/24/2026		7,750	(14)	1,156,920

	72,500		—		175.19	2/25/2025		—		—

	48,784	(5)	—		166.62	2/26/2024		—		—

	73,961	(5)	—		59.13	3/4/2023		—		—

	109,284	(5)	—		46.83	8/8/2022		—		—

	6,895	(5)	—		11.48	3/7/2020	(10)	—		—

Daniel N. Swisher, Jr.	—		35,000	(6)	140.03	2/27/2029		14,000	(11)	2,089,920

	21,562		23,438	(15)	140.67	2/29/2028		13,500	(16)	2,015,280

Matthew Young(17)	9,302		—		140.67	2/29/2028		—		—

	16,145		—		136.18	3/1/2027		—		—

	20,000		—		175.19	2/25/2025		—		—

	9,000		—		166.62	2/26/2024		—		—

Robert Iannone, M.D., M.S.C.E	—		30,500	(18)	137.12	8/7/2029		12,200	(19)	1,821,216

Neena M. Patil	—		30,000	(20)	137.12	8/7/2029		12,000	(21)	1,791,360

(1)

In addition to the specific vesting schedule for each stock award, each unvested stock award is subject to the general terms of the 2011 Plan or 2007 Plan, as applicable, including the potential for future vesting acceleration described above under the heading “Description of Compensation Arrangements—Equity Compensation Arrangements” as well as the potential vesting acceleration under the terms of the change in control plan described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.”

(2)

As a general matter, stock options granted to NEOs expire on the day before the tenth anniversary of their grant date, or earlier in the event of an NEO’s termination of service. In the event of an NEO’s termination of service, stock options generally expire three months after such termination of service, subject to extension under limited circumstances such as if the sale of shares during such time was prohibited by our insider trading policy or if exercise would result in violation of securities registration requirements. For more information, see description under the heading “Potential Payments upon Termination or Change in Control—Equity Compensation Plans.”

(3)	Each award listed in this column represents an RSU award that vests in four equal annual installments on the anniversary of the applicable vesting commencement date.

(4)

The market values of the RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $149.28, the closing price of our ordinary shares on December 31, 2019.

(5)

The number of shares reported reflects the transfer of beneficial ownership of a portion of the indicated stock option awards in 2015 to Mr. Cozadd’s former spouse pursuant to a domestic relations order.

(6)

The unexercisable shares subject to this stock option award as of December 31, 2019 vested with respect to 25% of the shares underlying the stock option on February 28, 2020, and the remainder vests monthly from March 28, 2020 to February 28, 2023.

(7)	The unexercisable shares subject to this stock option award as of December 31, 2019 vest monthly from January 1, 2020 to March 1, 2022.

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Executive Compensation (continued)

(8)	The unexercisable shares subject to this stock option award as of December 31, 2019 vest monthly from January 2, 2020 to March 2, 2021.

(9)	The unexercisable shares subject to this stock option award as of December 31, 2019 vested monthly from January 25, 2020 to February 25, 2020.

(10)	This stock option award was fully exercised in cash by Mr. Cozadd on February 24, 2020.

(11)	RSUs awarded on February 28, 2019, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2019.

(12)	RSUs awarded on March 1, 2018, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2018.

(13)	RSUs awarded on March 2, 2017, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2017.

(14)	RSUs awarded on February 25, 2016, vesting in equal annual installments over four years measured from the vesting commencement date of February 25, 2016.

(15)	The unexercisable shares subject to this stock option award as of December 31, 2019 vest monthly from January 3, 2020 to January 3, 2022.

(16)	RSUs awarded on March 1, 2018, vesting in equal annual installments over four years measured from the vesting commencement date of January 3, 2018.

(17)

Mr. Young resigned from his position as Executive Vice President and CFO, effective as of October 25, 2019. The option expiration dates listed in the table for each of Mr. Young’s options outstanding at fiscal year-end are the original option expiration dates pursuant to the terms of his option awards. As a result of his termination of service, each of these previously vested options, to the extent not exercised, expired on February 7, 2020.

(18)

The unexercisable shares subject to this stock option award as of December 31, 2019 vest with respect to 25% of the ordinary shares underlying the stock option on May 29, 2020, and the remainder vest monthly from June 29, 2020 to May 29, 2023.

(19)	RSUs awarded on August 8, 2019, vesting in equal annual installments over four years measured from the vesting commencement date of June 5, 2019.

(20)

The unexercisable shares subject to this stock option award as of December 31, 2019 vest with respect to 25% of the ordinary shares underlying the stock option on July 29, 2020, and the remainder vest monthly from August 29, 2020 to July 29, 2023.

(21)	RSUs awarded on August 8, 2019, vesting in equal annual installments over four years measured from the vesting commencement date of August 5, 2019.

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Executive Compensation (continued)

Option Exercises and Stock Vested

The following table provides information on RSUs vested and stock options exercised, including the number of shares acquired upon exercise and the value realized, determined as described below, for the NEOs in the year ended December 31, 2019.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Bruce C. Cozadd	—	—	32,600	4,297,544

Daniel N. Swisher, Jr.	—	—	4,500	567,045

Matthew P. Young	52,123	2,550,338	9,018	1,187,832

Robert Iannone, M.D., M.S.C.E	—	—	—	—

Neena M. Patil	—	—	—	—

(1)

The value realized on exercise is based on the difference between the closing price of our ordinary shares on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by the NEOs as a result of the option exercises.

(2)	The value realized on vesting is based on the number of shares underlying the RSUs that vested and the closing price of our ordinary shares on the vesting date.

Potential Payments upon Termination or Change in Control

Amended and Restated Executive Change in Control and Severance Benefit Plan

The change in control plan provides that, in the event that an executive’s employment terminates due to an involuntary termination without cause or a constructive termination, in each case upon or within 12 months following a change in control (as such terms are defined in the change in control plan and described generally below), and assuming all of the other conditions of the change in control plan are met, each executive who is a participant in the change in control plan (including each of our NEOs) would be entitled to the following benefits under the change in control plan:

•

A single, lump sum cash severance payment equal to the sum of: (i) the applicable base salary described below, multiplied by the applicable percentage set forth below; plus (ii) the product of (A) the applicable base salary, (B) the applicable bonus percentage described below and (C) the applicable percentage set forth below; plus (iii) the product of (A) the applicable base salary, (B) the applicable bonus percentage and (C) the quotient obtained by dividing the number of full months that an executive is employed in the year of the termination by 12.

¡

The “applicable base salary” is the higher of the executive’s base salary in effect (i) on the date of termination (without giving effect to any reduction in base salary that would constitute grounds for a constructive termination) or (ii) immediately prior to the change in control, without giving effect to any voluntary pay reduction taken by the executive during the 12 months preceding the date of termination or the change in control.

¡	The “applicable percentage” is 200% for our CEO, executive chairman or president, 150% for senior vice presidents and above and 100% for vice presidents.

¡

The “applicable bonus percentage” is the greater of (i) the highest amount of any annual bonus paid to the executive for either of the last two calendar years prior to (A) the date of termination or (B) the change in control, in each case expressed as a percentage of the executive’s base salary for the applicable year, and (ii) the higher of the executive’s target bonus for the calendar year in which (A) the termination occurs or (B) the change in control occurs, in each case expressed as a percentage of the executive’s base salary for such year.

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Executive Compensation (continued)

•

Full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by us for a period of up to (i) 24 months for our CEO, executive chairman or president, (ii) 18 months for executive vice presidents and senior vice presidents, and (iii) 12 months for vice presidents, provided that the executive timely elects continued coverage.

•	Acceleration in full of the vesting and exercisability, as applicable, of outstanding stock options and other equity awards held by the executive.

The following key terms are defined in the change in control plan:

•

A “change in control” generally means: (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from our company); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions, or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, or a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or at least a majority of the members of the board of directors of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board of directors approves the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board of directors as of February 10, 2016 (or members of our board of directors approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of the board of directors.

•

An “involuntary termination without cause” generally means an executive’s employment is terminated for any reason other than for the following reasons: (i) the executive’s unauthorized use or disclosure of confidential information or trade secrets which causes material harm to us; (ii) the executive’s material breach of any agreement with us (or the executive’s material violation of any statutory duty owed to us) after an opportunity to cure; (iii) the executive’s material failure to comply with our written policies or rules after an opportunity to cure; (iv) the executive’s conviction or plea of guilty or no contest to any crime involving fraud, dishonesty or moral turpitude; (v) the executive’s gross misconduct; (vi) the executive’s continued failure to perform his or her assigned duties after notification; or (vii) the executive’s failure to reasonably cooperate in good faith with any governmental or internal investigation of us or our directors, officers or employees. An “involuntary termination without cause” also includes an executive’s termination of employment due to death or disability.

•

A “constructive termination” generally means an executive resigns employment after any of the following actions are taken or events occur without the executive’s written consent: (i) one or more reductions in the executive’s base salary that results in a total reduction in the executive’s base salary, as in effect immediately prior to the change in control or any higher base salary in effect following the change in control, by more than 10%; (ii) a relocation of the executive’s principal place of employment that increases the executive’s one-way commute by more than 35 miles; (iii) a substantial reduction in the executive’s authority, duties or responsibilities that are in effect immediately prior to the change in control, provided that if the executive holds the same position but the size of the executive’s employing entity or business unit has decreased significantly or our company or the executive’s employing entity ceases to be a publicly-traded corporation, the executive’s authority, duties and responsibilities will be considered to be substantially reduced; (iv) a reduction in the executive’s title; or (v) a substantial increase in executive’s required business travel as compared with the executive’s required business travel prior to the change in control.

We benefit by requiring the executive to execute an effective general waiver and release of claims in order to be eligible to receive benefits under the change in control plan. All other benefits (such as life insurance, disability coverage and 401(k) Plan eligibility) will terminate as of the executive’s termination date.

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Executive Compensation (continued)

The change in control plan does not provide for the gross up of any excise taxes imposed by section 4999 of the Code. If any of the severance benefits payable under the change in control plan would constitute a “parachute payment” within the meaning of section 280G of the Code, subject to the excise tax imposed by section 4999 of the Code, the change in control plan provides for a best after-tax analysis with respect to such payments, under which the executive will receive whichever of the following two alternative forms of payment would result in executive’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax: (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.

The executive would not receive benefits under the change in control plan in certain circumstances, including if (i) the executive voluntarily terminates employment with us to accept employment with another entity that is controlled, directly or indirectly, by us or is otherwise affiliated with us; (ii) the executive does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information and our code of conduct; or (iii) the executive does not return all company property. In addition, benefits would be terminated under the change in control plan if the executive willfully breaches his or her agreements with us relating to proprietary and confidential information or our code of conduct.

The structure and amount of benefits provided under the change in control plan are intended to balance our goals of attracting and retaining highly qualified individuals, providing the appropriate incentive for such individuals to perform in the best interests of our shareholders and maintaining responsible pay practices. Our compensation committee periodically reviews market data to gain a general understanding of the change in control benefits offered by our competitors and reviews the benefits offered under the change in control plan against such market data to ensure that the benefits under the change in control plan remain appropriate.

Equity Compensation Plans

The 2011 Plan and 2007 Plan and award agreements thereunder provide for potential vesting acceleration upon an executive’s termination in connection with a change in control and, at the discretion of the board of directors, upon certain change in control events, as further described above under the heading “Description of Compensation Arrangements—Equity Compensation Arrangements.” In addition, under the terms of the 2011 Plan and 2007 Plan and the option award agreements thereunder, the vested portion of stock options granted to the NEOs will generally expire three months after the applicable NEO’s termination of service, subject to extension under limited circumstances such as if the sale of shares during such time was prohibited by our insider trading policy or if exercise would result in violation of securities registration requirements. We refer to the period following the NEO’s termination during which he or she can continue to exercise his or her vested stock options as the post-termination exercise period. However, in termination situations involving the death or disability of an NEO, the post-termination exercise period is generally extended up to 12 months in connection with a termination due to disability and up to 18 months in connection with a termination due to death. As the value of such extended post-termination exercise periods is not quantifiable, such value is not included in the table below.

Potential Payments upon Termination or Change in Control Table

The following table estimates the potential severance payments and benefits under the change in control plan to which the NEOs, other than Mr. Young, would have been entitled in connection with specified termination events, calculated as if each NEO’s employment had terminated as of December 31, 2019. In addition, the table sets forth the amounts to which the NEOs would have been entitled under the 2011 Plan and 2007 Plan if, upon a corporate transaction or change in control transaction, the board of directors had exercised its discretion to accelerate the vesting and exercisability of stock options and the vesting of RSU awards, and such event had occurred on December 31, 2019. Due to Mr. Young’s resignation effective October 25, 2019, he was not eligible for any potential payments or benefits under any of the various scenarios below as of December 31, 2019, and there were otherwise no severance payments or other severance benefits provided to Mr. Young resulting from his resignation.

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Executive Compensation (continued)

There are no other agreements, arrangements or plans that entitle any NEOs to severance, perquisites or other benefits upon termination of employment or a change in control. For purposes of the table below, we have assumed that none of the potential severance benefits payable under the change in control plan would be subject to the excise tax imposed by section  4999 of the Code and therefore would not be reduced in accordance with the terms of the change in control plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

AS OF DECEMBER 31, 2019

Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control($)(1)		2011 Plan and 2007 Plan—Certain Corporate Transactions($)(2)

Bruce C. Cozadd	Lump Sum Cash Severance Payment	5,100,000		—

	COBRA Payments	75,468		—

	Vesting Acceleration(3)	17,388,053		17,388,053

	Benefit Total	22,563,520		17,388,053

Daniel N. Swisher, Jr.	Lump Sum Cash Severance Payment	2,666,250		—

	COBRA Payments	75,468		—

	Vesting Acceleration(3)	4,630,748		4,630,748

	Benefit Total	7,372,466		4,630,748

Robert Iannone, M.D., M.S.C.E	Lump Sum Cash Severance Payment	1,455,208		—

	COBRA Payments	53,868		—

	Vesting Acceleration(3)	2,192,095		2,192,095

	Benefit Total	3,701,171		2,192,095

Neena M. Patil	Lump Sum Cash Severance Payment	1,204,875		—

	COBRA Payments	—	(4)	—

	Vesting Acceleration(3)	2,156,159		2,156,159

	Benefit Total	3,361,034		2,156,159

(1)

These benefits would be payable under the change in control plan if the involuntary termination without cause or constructive termination occurred upon or within 12 months following a change in control and assuming such termination took place on December 31, 2019. The forms of stock option and RSU agreements under the 2011 Plan and the 2007 Plan provide for the same vesting acceleration benefit as shown here under the change in control plan, therefore no separate vesting acceleration benefit is listed. Pursuant to the change in control plan, an involuntary termination without cause also includes an individual’s death or disability.

(2)

These benefits would be payable under the 2011 Plan and the 2007 Plan if, upon a corporate transaction event, the board of directors exercised its discretion to accelerate the vesting and exercisability of outstanding stock options and RSU awards, assuming the vesting acceleration took place on December 31, 2019. For a description of the potential vesting acceleration provisions in the 2011 Plan and the 2007 Plan, see “Description of Compensation Arrangements—Equity Compensation Arrangements” above.

(3)

The value of stock option and RSU award vesting acceleration is based on the closing price of $149.28 per ordinary share as of December 31, 2019, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration.

(4)	Ms. Patil was not enrolled in the company’s health insurance plans as of December 31, 2019.

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Executive Compensation (continued)

Pay Ratio Disclosure

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO, or our CEO pay ratio. Consistent with the process adopted for 2018, to identify our median employee for 2019, we used the following methodology:

•	To determine our total population of employees, we included all full-time, part-time, regular and temporary employees as of October 1, 2019.

•

To identify our median employee from our employee population, we calculated the annual target amount of each employee’s 2019 base salary (using a reasonable estimate of the hours worked and no overtime for hourly employees) and bonus or commission, as applicable, and added the estimated value of all equity awards granted during 2019. For purposes of base salaries, bonuses and commissions, we used an estimate based on the rates in effect on October 1, 2019. To estimate the value of stock options, we multiplied the number of shares subject to each stock option by the estimated per share Black-Scholes value based on assumptions disclosed in our 2019 Annual Report on Form 10-K, and to estimate the value of other equity awards, we used the same methodology we use for reporting the value of equity awards granted to our NEOs in our Summary Compensation Table.

•	In making this determination, we annualized the base salaries, bonuses and commissions of employees who were employed by us for less than the entire calendar year.

•	Compensation paid in foreign currencies was converted to U.S. dollars based on the average daily exchange rates for the year to date period ending on October 1, 2019.

Using this approach, we determined our median employee and then calculated the annual total compensation of this employee for 2019 in accordance with the requirements of the Summary Compensation Table.

For 2019, the median of the annual total compensation of our employees (other than our CEO) was $214,881 and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $14,713,637. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 68 to 1.

The CEO pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Neither the compensation committee nor our management used our CEO pay ratio measure in making compensation decisions.

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DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

Pursuant to our non-employee director compensation policy, or director compensation policy, each non-employee director was entitled to receive the following cash compensation for board services, as applicable, for 2019:

•	a $60,000 annual retainer for service as a member of our board of directors (paid quarterly);

•	a supplemental $50,000 annual retainer for service as the Lead Independent Director (paid quarterly);

•

a supplemental annual retainer for the chairs of the following board committees in the following amounts: $25,000 for the chairperson of the audit committee, $22,500 for the chairperson of the compensation committee, $20,000 for the chairperson of the nominating and corporate governance committee and $22,500 for the chairperson of the transaction committee (each paid quarterly); and

•

a supplemental annual retainer for each member of the following board committees other than the chairs, in the following amounts: $15,000 for service as a member of the audit committee, $12,500 for service as a member of the compensation committee, $10,000 for service as a member of the nominating and corporate governance committee and $12,500 for service as a member of the transaction committee (each paid quarterly).

Our director compensation policy was originally approved by our board of directors in May 2013 and has been amended as follows: in August 2013 to, among other things, provide for cash retainers for the chairperson and members of the transaction committee; in May 2014 to provide for compensation to our Lead Independent Director and revise the number of initial and continuing equity grants; in October 2014 to provide for a tax equalization payment on any Irish tax that may be paid on company reimbursement of reasonable travel, lodging and meal expenses related to service on the board of directors; in April 2015 to revise the number of initial and continuing equity grants; in May 2016 to increase the annual retainer for service as a member of our board of directors, increase the annual retainer for service as our Lead Independent Director and revise the number of initial and continuing RSU awards; and in May 2018 to replace the fixed number of initial and continuing option and RSU awards with a specified grant date dollar value.

The director compensation policy currently provides for the automatic grant of equity awards to our non-employee directors over the period of their service on our board of directors. Any individual who first becomes a non-employee director is automatically granted the following: (a) an initial option to purchase ordinary shares that vests with respect to one-third of the shares on the first anniversary of the date of such individual’s election or appointment to the board of directors, and, with respect to the balance, in a series of 24 successive equal monthly installments thereafter and (b) an initial RSU award that vests in equal annual installments over three years from the date of such individual’s election or appointment to the board of directors, subject in each case to the non-employee director’s continuous service through such dates. The grant date value of the initial option together with the initial RSU award is equal to approximately $600,000, with generally 50% of the value delivered as an initial option and 50% of the value delivered as an initial RSU award, using the applicable ratio of stock option grants to RSUs that is approved by the compensation committee on an annual basis, with the actual share amounts for the initial option and initial RSU award to be determined by applying the value methodology used by the compensation committee for determining equity grants for employees generally. If a non-employee director does not stand for reelection at an annual general meeting of our shareholders in the year in which his or her term expires or otherwise resigns effective at an annual general meeting of our shareholders and, in either case, the non-employee director’s continuous service terminates at such meeting, then effective as of the date of such meeting, any unvested portion of the initial option award will become vested and exercisable, and any unvested portion of the initial RSU award will become vested, in each case with respect to the portion of the award that would have vested through the anniversary of the award’s vesting commencement date in the year of that meeting.

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Director Compensation (continued)

Under the current director compensation policy, each continuing non-employee director will automatically be granted the following continuing grants in connection with each annual general meeting: (a) a continuing option to purchase ordinary shares that vests in a series of 12 successive equal monthly installments beginning on the first day of the calendar month following the date of the annual general meeting of our shareholders with respect to which the option is granted and (b) a continuing RSU award that vests in full on the first anniversary of the date of the annual general meeting of our shareholders with respect to which the RSU award is granted, subject in each case to the non-employee director’s continuous service through such dates. The grant date value of the continuing option together with the continuing RSU award is equal to approximately $400,000, with generally 50% of the value delivered as a continuing option and 50% of the value delivered as a continuing RSU award, using the applicable ratio of stock option grants to RSUs that is approved by the compensation committee on an annual basis, with the actual share amounts for the continuing option and continuing RSU award to be determined by applying the value methodology used by the compensation committee for determining equity grants for employees generally. If a director is elected or appointed as a director for the first time other than at an annual general meeting, in order to receive automatic continuing grants, the director must have first joined the board at least four calendar months before the date of the applicable annual general meeting. If a director is elected or appointed as a director for the first time at an annual general meeting, the director will not receive automatic continuing grants for such meeting. If a non-employee director does not stand for reelection at an annual general meeting of our shareholders in the year in which his or her term expires or otherwise resigns effective at an annual general meeting of our shareholders and, in either case, the non-employee director’s continuous service terminates at such meeting, then effective as of the date of such meeting, any unvested portion of the continuing option award will become vested and exercisable in full and any unvested portion of a continuing RSU award will become vested in full.

The automatic initial and continuing options and RSU awards are granted under the Amended and Restated 2007 Non-Employee Directors Stock Award Plan, or 2007 Directors Plan.

The grant date of these equity awards is the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date the director first joined our board of directors (with respect to the automatic initial option and RSU awards) or the date of our annual general meeting (with respect to the automatic continuing option and RSU awards). The other terms and conditions applicable to equity awards made to our non-employee directors are included below under the heading “Equity Compensation Plans.”

In addition, our non-employee directors are reimbursed for travel and other reasonable expenses incurred in attending board or committee meetings, as are our employees who serve as directors. If any reimbursement payment is subject to tax imposed by the Irish Revenue Commissioners, each non-employee director is also entitled to a tax equalization payment in order to allow them to retain the full reimbursement payment. There were no such tax equalization payments made to any of our non-employer director with respect to any reimbursement payments in 2019.

The compensation committee will continue to monitor the impact of COVID-19 on the global economy, our business and the design of our director compensation program.

Directors Continuing Education

In furtherance of our ongoing commitment to the continuing education of our directors, our nominating and corporate governance committee adopted a policy for the reimbursement of director continuing education in February 2013, as amended in February 2014. Under this policy, we will pay or reimburse each director for enrollment fees and reasonable expenses incurred in connection with attending and participating each year in one director continuing education program and in one healthcare industry continuing education program, each sponsored by an outside provider.

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Director Compensation (continued)

Directors Deferred Compensation Plan

In May 2007, the Jazz Pharmaceuticals, Inc. board of directors adopted the Directors Deferred Compensation Plan, which was amended and restated in August 2010. The Directors Deferred Compensation Plan, as amended and restated, is referred to in this proxy statement as the Directors Deferred Plan. We continued and assumed the Directors Deferred Plan in connection with the Azur Merger. The Directors Deferred Plan allows each non-employee director to elect to defer receipt of all or a portion of his or her annual retainer fees to a future date or dates. Amounts deferred under the Directors Deferred Plan are credited as our ordinary shares to a phantom stock account, and the number of shares credited is based on the amount of the retainer fees deferred divided by the market value of our ordinary shares on the first trading day of the first open window period following the date the retainer fees were deemed earned. On the tenth business day following the day of separation from the board of directors or the occurrence of a change in control, or as soon thereafter as practical once the non-employee director has provided the necessary information for electronic deposit of the deferred shares, each non-employee director will receive (or commence receiving, depending upon whether the director has elected to receive distributions from his or her phantom stock account in a lump sum or in installments over time) a distribution from his or her phantom stock account in our ordinary shares. The Directors Deferred Plan may be amended or terminated at any time by the board of directors. The Directors Deferred Plan in form and operation is intended to be compliant with section 409A of the Code.

Although we continue to maintain the Directors Deferred Plan, since the closing of the Azur Merger we have not permitted our non-employee directors to defer any annual retainer fees under the Directors Deferred Plan. On October 31, 2019, our board of directors approved the termination of the Directors Deferred Plan, and all outstanding phantom stock will be distributed to each applicable non-employee director in November 2020.

Ownership Guidelines for Directors

We maintain share ownership guidelines for our non-employee directors, originally adopted in February 2013 and amended in May 2018. Under the guidelines, giving effect to an amendment in May 2018, each non-employee director is expected to own a number of the company’s ordinary shares with a value equal to five times his or her annual cash retainer (increased from three times the annual cash retainer prior to May 2018). The guidelines provide that the individuals subject to the guidelines are expected to establish the minimum ownership levels within five years of first becoming subject to the guidelines (and, with respect to the amended guidelines in May 2018, by the last day of 2021 for individuals subject to the guidelines as of January 1, 2018). As of March 31, 2020, each non-employee director was in compliance with his or her share ownership requirement under the applicable guidelines, except for Ms. O’Riordan who joined our board of directors in February 2019 and, accordingly, has five years from her appointment, or until 2024, to comply with the guidelines.

Equity Compensation Plans

The 2007 Directors Plan, which was initially adopted by the Jazz Pharmaceuticals, Inc. board of directors and approved by the Jazz Pharmaceuticals, Inc. stockholders in connection with its initial public offering, was continued and assumed by us upon the consummation of the Azur Merger. The automatic initial and continuing stock awards under our director compensation policy described above are granted under the 2007 Directors Plan.

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Director Compensation (continued)

With respect to options granted under the 2007 Directors Plan and 2007 Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason other than disability or death, or, with respect to options granted under the 2007 Directors Plan only, after any 12-month period following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If such optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise the option for a period of 12 months in the event of disability, and 18 months in the event of death. With respect to options granted under the 2007 Directors Plan, if such optionee’s service terminates within 12 months following a specified change in control transaction, the optionee may exercise any vested portion of the option for a period of 12 months following the effective date of such a transaction. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

With respect to RSU awards granted under the 2007 Directors Plan and 2007 Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason, any RSU awards that were unvested as of the date of such termination will be forfeited.

In the event of certain significant corporate transactions (which generally have a meaning similar to “corporate transaction” under the 2011 Plan), all outstanding awards under the 2007 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, then (a) with respect to any such awards that are held by participants then performing services for us or our affiliates, the vesting and exercisability of such awards will be accelerated in full and such awards will be terminated if not exercised (if applicable) prior to the effective date of the corporate transaction and (b) all other outstanding awards will terminate if not exercised prior to the effective date of the corporate transaction. The board of directors may also provide that the holder of an outstanding award not assumed in the corporate transaction will surrender such award in exchange for a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the award, over (ii) the exercise price otherwise payable in connection with the exercise. In addition, the vesting and exercisability of awards under the 2007 Directors Plan held by non-employee directors who are either required to resign their position as a condition of a specified change in control transaction (which generally has a similar meaning as a “change in control” under the 2011 Plan) or are removed from their position in connection with such a change in control will be accelerated in full.

The treatment of outstanding options and RSU awards under the 2007 Plan in the event of certain significant corporate transactions or a specified change in control transaction is described above under the heading “Executive Compensation—Description of Compensation Arrangements—Equity Compensation Arrangements—2007 Equity Incentive Plan.”

2019 Equity Grants

In accordance with our non-employee director compensation policy described above, we made automatic continuing grants to each of our non-employee directors as a result of their continuing on the board of directors through our annual general meeting in August 2019, which continuing grants were comprised of an option to purchase 4,805 ordinary shares and an RSU award covering 1,920 ordinary shares. All options and RSUs granted to non-employee directors during 2019 were granted under the 2007 Directors Plan.

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Director Compensation (continued)

Director Compensation Table

The following table sets forth certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2019. Mr. Cozadd, our Chairman and CEO, is not listed in the following table because he is our employee. Mr. Cozadd’s compensation is described under “Executive Compensation.” Mr. Cozadd received no additional compensation for serving on our board of directors in 2019.

DIRECTOR COMPENSATION FOR FISCAL 2019

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)

Paul L. Berns	72,500	263,270	196,803	—	532,573

Patrick G. Enright	87,500	263,270	196,803	—	547,573

Peter Gray	97,500	263,270	196,803	—	557,573

Heather Ann McSharry	107,500	263,270	196,803	—	567,573

Seamus Mulligan	82,500	263,270	196,803	—	542,573

Kenneth W. O’Keefe	75,000	263,270	196,803	—	535,073

Anne O’Riordan	63,788	660,955	502,382	—	1,227,126

Norbert G. Riedel, Ph.D.	95,000	263,270	196,803	—	555,073

Elmar Schnee	82,500	263,270	196,803	—	542,573

Catherine A. Sohn, Pharm.D.	82,500	263,270	196,803	—	542,573

Rick E Winningham	120,000	263,270	196,803	—	580,073

(1)

The dollar amounts in this column represent each non-employee director’s actual annual cash retainer earned for board services in 2019, which is equal to the aggregate of his or her annual retainer of $60,000 plus his or her annual retainers for service on one or more board committees, and for Mr. Winningham, for service as Lead Independent Director. Each non-employee director’s total fees were earned and payable in four quarterly installments subject to the non-employee director’s continuous service at the end of each quarter. Fees paid to each of Mses. McSharry and O’Riordan and Messrs. Gray, Mulligan and Schnee were paid in Euro. The conversion to U.S. dollars was calculated based on the average exchange rate for each quarter as reported by the OANDA Corporation. Following the Azur Merger, the board of directors did not permit cash retainer fees to be deferred by our non-employee directors pursuant to the Directors Deferred Plan. The total number of ordinary shares previously credited to each individual non-employee director’s phantom stock account under the Directors Deferred Plan as of December 31, 2019 was as follows: 4,691 shares for Mr. Berns; 9,929 shares for Mr. Enright; 22,249 shares for Mr. O’Keefe; and no shares for the other non-employee directors.

(2)

The dollar amounts in this column reflect the aggregate grant date fair value of RSU awards computed in accordance with ASC 718. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(3)

The aggregate number of shares subject to outstanding stock options and RSU awards held by the non-employee directors listed in the table above as of December 31, 2019 was as follows: 31,085 shares subject to outstanding stock options and 1,920 shares subject to outstanding RSUs for each of Messrs. Berns and Mulligan; 8,540 shares subject to outstanding stock options and 1,920 shares subject to outstanding RSUs for Mr. Enright; 34,585 shares subject to outstanding stock options and 1,920 shares subject to outstanding RSUs for Dr. Sohn; 26,585 shares subject to outstanding stock options and 1,920 shares subject to outstanding RSUs for Mr. O’Keefe; 30,085 shares subject to outstanding stock options and 1,920 shares subject to outstanding RSUs for each of Ms. McSharry, Mr. Gray and Dr. Riedel; 22,085 shares subject to outstanding stock options and 1,920 shares subject to outstanding RSUs for Mr. Winningham; 23,785 shares subject to outstanding stock options and 1,920 shares subject to outstanding RSUs for Mr. Schnee; and 11,905 shares subject to outstanding stock options and 4,760 shares subject to outstanding RSUs for Ms. O’Riordan.

(4)

The dollar amounts in this column represent the aggregate grant date fair value of each stock option award granted to our non-employee directors in 2019. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the company’s 2019 Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review of Related Party Transactions

We have adopted a Related Party Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we are, were or will be a participant, and the amount involved exceeds $120,000, and any “related person” had, has or will have a direct or indirect material interest (other than solely as a result of being a director or a beneficial owner of less than 10% of any class of a company’s voting securities). Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management must present information regarding the related-person transaction to our audit committee (or, if audit committee approval would be inappropriate, to another independent body of our board of directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related person(s), the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information that our GC deems reasonably necessary from each director, executive officer and (to the extent feasible) significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our GC, or, if the employee is an executive officer, to our board of directors. In considering related-person transactions, our audit committee (or other independent body of our board of directors) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee (or other independent body of our board of directors) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee (or other independent body of our board of directors) determines in the good faith exercise of its discretion.

Transactions with Related Persons; Indemnification

Transactions with Related Persons. Since January 1, 2019, we have not engaged in any transactions, nor are any such transactions currently proposed, in which we were a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

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Certain Relationships and Related Party Transactions (continued)

Indemnification. We have entered into indemnification agreements with our directors, executive officers and certain other of our officers and employees. These indemnification agreements require us, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits, proceedings and other actions by reason of the fact that such person is or was a director, officer, employee, consultant, agent or fiduciary of our company or any of our subsidiaries or other affiliated enterprises. The rights of each person who is a party to an indemnification agreement are in addition to any other rights such person may have under our Amended and Restated Memorandum and Articles of Association, the Irish Companies Act 2014, any other agreement, a vote of the shareholders of our company, a resolution of directors of our company or otherwise. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors’ and officers’ liability insurance.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, designated Class I, Class II and Class III. The term of the Class I directors will expire on the date of our 2021 annual meeting of shareholders; the term of the Class II directors will expire on the date of the 2022 annual meeting of shareholders; and the term of the Class III directors will expire on the date of this annual meeting of shareholders. At each annual meeting of shareholders, successors to the directors whose term expires at that annual meeting are put forward for election for a three-year term.

The board of directors currently has 12 members and there are no vacancies. There are currently four directors in Class III, the class whose term of office expires at this annual meeting, all of whom are standing for election at the annual meeting. Our Class III directors are Bruce C. Cozadd, Heather Ann McSharry, Anne O’Riordan and Rick E Winningham. All four directors were nominated for election by the board of directors upon the recommendation of our nominating and corporate governance committee. Each of Mr. Cozadd, Ms. McSharry and Mr. Winningham were previously elected to our board of directors by our shareholders. Ms. O’Riordan, who joined the board of directors in February 2019, was initially recommended to our Chief Executive Officer by our director, Mr. Gray, and thereafter, recommended by our Chief Executive Officer to the nominating and corporate governance committee.

In order to be elected as a director at the annual meeting to hold office until the 2023 annual meeting of shareholders, each nominee must be appointed by an ordinary resolution, meaning each must individually receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented in person or by proxy at the annual meeting (including any adjournment thereof). Under our constitution, if, at any annual meeting of shareholders, the number of directors is reduced below the minimum prescribed by the board of directors pursuant to our constitution due to the failure of any director nominee to receive the affirmative vote of a majority of the votes cast, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each such director would remain a director (subject to the provisions of the 2014 Act and our constitution) only until the conclusion of the next annual meeting of shareholders unless he or she is re-elected at such time.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxy holders will vote your proxy for the election of any substitute nominee as may be proposed by the nominating and corporate governance committee. Each nominee has consented to being named as a nominee in this proxy statement and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If elected at the annual meeting by the affirmative vote of a majority of the votes cast on his election, each nominee would serve as a director until the 2023 annual meeting of shareholders and until his successor has been elected and qualified, or, if sooner, until his death, resignation, retirement, disqualification or removal. It is our policy to invite directors and nominees for director to attend annual meetings of shareholders. All 12 of our directors attended our 2019 annual meeting of shareholders.

Vacancies on the board of directors, including a vacancy that results from an increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the directors then in office, provided that a quorum is present at the relevant board meeting. A director elected by the board of directors to fill a vacancy in a class will serve for the remainder of the full term of that class and until the director’s successor is elected and qualified, or, if sooner, until his or her death, resignation, retirement, disqualification or removal. Under our constitution, if the number of directors is increased, directors are apportioned among the classes to maintain the number of directors in each class as nearly equal as possible, or as the Chairman of our board may otherwise direct. Accordingly, Ms. O’Riordan was appointed as the fourth member of Class III, as each of Class I and II already had four members, and she is up for election at this 2020 annual meeting.

The following includes a brief biography of each nominee for director and each of our other current directors, including their respective ages, as of June 1, 2020. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the nominating and corporate governance committee and the board of directors to determine that the applicable nominee or other current director should serve as a member of the board of directors. We evaluate diversity considerations as well as the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions.

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Proposal 1 (continued)

Class III Director Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting

Bruce C. Cozadd Chairman and Chief Executive Officer of Jazz Pharmaceuticals

Director since 2012

Age 56

Key Qualifications and Expertise:

As a co-founder and our Chief Executive Officer of over 10 years, he brings to our board a deep and comprehensive knowledge of our business, as well as shareholder-focused insight into effectively executing the company’s strategy and business plans to maximize shareholder value.

Committee Assignments:

•  None

Other Current Public Boards:

•  None

Bruce C. Cozadd has served as our Chairman and Chief Executive Officer since the closing of the Azur Merger in January 2012, and from October 2019 through March 2020, he served as our interim principal financial officer. Mr. Cozadd co-founded Jazz Pharmaceuticals, Inc. and has served as Chairman and Chief Executive Officer of Jazz Pharmaceuticals, Inc. since April 2009. From 2003 until 2009, he served as Jazz Pharmaceuticals, Inc.’s Executive Chairman and as a member of its board of directors. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company acquired by Johnson & Johnson, most recently as Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation, he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. He serves on the boards of two non-profit organizations, The Nueva School and SFJAZZ. Mr. Cozadd previously served on the boards of directors of Cerus Corporation from 2001 to January 2018 and Threshold Pharmaceuticals, Inc. from 2005 to August 2017. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Heather Ann McSharry Director, CRH plc, Greencore Group plc and Uniphar plc

Director since 2013

Age 58

Key Qualifications and Expertise:

Ms. McSharry brings to our board of directors over 30 years of experience in multiple international industries, including healthcare, consumer goods and financial services, as well as expertise in crisis management, cybersecurity and privacy issues relevant to our business.

Committee Assignments:

•  Audit Committee

•  Nominating & Corporate Governance Committee (Chair)

Other Current Public Boards:

•  CRH plc

•  Greencore Group plc

•  Uniphar plc

Heather Ann McSharry has served as a member of our board of directors since May 2013 and was appointed as chairperson of our nominating and corporate governance committee in August 2017. Ms. McSharry currently serves as a non-executive director on the boards of directors of several public and private companies, including CRH plc, an international building materials group, Greencore Group plc, an international manufacturer of convenience foods and Uniphar plc, a diversified healthcare services company. From 2006 to 2009, Ms. McSharry was Managing Director Ireland of Reckitt Benckiser, a multinational health, home and hygiene consumer products company. From 1989 to 2006, she held various positions at Boots Healthcare, a leading global consumer healthcare company, most recently as Managing Director of Boots Healthcare Ireland Limited. Ms. McSharry served on the board of directors of the Bank of Ireland from 2007 to 2011 and on the board of the Industrial Development Agency in Ireland from 2010 to 2014. Ms. McSharry holds a Bachelor of Commerce and a Master of Business Studies degree from University College Dublin.

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Proposal 1 (continued)

Anne O’Riordan Group Director of Digital, Jardine Matheson Limited

Director since 2019

Age 52

Key Qualifications and Expertise:

Ms. O’Riordan brings to our board of directors nearly 30 years of knowledge and leadership experience advising life sciences and healthcare companies across the globe, with a uniquely diverse perspective attributable to her geographic residency in Asia. Ms. O’Riordan’s background in advising life sciences companies with respect to significant global markets provides an important contribution to our board of director’s mix of backgrounds, experiences and skills.

Committee Assignments:

•  Audit Committee

Other Current Public Boards:

•  None

Anne O’Riordan has served as a member of our board of directors since February 2019. Since June 2019, Ms. O’Riordan has served as Group Director of Digital of Jardine Matheson Limited, an Asian conglomerate headquartered in Hong Kong, where she also serves on the board of directors. From 1990 to March 2019, Ms. O’Riordan held various leadership positions in the life sciences industry group in each of the operating units of Accenture (formerly Andersen Consulting) in North America, Europe and Asia Pacific. She most recently served as Global Industry Senior Managing Director of Accenture’s Life Sciences Business from 2012 to 2019. Between 2008 and 2012, Ms. O’Riordan led Accenture’s life sciences practice in Asia Pacific, focusing on strategic client development, market entry and business transformation. Prior to that, she led Accenture’s European health and life sciences business, working with clients across Europe on significant regional transformation initiatives. She also spent nine years in North America working with pharmaceutical and medical products clients. She currently serves on the board of governors of the American Chamber of Commerce in Hong Kong, or AmCham Hong Kong, where she serves as the Treasurer and the board liaison for the Healthcare Committee. She is also a long-standing member of the Women of Influence Committee of AmCham Hong Kong as well as a member of The Women’s Foundation and the 30% Club. Ms. O’Riordan received a B.Sc in Biotechnology from Dublin City University as well as a postgraduate diploma in Financial Accounting and MIS from the National University of Galway, Ireland.

Rick E Winningham Chief Executive Officer and Chairman of the Board of Directors of Theravance Biopharma, Inc.

Director since 2012

Age 60

Key Qualifications and Expertise:

Mr. Winningham’s experience in senior management positions in the pharmaceutical industry provides significant industry knowledge and operational and management expertise to our board of directors.

Committee Assignments:

•  Nominating & Corporate Governance Committee

Other Current Public Boards:

•  Theravance Biopharma, Inc.

Rick E Winningham has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2010 until the closing of the Azur Merger. In May 2014, Mr. Winningham was appointed as Lead Independent Director of our board of directors. Mr. Winningham has served as Chairman of the board of directors of Theravance Biopharma, Inc., a biopharmaceutical company, since July 2013. He has served as Chief Executive Officer of Theravance Biopharma, Inc. since its spin-off from Innoviva, Inc. in June 2014. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Innoviva, Inc., where he also served as Chairman of the Board of Directors from April 2010 to October 2014. From 1997 to 2001, he served as President of Bristol-Myers Squibb Oncology/Immunology/Oncology Therapeutics Network and, from 2000 to 2001, as President of Global Marketing. Mr. Winningham is a member of Biotechnology Industry Organization’s board of directors and serves on the Health Section Governing Board Standing Committee on Reimbursement. He previously served as a member of the board of directors of OncoMed Pharmaceuticals, Inc. from June 2015 until the company’s merger with Mereo BioPharma Group plc in April 2019. He also served as a member of the board of directors of the California Healthcare Institute, or CHI, from November 2011 to March 2015 and served as its Chairman from January 2014 until CHI merged with Bay Area Bioscience Association to become the California Life Sciences Association, or CLSA, in March 2015. Mr. Winningham is on the board of directors of CLSA, and served as its Chairman from March 2015 until November 2015. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. from Southern Illinois University.

The board of directors recommends a vote “FOR” each nominee named above.

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Proposal 1 (continued)

Class I Directors Continuing in Office Until the 2021 Annual Meeting

Peter Gray Chairman, UDG Healthcare plc

Director since 2013

Age 65

Key Qualifications and Expertise:

Given his experience as Chief Executive Officer and Chief Financial Officer of ICON plc, Mr. Gray brings to our board of directors and audit committee over 30 years of experience in financial and operational management within the pharmaceutical industry.

Committee Assignments:

•  Audit Committee (Chair)

Other Current Public Boards:

•  UDG Healthcare plc

Peter Gray has served as a member of our board of directors since May 2013 and was appointed as chairperson of our audit committee in April 2014. Mr. Gray currently serves as Chairman of the board of directors of UDG Healthcare plc, an international provider of healthcare services. He is also Chairman of two privately-held companies providing outsourced services to the biopharma industry and chairs a non-profit educational establishment. In September 2011, Mr. Gray retired from his position as Chief Executive Officer of ICON plc, a global provider of outsourced development services to the pharmaceutical, biotechnology and medical device industries, which he held since November 2002. At ICON plc, Mr. Gray previously served as Group Chief Operating Officer from June 2001 to November 2002 and Chief Financial Officer from June 1997 to June 2001. From November 1983 to November 1989, Mr. Gray served as senior financial officer at Elan Corporation plc, a pharmaceutical company. Mr. Gray holds a degree in law from Trinity College Dublin and qualified as a chartered accountant in 1981.

Kenneth W. O’Keefe Managing Director of Beecken Petty O’Keefe & Company

Director since 2012

Age 53

Key Qualifications and Expertise:

As a member of Beecken Petty O’Keefe & Company, Mr. O’Keefe brings to our board of directors significant expertise in accounting and financial matters and in analyzing and evaluating financial statements, as well as substantial experience managing private equity investments. He serves or has served on the audit committee of several companies in the healthcare industry. As the former chairperson and current member of our audit committee, Mr. O’Keefe brings to our board of directors detailed knowledge of our financial position and financial statements.

Committee Assignments:

•  Audit Committee

Other Current Public Boards:

•  None

Kenneth W. O’Keefe has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2004 until the closing of the Azur Merger. Since January 2018, he has been Managing Director of Beecken Petty O’Keefe & Company, a private equity firm, which he co-founded. From November 2015 to January 2018, he was Chief Executive Officer, from January 2011 to November 2015, he was Managing Partner, and from 1997 to January 2011, he was Managing Director, of Beecken Petty O’Keefe & Company. He serves on the boards of several privately-held healthcare companies. He received a B.A. from Northwestern University and an M.B.A. from the University of Chicago.

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Proposal 1 (continued)

Elmar Schnee Chairman, Calliditas Therapeutics AB and Santhera Pharmaceuticals Holding AG

Director since 2014

Age 61

Key Qualifications and Expertise:

With his experience as Chairman and Chief Executive Officer of Cardiorentis Ltd., his operational experience at Merck KGaA and other companies and his experience serving on the boards of directors of life sciences companies, including Gentium, Mr. Schnee brings to our board of directors significant experience in executive management, operational excellence and industry knowledge, having held diverse leadership positions at various global pharmaceutical companies.

Committee Assignments:

•  Nominating & Corporate Governance Committee

Other Current Public Company Boards:

•  Calliditas Therapeutics AB

•  Santhera Pharmaceuticals Holding AG

Elmar Schnee has served as a member of our board of directors since August 2014 and previously served as a director of Gentium S.p.A. (now a subsidiary of Jazz Pharmaceuticals plc) from May 2012 until April 2014. Mr. Schnee has served as Chairman of the boards of Santhera Pharmaceuticals Holding AG, a specialty pharmaceutical company, since April 2017 and Calliditas Therapeutics AB, a specialty pharmaceutical company, since May 2019. In addition, he serves on the boards of directors of several privately-held life sciences companies and, since January 2020, has been serving as Chairman of Advanz Pharma Corp., a global pharmaceutical company, which delisted from the Toronto Stock Exchange in March 2020. From June 2016 to December 2019, he served as a management advisor to MindMaze SA, a neuro-technology company, where he also served as Chief Operating Officer from June 2016 to April 2017. From November 2013 to August 2015, Mr. Schnee served as a non-executive director of Cardiorentis Ltd., a biopharmaceutical company, where he served as Chairman and Chief Executive Officer from October 2011 until November 2013. From 2003 to 2011, Mr. Schnee held various positions in senior management at Merck KGaA, a global pharmaceutical and chemical group. In November 2005, Mr. Schnee was appointed as Deputy Member of the Executive Board responsible for the global pharmaceuticals business. In 2006, he was appointed as a member of the Executive Board and General Partner of Merck KGaA, with responsibility for global pharmaceutical activities, and served in this position until 2011. Prior to Merck KGaA, Mr. Schnee held senior positions in strategy, business development and marketing at UCB SA, Sanofi-Synthélabo SA, Migliara/Kaplan Associates, Inc. and Fisons Pharmaceuticals PLC. From June 2016 until May 2019, he served on the board of directors of Stallergenes-Greer plc. Mr. Schnee holds both a bachelor’s degree in marketing and a master’s degree in marketing and general management from the Swiss Institute of Business Administration in Zurich.

Catherine A. Sohn, Pharm.D. Chairperson, BioEclipse Therapeutics Inc., and Director, Axcella Health Inc., Landec Corporation and Rubius Therapeutics

Director since 2012

Age 67

Key Qualifications and Expertise:

Dr. Sohn brings to our board of directors three decades of product development, strategic marketing and business development transaction experience in the pharmaceutical industry and a global perspective that is directly relevant to our company.

Committee Assignments:

•  Compensation Committee

•  Nominating & Corporate Governance Committee

Other Current Public Company Boards:

•  Axcella Health Inc.

•  Landec Corporation

•  Rubius Therapeutics

Catherine A. Sohn, Pharm.D. has served as a member of our board of directors since July 2012. Dr. Sohn serves as an independent director on the boards of directors of three public companies: Axcella Health Inc., a biotechnology company, Landec Corporation, a life sciences company, and Rubius Therapeutics, a biotechnology company. She also serves as Chairperson of the board of BioEclipse Therapeutics, Inc., a privately-held clinical-stage biopharmaceutical company. From January 2014 to May 2017, Dr. Sohn served as an independent director on the board of directors of Neuralstem, Inc., a publicly-traded life sciences company. From 1998 to 2010, she was Senior Vice President, Worldwide Business Development and Strategic Alliances at GlaxoSmithKline Consumer Healthcare. From 1994 to 1998, she was Vice President, Worldwide Strategic Product Development at SmithKline Beecham Pharmaceuticals plc in the pharmaceutical division. From 1982 to 1994, she held a series of positions in Medical Affairs, Pharmaceutical Business Development and U.S. Product Marketing at SmithKline Beecham Pharmaceuticals plc and its predecessor, Smith, Kline & French. Dr. Sohn holds the position of Adjunct Professor at the University of California, San Francisco. She received a Doctor of Pharmacy from the University of California, San Francisco, School of Pharmacy and a Certificate of Professional Development from the Wharton School at the University of Pennsylvania. Dr. Sohn was named Woman of the Year by the Healthcare Businesswomen’s Association (2003), Distinguished Alumnus of the Year by the University of California, San Francisco (2000) and is a Certified Licensing Professional and a National Association of Corporate Directors Board Leadership Fellow.

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Proposal 1 (continued)

Class II Directors Continuing Until the 2022 Annual Meeting

Paul L. Berns Venture Partner, ARCH and Executive Chair, BlackThorn Therapeutics

Director since 2012

Age 53

Key Qualifications and Expertise:

With his experience as Chief Executive Officer of Allos Therapeutics, Inc., Anacor Pharmaceuticals, Inc. and Bone Care International Inc., and his experience serving on the boards of directors of public companies, Mr. Berns provides significant management experience and industry knowledge, particularly in product development, international sales and marketing and business development.

Committee Assignments:

•  Compensation Committee

Other Current Public Company Boards:

•  UNITY Biotechnology, Inc.

Paul L. Berns has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2010 until the closing of the Azur Merger. Mr. Berns is a venture partner at ARCH, a venture capital firm, and Executive Chair of BlackThorn Therapeutics, a clinical-stage, privately-held biopharmaceutical company, where he serves on the board of directors. He also currently serves as Chairman of the board of Epirium Bio, Inc., a clinical-stage, privately-held biopharmaceutical company, as well as on the board of directors of UNITY Biotechnology, Inc., a publicly-held biotechnology company. From March 2014 to June 2016, he served as the Chief Executive Officer and President of Anacor Pharmaceuticals, Inc., a biopharmaceutical company, which was acquired by Pfizer Inc. in June 2016. He also served as a member of the board of directors of Anacor Pharmaceuticals, Inc. from 2012 until 2016, including as Chairman of its board of directors from 2013 until 2016. From September 2012 to March 2014, he was a self-employed consultant to the pharmaceutical industry. From March 2006 to September 2012, he served as President and Chief Executive Officer, and as a member of the board of directors, of Allos Therapeutics, Inc., a pharmaceutical company acquired by Spectrum Pharmaceuticals, Inc. From July 2005 to March 2006, Mr. Berns was a self-employed consultant to the pharmaceutical industry. From June 2002 to July 2005, Mr. Berns was President, Chief Executive Officer and a director of Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005. From 2001 to 2002, Mr. Berns served as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories, a pharmaceutical company. From 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll, a pharmaceutical company, and from 1990 to 2000, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Berns previously served on the boards of directors of Menlo Therapeutics Inc. from November 2017 to March 2020, Cellectar Biosciences, Inc. (formerly Novelos Therapeutics, Inc.) from November 2013 to June 2016 and XenoPort, Inc. from 2005 to May 2016. Mr. Berns received a B.S. in Economics from the University of Wisconsin.

Patrick G. Enright Managing Director, Longitude Capital

Director since 2012

Age 58

Key Qualifications and Expertise:

Based on his experience as a venture capital investor focused on life sciences companies and his past work in the pharmaceutical industry, Mr. Enright brings to our board of directors over 30 years of operating experience and financial expertise in the life sciences industry.

Committee Assignments:

•  Audit Committee

•  Compensation Committee

Other Current Public Company Boards:

•  Aimmune Therapeutics, Inc.

•  Aptinyx Inc.

Patrick G. Enright has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2009 until the closing of the Azur Merger. Since 2006, Mr. Enright has served as Managing Director of Longitude Capital, a venture capital firm, of which he is a founder. Prior to Longitude Capital, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Prior to Pequot, he was a Managing Member of the Delta Opportunity Fund at Diaz & Altschul Capital Management. Mr. Enright began his investment career at PaineWebber Development Corporation. Mr. Enright also has significant life sciences operations experience including senior executive positions at Valentis, Boehringer Mannheim (acquired by Roche) and Sandoz (now known as Novartis). Mr. Enright currently serves as the Chairman of the board of Aptinyx Inc., clinical-stage biopharmaceutical company. In addition, he serves on the board of Aimmune Therapeutics, Inc., a biopharmaceutical company, and several private company boards. Selected prior public company board memberships include Codexis, Inc., Corcept Therapeutics, Inc., Esperion Therapeutics, Inc., Horizon Pharma plc and Threshold Pharmaceuticals, Inc. Mr. Enright received a B.S. in Biological Sciences from Stanford University and an M.B.A. from the Wharton School of the University of Pennsylvania.

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Proposal 1 (continued)

Seamus Mulligan Director, Jazz Pharmaceuticals

Director since 2012

Age 59

Key Qualifications and Expertise:

As a founder of Azur Pharma and a pharmaceutical industry executive, Mr. Mulligan brings to our board of directors an expertise in business development and over 30 years of experience in the pharmaceutical industry.

Committee Assignments:

•  None*

Other Current Public Company Boards:

•  None

*While Mr. Mulligan is not a member of any of our three standing committees of the board, he serves as Chair of our Transaction Committee.

Seamus Mulligan has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a founder and principal investor of Azur Pharma. From 2014 until 2018, Mr. Mulligan served as Chairman and Chief Executive Officer of Adapt Pharma Ltd., a specialty pharmaceutical company, which was acquired in October 2018 by Emergent BioSolutions Inc., a multinational specialty biopharmaceutical company, where Mr. Mulligan served on the board of directors from March 2019 until May 2020. From 2006 until April 2017, Mr. Mulligan served as Executive Chairman of Circ Pharma Limited and its subsidiaries, a pharmaceutical development stage group. Mr. Mulligan served as our Chief Business Officer, International Business Development from the closing of the Azur Merger until February 2013. Mr. Mulligan served as Azur Pharma’s Chairman and Chief Executive Officer and as a member of its board of directors from 2005 until the closing of the Azur Merger. From 1984 until 2004, he held various positions with Elan Corporation, plc, a pharmaceutical company, most recently as Executive Vice President, Business and Corporate Development, and prior to that position, held the roles of President of Elan Pharmaceutical Technologies, the drug delivery division of Elan Corporation, plc, Executive Vice President, Pharmaceutical Operations, Vice President, U.S. Operations and Vice President, Product Development. He served as a member of the board of directors of the U.S. National Pharmaceutical Council until 2004. Mr. Mulligan received a B.Sc. (Pharm) and M.Sc. from Trinity College Dublin.

Norbert G. Riedel, Ph.D. Chief Executive Officer and President of Aptinyx Inc.

Director since 2013

Age 62

Key Qualifications and Expertise:

Dr. Riedel brings significant scientific, drug discovery and development, and commercial expertise to our board of directors with over 20 years of experience in the biotechnology and pharmaceutical industries.

Committee Assignments:

•  Compensation Committee (Chair)

Other Current Public Company Boards:

•  Aptinyx, Inc. (CEO)

•  Eton Pharmaceuticals, Inc.

Norbert G. Riedel, Ph.D. has served as a member of our board of directors since May 2013 and was appointed chairperson of our compensation committee in August 2013. Since September 2015, Dr. Riedel has served as Chief Executive Officer and President of Aptinyx, Inc., a biopharmaceutical company spun out of its predecessor company, Naurex, Inc., where Dr. Riedel served as Chief Executive Officer and President from January 2014 to September 2015. From 2001 to 2013, he served as Corporate Vice President and Chief Scientific Officer of Baxter International Inc., a diversified healthcare company, where from 1998 to 2001, he also served as President and General Manager of the recombinant therapeutic proteins business unit and Vice President of Research and Development of the bioscience business unit. From 1996 to 1998, Dr. Riedel served as head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi, a global pharmaceutical company. Dr. Riedel served on the board of directors of Ariad Pharmaceuticals, Inc., an oncology company, from May 2011 until the company was acquired in February 2017. Dr. Riedel currently serves on the boards of directors of Aptinyx, Inc., Cerevel Therapeutics, a biopharmaceutical company, Eton Pharmaceuticals, Inc., a development stage pharmaceutical company where he also serves as Chairman of the board, and the Illinois Biotechnology Industry Organization. Dr. Riedel is also a member of the Austrian Academy of Sciences. Dr. Riedel is an Adjunct Professor at Boston University School of Medicine and an Adjunct Professor of Medicine at Northwestern University’s Feinberg School of Medicine. Dr. Riedel holds a Diploma in biochemistry and a Ph.D. in biochemistry from the University of Frankfurt.

There are no family relationships among any of our executive officers and directors.

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PROPOSAL 2

RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE, IN A BINDING VOTE, THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITORS’ REMUNERATION

Pursuant to authority delegated by the board of directors, the audit committee of the board of directors is responsible for the appointment, remuneration and retention of our independent auditors. The audit committee has selected and appointed KPMG, Dublin, a registered public accounting firm, or KPMG, as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2020. Under Irish law, KPMG will be deemed to be reappointed as our independent auditors at the annual meeting without the necessity of a shareholder vote. However, our shareholders are being asked in this proposal to ratify such appointment on a non-binding advisory basis because we value our shareholders’ views on the company’s independent auditors. The board of directors and the audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of the company’s independent auditors. In addition, our shareholders are being asked to authorize the board of directors, acting through the audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.

KPMG has been engaged to audit our financial statements, beginning with our consolidated financial statements for the fiscal year ended December 31, 2012, since the consummation of the Azur Merger. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Proposal 2 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

Independent Registered Public Accounting Firm Fees and Services

In connection with the audit of our 2019 financial statements, we entered into an engagement agreement with KPMG, Dublin, or KPMG, which sets forth the terms under which KPMG performed audit and tax services for the company.

The following table represents aggregate fees billed to us for the years ended December 31, 2019 and 2018 by KPMG, our independent registered public accounting firm (in thousands):

	Year Ended December 31,
	2019	2018
Audit Fees	$2,483	$1,831
Audit-Related Fees	92	24
Tax Fees	1,169	946
Tax compliance services	1,098	930
Tax advisory services	71	16
All Other Fees	3	3
Total Fees	$3,746	$2,804

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Proposal 2 (continued)

Audit Fees: Consists of fees and expenses for professional services in respect of the audit of the company’s consolidated financial statements and of our internal control over financial reporting, the review of quarterly consolidated financial statements and statutory audits.

Audit-Related Fees: Consists of fees for assurance and services related to audit and other attestation services performed by KPMG as required by statute, regulation or contract and which are not reported under “Audit Fees.”

Tax Fees: Consists of fees and expenses for professional services for tax compliance, tax advice and tax planning. Tax compliance services consist of professional services related to domestic and international tax compliance, and assistance with domestic and international tax return preparation. Tax advisory service fees relate to tax advice and planning services provided to us in connection with certain transactions undertaken by the company in 2019 and 2018. During the year ended December 31, 2019, fees and expenses of approximately $1,098,000 were billed in connection with tax compliance services, and fees and expenses of approximately $71,000 were billed in connection with tax advice and planning services. During the year ended December 31, 2018, fees and expenses of approximately $930,000 were billed in connection with tax compliance services, and fees and expenses of approximately $16,000 were billed in connection with tax advice and planning services.

All Other Fees: Consists of fees for products and services other than the services described above. For the years ended December 31, 2019 and December 31, 2018, these fees were paid in connection with access to the online accounting and tax research tool of KPMG.

All of the services and fees described above were approved by our audit committee.

As shown in the table above, less than 2% of the total fees that KPMG billed us for in 2019 were for services other than audit, audit-related and tax compliance services.

Pre-Approval Policies and Procedures

Our audit committee has a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Our policy generally requires the pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Independence

Our audit committee determined that the rendering of the services other than audit services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence.

The board of directors recommends a vote “FOR” Proposal 2.

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PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

Under the Dodd-Frank Act and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

At our 2019 annual meeting of shareholders, our shareholders indicated their preference that we hold a non-binding say-on-pay vote every year and our board of directors has adopted a policy that is consistent with that preference. At our 2019 annual meeting of shareholders, the shareholders also overwhelmingly approved our say-on-pay proposal, with approximately 90% of the total votes cast voting in favor of the proposal.

This year, we are again asking our shareholders to vote “FOR” the advisory approval of the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement beginning on page 32. As discussed in those disclosures, our compensation committee designs our executive compensation program with the following objectives and philosophy:

•

Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

•

Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

•

Align pay with our performance. Our annual bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit, or RSU, awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders.

The compensation committee will continue to monitor the impact of COVID-19 on the on the global economy, our business and the design of our executive compensation program.

Say-on-Pay Vote

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The board of directors is asking our shareholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Jazz Pharmaceuticals’ NEOs, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the board of directors or the company. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

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Proposal 3 (continued)

Proposal 3 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

Unless our board of directors changes the frequency of future advisory votes on the compensation of our NEOs, the next advisory vote on the compensation of our NEOs will be held at the 2021 annual meeting of shareholders.

The board of directors recommends a vote “FOR” Proposal 3.

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PROPOSAL 4

APPROVAL OF AMENDMENT AND RESTATEMENT OF DIRECTORS PLAN

Overview

We are asking our shareholders in this Proposal 4 to approve an amendment and restatement of the Directors Plan in order to make the following material changes:

•	increase the aggregate number of shares that may be issued under the Directors Plan by 500,000 shares, subject to adjustment for certain changes in our capitalization; and

•

prohibit (i) the reduction of the exercise or strike price of any stock option or stock appreciation right granted under the Directors Plan and (ii) the cancellation of any stock option or stock appreciation right granted under the Directors Plan that has an exercise or strike price greater than the then-current fair market value of our ordinary shares in exchange for cash or other stock awards under the Directors Plan, unless our shareholders have approved such an action within 12 months prior to such an event.

Throughout this proxy statement, we refer to our Directors Plan, as we propose that it be amended and restated, as the “Proposed Directors Plan.” Currently, our only active equity incentive plans are the Directors Plan (for our non-employee directors) and our 2011 Equity Incentive Plan, or the 2011 Plan (for our employees). Proposal 4 relates only to the Directors Plan, not the 2011 Plan.

Without the Proposed Directors Plan, we anticipate potentially running out of shares for stock awards that may be granted to our non-employee directors by 2021, as we would not be able to grant shares from the 2011 Plan to our non-employee directors. The 2011 Plan is used for grants to employees in order to benefit from specific exemptions under Irish law, which are only available for “employee” share schemes. Specifically, the exemptions disapply financial assistance rules prohibiting the giving of financial assistance by the company in connection with the acquisition of its shares and disapply requirements in respect of the payment for shares on issuance, which affords maximum flexibility in how we structure grants to employees. The Directors Plan (or, if approved, the Proposed Directors Plan) is the only plan under which we may grant stock awards to our non-employee directors.

Approval of the Proposed Directors Plan by our shareholders will allow us to continue to grant stock options and RSU awards to our non-employee directors pursuant to our current director compensation policy, as described under the section of this proxy statement entitled “Director Compensation—Non-Employee Director Compensation Policy”. The Proposed Directors Plan will also allow us to further utilize a broad array of equity incentives in order to secure and retain the services of our non-employee directors, and to continue to provide long-term incentives that align the interests of our non-employee directors with the interests of our shareholders.

Proposal 4 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

If this Proposal 4 is approved by our shareholders, the Proposed Directors Plan will become effective on the date of the annual meeting. In the event that our shareholders do not approve this Proposal 4, the Proposed Directors Plan will not become effective and the Directors Plan will continue in its current form.

Description of Proposed Directors Plan

The material features of the Proposed Directors Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Proposed Directors Plan. Shareholders are encouraged to read the actual text of the Proposed Directors Plan, which is appended to this proxy statement as Annex A and may be accessed from the SEC’s website at www.sec.gov.

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Proposal 4 (continued)

Purpose

The purpose of the Proposed Directors Plan is to secure and retain the services of our non-employee directors and to provide incentives for our non-employee directors to exert maximum efforts for our success by giving them an opportunity to benefit from increases in the value of our ordinary shares through the grant of stock awards. The Proposed Directors Plan is also intended to provide a source of ordinary shares to be used to pay distributions under our Directors Deferred Plan, which is described under the section of this proxy statement entitled “Director Compensation—Directors Deferred Compensation Plan,” but only to the extent such ordinary shares were credited prior to August 15, 2010 to a non-employee director’s stock account pursuant to our Directors Deferred Plan.

Types of Stock Awards

The terms of the Proposed Directors Plan provide for the grant of stock options, stock appreciation rights, restricted stock awards, RSU awards, and other stock awards.

Shares Available for Issuance

Subject to adjustment for certain changes in our capitalization, the total number of ordinary shares that may be issued under the Proposed Directors Plan will not exceed the sum of the following (which is referred to in this Proposal 4 as the “share reserve”):

(i) 200,000 shares (which were approved under the Directors Plan as of its effective date in 2007);

(ii) an automatic annual increase that began on January 1, 2008 and continued through January 1, 2016, in an amount equal to the sum of (a) the excess of (x) the number of ordinary shares subject to stock options granted during the applicable preceding calendar year, over (y) the number of ordinary shares added back to the share reserve during the applicable preceding calendar year pursuant to the provisions of the Proposed Directors Plan, plus (b) for the automatic annual increases occurring on or prior to January 1, 2010 only, the total number of ordinary shares credited to our non-employee directors’ stock accounts pursuant to our Directors Deferred Plan during the applicable preceding calendar year; provided, however, that any such automatic annual increase may not exceed 200,000 ordinary shares; and

(iii) 500,000 newly requested shares.

We refer to the automatic annual increase described above as the “evergreen” provision, which was approved under the Directors Plan as of its effective date in 2007. Notwithstanding the foregoing, our board of directors had the authority to act, prior to the first day of any calendar year, to provide that there would be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year would be a lesser number of ordinary shares than would otherwise occur pursuant to the evergreen provision described above. The last automatic annual increase to the share reserve occurred on January 1, 2016 and no further automatic annual increases to the share reserve may occur under the Proposed Directors Plan.

If a stock award granted under the Proposed Directors Plan expires or otherwise terminates without all of the shares covered by the stock award having been issued, the shares not acquired under the stock award will again become available for issuance under the Proposed Directors Plan. If any shares subject to a stock award granted under the Proposed Directors Plan are not delivered to a participant because such shares are withheld for the payment of taxes, the number of shares that are not delivered will remain available for issuance under the Proposed Directors Plan. If the exercise price of a stock award granted under the Proposed Directors Plan is satisfied by tendering ordinary shares held by a participant (either by actual delivery or attestation), then the number of tendered shares will remain available for issuance under the Proposed Directors Plan.

The shares issuable under the Proposed Directors Plan are authorized but unissued or reacquired ordinary shares of the company, including shares repurchased by the company or any of its affiliates on the open market or otherwise.

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Proposal 4 (continued)

Eligibility

Stock awards under the Proposed Directors Plan may only be granted to the non-employee directors of the company. As of June 3, 2020, there were 11 non-employee directors of the company, all of whom would be eligible to participate in the Proposed Directors Plan and may receive all types of stock awards under the Proposed Directors Plan.

Administration

The board of directors will administer the Proposed Directors Plan. Subject to the terms of the Proposed Directors Plan, the board of directors may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the board of directors also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the Proposed Directors Plan.

Repricing; Cancellation and Re-Grant of Stock Awards

The board of directors will not have the authority to (i) reduce the exercise or strike price of any outstanding stock option or stock appreciation right granted under the Proposed Directors Plan or (ii) cancel any outstanding stock option or stock appreciation right granted under the Proposed Directors Plan that has an exercise or strike price greater than the then-current fair market value of our ordinary shares in exchange for cash or other stock awards under the Proposed Directors Plan, unless our shareholders have approved such an action within 12 months prior to such an event.

Stock Options

Stock options may be granted under the Proposed Directors Plan pursuant to stock option agreements. The Proposed Directors Plan permits the grant of nonstatutory stock options, or NSOs, that are not qualified under section 422 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of stock options granted under the Proposed Directors Plan will be 100% of the fair market value of the shares subject to the stock option on the date of grant.

The term of stock options granted under the Proposed Directors Plan may not exceed ten years. If a participant’s service relationship with the company or any of its affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than upon the participant’s disability or death or upon a change in control, as defined in the Proposed Directors Plan and described in “Description of the Proposed Directors Plan—Change in Control” below), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. If a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within the three-month period following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. If a participant’s continuous service terminates upon or within 12 months following a change in control, the participant may exercise any vested stock options for up to 12 months following the change in control. Under the Proposed Directors Plan, the stock option term may be extended in the event that exercise of the stock option following a participant’s termination of continuous service (other than upon the participant’s disability or death or upon a change in control) is prohibited by applicable securities laws. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of ordinary shares pursuant to the exercise of a stock option under the Proposed Directors Plan are the following, provided that the nominal value of any newly issued shares is fully paid: (i) cash or check; (ii) delivery to the company (either by actual delivery or attestation) of ordinary shares; or (iii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board.

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Proposal 4 (continued)

Stock options granted under the Proposed Directors Plan may become exercisable in cumulative increments, or “vest,” as determined by the board of directors at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Proposed Directors Plan may be subject to different vesting schedules as the board of directors may determine.

Generally, a participant may not transfer a stock option other than by will or the laws of descent and distribution. However, a stock option may be transferred upon written consent of the board of directors if (i) at the time of transfer, a Form S-8 registration statement under the U.S. Securities Act of 1933, as amended, is available for the issuance of ordinary shares upon the exercise of the transferred stock option, or (ii) the transfer is to the participant’s employer or its affiliate at the time of transfer. In addition, until a participant transfers a stock option, the participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Restricted Stock Awards

Restricted stock awards may be granted under the Proposed Directors Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the company, the recipient’s services performed for the company or any of its affiliates, or any other form of legal consideration acceptable to the board of directors and permissible under applicable law, provided that the nominal value of any newly issued shares is fully paid. Ordinary shares acquired under a restricted stock award may be subject to forfeiture to the company in accordance with a vesting schedule to be determined by the board of directors. Rights to acquire ordinary shares under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

RSU awards may be granted under the Proposed Directors Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any legal form acceptable to the board of directors and permissible under applicable law, provided that the nominal value of any newly issued shares is fully paid. The company will settle a payment due to a recipient of an RSU award by delivery of ordinary shares, by cash, by a combination of cash and shares, or in any other form of consideration determined by the board of directors and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the board of directors. Dividend equivalents may be credited in respect of ordinary shares covered by an RSU award. Except as otherwise provided in the applicable RSU award agreement, RSU awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Proposed Directors Plan pursuant to stock appreciation right agreements. Each stock appreciation right will be denominated in ordinary share equivalents. The strike price of each stock appreciation right will be 100% of the fair market value of the shares subject to the stock appreciation right on the date of grant. The board of directors may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in ordinary shares, in cash, in a combination of cash and shares, or in any other form of consideration approved by the board of directors and set forth in the stock appreciation right agreement, provided that the nominal value of the shares is fully paid. The term of stock appreciation rights granted under the Proposed Directors Plan may not exceed ten years. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Proposed Directors Plan.

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Proposal 4 (continued)

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our ordinary shares may be granted either alone or in addition to other stock awards under the Proposed Directors Plan. Subject to the terms of the Proposed Directors Plan, the board of directors will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of ordinary shares to be granted and all other terms and conditions of such other stock awards, provided that the nominal value of any newly issued shares is fully paid.

Changes to Capital Structure

In the event of certain capitalization adjustments, the board of directors will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Proposed Directors Plan; (ii) the class(es) and maximum number of securities by which the share reserve may increase automatically each year; and (iii) the class(es) and number of securities and price per share of shares subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the Proposed Directors Plan and described below), any surviving or acquiring corporation (or its parent company) may assume or continue any outstanding stock awards under the Proposed Directors Plan or may substitute similar stock awards for such outstanding stock awards, and any reacquisition or repurchase rights held by the company or any of its affiliates with respect to such outstanding stock awards may be assigned to the company’s successor (or its parent company) in connection with the corporate transaction.

In the event of a corporate transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding stock awards or substitute similar stock awards for such outstanding stock awards, then with respect to stock awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the corporate transaction (referred to in this Proposal 4 as the “Active Participants”), the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by the company or any of its affiliates with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction).

In the event of a corporate transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding stock awards or substitute similar stock awards for such outstanding stock awards, then with respect to any other stock awards that have not been assumed, continued or substituted and that are held by persons other than Active Participants, the vesting (and exercisability, if applicable) of such stock awards will not be accelerated unless otherwise provided in the terms of the Proposed Directors Plan applicable to a change in control or in a written agreement between the company or any of its affiliates and the participant, and such stock awards will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction; provided, however, that any reacquisition or repurchase rights held by the company or any of its affiliates with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event an outstanding stock award under the Proposed Directors Plan will terminate if not exercised prior to the effective time of a corporate transaction, the board of directors may provide that the participant may not exercise such stock award but will receive a payment, in such form as may be determined by the board of directors, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such stock award, over (ii) the exercise price payable by the participant in connection with such exercise.

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Proposal 4 (continued)

For purposes of the Proposed Directors Plan, a “corporate transaction” generally means the consummation of: (i) a sale or other disposition of all or substantially all of our assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction after which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction after which we are the surviving corporation but our ordinary shares are converted or exchanged into other property by virtue of the transaction.

Change in Control

In the event that a participant (i) is required to resign his or her position as a non-employee director as a condition of a change in control (as defined in the Proposed Directors Plan and described below), or (ii) is removed from his or her position as a non-employee director in connection with a change in control, any outstanding stock awards held by such participant under the Proposed Directors Plan will become fully vested and exercisable immediately prior to the effectiveness of such resignation or removal (and contingent upon the effectiveness of such change in control).

For purposes of the Proposed Directors Plan, a “change in control” generally means: (i) a person, entity or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (and other than on account of the acquisition of our securities directly from the company); (ii) there is consummated a compromise or arrangement sanctioned by the Irish courts under the 2014 Act, a scheme, contract or offer which has become binding on all of our shareholders pursuant to Section 457 of the 2014 Act or a bid pursuant to Regulation 23 or 24 of the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006, an offer or reverse takeover transaction which has been completed pursuant to the Irish Takeover Panel Act, 1997, Takeover Rules, 2013, or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving the company (each, a “Business Combination”) and (a) immediately after the consummation of such Business Combination, our shareholders do not own more than 50% of the combined voting power of the surviving entity or its ultimate parent in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such Business Combination, (b) a person, entity or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its ultimate parent through the Business Combination, or (c) at least a majority of the members of the board of directors of the ultimate parent (or if there is no parent, the surviving entity) immediately following such Business Combination were not Incumbent Board Members (as defined below) at the time our board of directors approved the execution of the definitive agreement providing for such Business Combination; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of the company, or a complete dissolution or liquidation of the company otherwise occurs (except for a liquidation into a parent corporation); (iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity, more than 50% of the combined voting power of which is owned by our shareholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale, lease, exclusive license or other disposition; or (v) individuals who are members of our board of directors on the date the Directors Plan was adopted by our board of directors (or members of our board of directors approved or recommended by a majority vote of such members still in office, except for any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than our board of directors) (the “Incumbent Board Members”) cease to constitute a majority of our board of directors.

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Proposal 4 (continued)

The Proposed Directors Plan provides that if the acceleration of vesting and exercisability of a participant’s stock awards provided for in connection with a corporate transaction or change in control, together with payments and other benefits of the participant (collectively, a “change in control payment”), constitute a “parachute payment” within the meaning of section 280G of the Code and would be subject to the excise tax imposed by section 4999 of the Code, then the change in control payment will be either (i) provided to the participant in full, or (ii) provided to the participant as to such lesser extent that would result in no portion of the change in control payment being subject to the excise tax, whichever amount, when taking into account all applicable taxes (including the excise tax), results in the participant’s receipt, on an after-tax basis, of the greatest amount of the change in control payment, notwithstanding that all or some portion of the change in control payment may be subject to the excise tax. If a reduction in the change in control payment is to be made, the reduction will occur in the manner that results in the greatest economic benefit for the participant.

The acceleration of vesting of a stock award in the event of a corporate transaction or change in control under the Proposed Directors Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the company.

Plan Amendments and Termination

The board of directors will have the authority to amend or terminate the Proposed Directors Plan at any time. However, no amendment or termination of the Proposed Directors Plan will impair any rights under stock awards granted prior to such amendment or termination unless agreed to by the affected participant. The company will obtain shareholder approval of any amendment to the Proposed Directors Plan as required by applicable law and listing requirements.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient of a stock award may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a stock award or the disposition of shares acquired as a result of a stock award. The Proposed Directors Plan will not be qualified under the provisions of section 401(a) of the Code, and will not be subject to any of the provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended. The company’s ability to realize the benefit of any tax deductions described below will depend on its generation of taxable income, as well as the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of its tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying shares on the grant date. On exercise, a recipient will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares over the exercise price. If the recipient is employed by the company or one of its affiliates, that income will be subject to withholding taxes. The recipient’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the recipient’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of a tax reporting obligation, the company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock option.

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Proposal 4 (continued)

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received (for example, if the recipient is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the U.S. Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares on the date the award is granted over any amount paid by the recipient for the shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the shares are received or when the shares become vested.

Subject to the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of a tax reporting obligation, the company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of an RSU award structured to conform to the requirements of section 409A of the Code or an exception to section 409A of the Code will recognize ordinary income at the time the shares are delivered equal to the excess, if any, of the fair market value of the ordinary shares received over any amount paid by the recipient in exchange for the ordinary shares. To conform to the requirements of section 409A of the Code, the ordinary shares subject to an RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with or qualifies for an exception to the requirements of section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from an RSU award will be the amount paid for such shares plus any ordinary income recognized when the shares are delivered.

Subject to the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of a tax reporting obligation, the company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.

Stock Appreciation Rights

Stock appreciation rights may be granted separately from any other award or in tandem with other awards under the Proposed Directors Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying shares on the grant date, the recipient will recognize ordinary income equal to the fair market value of the shares or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of a tax reporting obligation, the company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

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Proposal 4 (continued)

New Plan Benefits

The proxy disclosure rules require us to disclose the “new plan benefits” in the following table. Our executive officers and other employees are not eligible to receive awards under the Proposed Directors Plan, but are included in the table below in accordance with SEC rules.

Proposed Directors Plan

Name and position	Dollar value	Number of shares
Bruce C. Cozadd Chairman and CEO	—	—
Daniel N. Swisher, Jr. President and COO	—	—
Matthew P. Young Former Executive Vice President and CFO	—	—
Robert Iannone Executive Vice President, Research and Development	—	—
Neena M. Patil Senior Vice President and GC	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	$4,400,000 per annual general meeting period (1)	(1)
All employees, including all current officers who are not executive officers, as a group	—	—
(1)

Awards granted under the Proposed Directors Plan to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the Proposed Directors Plan. However, pursuant to our director compensation policy, each of our current non-employee directors is eligible to receive a stock option and an RSU award in connection with each annual general meeting of our shareholders, provided that such individual will be continuing as a non-employee director following the date of such annual general meeting. The grant date value of such stock option together with such RSU award is equal to approximately $400,000, with generally 50% of the value delivered as a stock option and 50% of the value delivered as an RSU award, using the applicable ratio of stock option grants to RSU awards that is approved by the compensation committee on an annual basis. The actual share amounts for such stock options and RSU awards are to be determined by applying the value methodology used by the compensation committee for determining equity grants for employees generally and, therefore, such share amounts are not determinable at this time. On and after the date of the annual meeting, any such stock awards will be granted under the Proposed Directors Plan if this Proposal 4 is approved by our shareholders, unless otherwise determined by our board of directors or compensation committee. For additional information regarding our director compensation policy, see the section of this proxy statement entitled “Director Compensation—Non-Employee Director Compensation Policy”.

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Proposal 4 (continued)

Plan Benefits

The proxy disclosure rules also require us to disclose the information in the following table. The following table sets forth, for each of the individuals and groups indicated, the total number of ordinary shares subject to stock awards that have been granted (even if not currently outstanding) under the Directors Plan as of June 3, 2020. Our executive officers and other employees have never been eligible to receive awards under the Directors Plan, but are included in the table below in accordance with SEC rules.

Directors Plan

Name and position	Number of shares
Bruce C. Cozadd Chairman and CEO	—
Daniel N. Swisher, Jr. President and COO	—
Matthew P. Young Former Executive Vice President and CFO	—
Robert Iannone Executive Vice President, Research and Development	—
Neena M. Patil Senior Vice President and GC	—
All current executive officers as a group	—
All current directors who are not executive officers as a group	591,470
Each nominee for election as a director:
Bruce C. Cozadd	—
Heather Ann McSharry	34,865
Anne O’Riordan	16,665
Rick E Winningham	86,365
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	—

On June 3, 2020, the closing sales price of our ordinary shares on the Nasdaq Global Select Market was $             per share.

The board of directors recommends a vote “FOR” Proposal 4.

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PROPOSAL 5

APPROVAL OF CAPITAL REDUCTION

From time to time, Irish companies seek shareholder approval to create additional “distributable reserves”. Under Irish law we need sufficient “distributable reserves” to repurchase or redeem our shares and/or to make other distributions to shareholders in the form of dividends.

Under our existing share repurchase program, the board of directors has authorized share repurchases of up to $1.52 billion, which must be funded out of our distributable reserves. As a result of repurchasing and redeeming shares under our share repurchase program to date, our distributable reserves have been reduced and, as at December 31, 2019, the distributable reserves of the Company were $880 million. However, we have accumulated significant share premium (approximately $870 million as of December 31, 2019), which is not considered part of distributable reserves under Irish law.

In this proposal, shareholders are being asked to approve a reduction of our share capital by up to the entire balance of our share premium account (which is analogous to additional paid in capital in the U.S.) as at December 31, 2019 (approximately $870 million), together with any additional sums added to the share premium account in the intervening period and prior to the effective date (i.e., the date of confirmation of the capital reduction by the Irish High Court) of the capital reduction (the “Authorized Amount”), to create additional “distributable reserves” in order to maintain our ability to continue to repurchase or redeem shares under our share repurchase program and to make distributions to shareholders.

Irish law also requires the Irish High Court’s confirmation of the proposed reduction of share capital and for the resulting reserve to be treated as a “distributable reserve”. If approved by shareholders and confirmed by the Irish High Court, this proposal will result in the reduction of the balance of our share premium account by up to the Authorized Amount, and the creation of a reserve in an equal amount to be treated as a “distributable reserve”.

If shareholders approve this proposal, we will seek the Irish High Court’s confirmation as soon as practicable. Although we are not aware of any reason why the Irish High Court would not confirm the reduction of capital so as to enable us to create “distributable reserves”, there is no guarantee of such confirmation.

As required under Irish law, the resolution in respect of Proposal 5 is a special resolution that requires the affirmative vote of at least 75% of the votes cast.

The text of the resolution in respect of Proposal 5 is as follows:

“As a special resolution, that subject to and with the consent of the Irish High Court:

(a)

in accordance with the provisions of section 84 of the Companies Act 2014, the share capital of the Company be reduced by the cancellation of the entire amount standing to the credit of the Company’s share premium account as at the effective date of the capital reduction (the “Authorized Amount”), or such other lesser amount as one or more of the Company’s directors, the Company Secretary or persons designated by the board of directors from time to time as officers of the Company (“Officers”) or the Irish High Court may determine and the reserve resulting from the cancellation of the share premium shall be treated as profits available for distribution as defined by section 117 of the Irish Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation); and

(b)

the board of directors, acting through one or more of the Company’s directors, the Company Secretary or Officers, be and are hereby authorized, on behalf of the Company, to proceed to seek the confirmation of the Irish High Court to such reduction of share capital.”

The board of directors recommends a vote “FOR” Proposal 5.

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QUESTIONS AND ANSWERS ABOUT

THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements of the annual meeting. This proxy statement contains important information regarding the annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the internet. Most of our shareholders will not receive paper copies of our proxy materials (unless requested), and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice. All shareholders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice and to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet or to request a printed set of the proxy materials may be found in the Notice.

Why did I receive a full set of proxy materials in the mail instead of a notice regarding the internet availability of proxy materials?

We are providing shareholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice.

What is the annual report included in the proxy materials?

Under applicable U.S. securities laws, we are required to send an annual report to security holders along with this proxy statement. We intend to satisfy this annual report requirement by sending the 2019 Annual Report on Form 10-K together with this proxy statement.

How do I attend the annual meeting?

The annual meeting will be held on Thursday, July 30, 2020, at 3:00 p.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com. Information on how to vote in person at the annual meeting is discussed below. However, you do not need to attend the annual meeting to vote your shares and, as noted in the next question, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares in advance of the meeting as instructed below.

What are the potential impacts of the COVID-19 pandemic on the annual meeting?

In light of the ongoing COVID-19 pandemic, the company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Center for Disease Control and Prevention and the World Health Organization, collectively, the Health Authorities, and we have implemented, and will continue to implement the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. Information on such measures and on COVID-19 generally is available on the HSE’s website at https://www.hse.ie/eng/services/news/newsfeatures/covid19-updates/.

As such, shareholders are strongly encouraged to vote their shares by proxy in advance at the annual meeting, as personal attendance at the annual meeting may present a health risk to themselves and others and is therefore not recommended. The annual meeting will be held in accordance with HSE and relevant Health Authority guidance.

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Questions and Answers About These Proxy Materials and Voting (continued)

In the event that alternative arrangements are necessitated due to public health recommendations regarding containment of COVID-19, which may include a change in date or time of the meeting, a change in venue due to the closure of or restrictions on access to the meeting venue and/or holding the meeting primarily by means of remote electronic communication, we will communicate this to shareholders by an announcement, which will be published on the investor relations page of the company’s website found at https://investor.jazzpharma.com/news and filed with the Securities and Exchange Commission as additional soliciting materials. We advise shareholders to monitor the investor relations page regularly, as circumstances may change at short notice and we recommend that shareholders keep up-to-date with HSE and relevant Health Authority guidance regarding travel, self-isolation and health and safety precautions.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on June 3, 2020, the record date for the annual meeting, will be entitled to vote at the annual meeting.

Shareholders of Record: Shares registered in your name

If, at the close of business on June 3, 2020, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If, at the close of business on June 3, 2020, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and a Notice is being sent to you by that broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account as set forth in the voting instructions in the Notice from your broker, bank or other agent. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

What am I voting on?

There are five matters scheduled for a vote at the annual meeting:

•	Election by separate resolutions of the four named nominees for director to hold office until the 2023 annual meeting of shareholders (Proposal 1).

•

Ratification, on a non-binding advisory basis, of the appointment of KPMG as the independent auditors of the company for the fiscal year ending December 31, 2020 and the authorization, in a binding vote, of the board of directors, acting through the audit committee, to determine the independent auditors’ remuneration (Proposal 2).

•	Approval, on a non-binding advisory basis, of the compensation of our NEOs as disclosed in this proxy statement (Proposal 3).

•	Approval of the amendment and restatement of the company’s Amended and Restated 2007 Non-Employee Directors Stock Award Plan as disclosed in this proxy statement (Proposal 4).

•	Approval of a capital reduction and creation of distributable reserves under Irish law (Proposal 5).

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Questions and Answers About These Proxy Materials and Voting (continued)

What are the board’s voting recommendations?

The board of directors recommends that you vote your shares “FOR” each of the director nominees named in this proxy statement to hold office until the 2023 annual meeting of shareholders, and “FOR” each of the other four proposals.

What if another matter is properly brought before the annual meeting?

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy, referred to in this proxy statement as the “proxy holders,” to vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors (Proposal 1), you may vote “FOR” or “AGAINST” each nominee, or you may abstain from voting for all or any of the nominees. For each of the other four proposals, you may vote “FOR” or “AGAINST” or abstain from voting.

Shareholders of Record: Shares registered in your name

If you are a shareholder of record, you may vote in person at the annual meeting, you may vote by electronic proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy. However, as noted above, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares by proxy in advance of the meeting.

•

To vote in person, come to the annual meeting and we will give you a ballot when you arrive. Please bring your admission ticket or proof of ownership, as further discussed under “Do I need a ticket to attend the annual meeting?” below.

•

To vote using a proxy card, simply complete, sign and date the proxy card that was mailed to you and return it promptly in the envelope provided. Proxy cards must be received by July 29, 2020. If you return your signed proxy card before this time, we will forward it to the company’s registered office electronically in accordance with Irish law and we will vote your shares as you direct.

•

To vote by telephone, dial toll-free +1.800.690.6903 within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions to submit an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on July 29, 2020 to be counted.

•

To vote via the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on July 29, 2020 to be counted.

Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or the full set of proxy materials containing voting instructions from that broker, bank or other agent rather than from us. Simply follow the voting instructions in the Notice or the full set of proxy materials to ensure that your vote is counted. Alternatively, you may vote by telephone or via the internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must request and obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form. However, as noted above, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares by proxy in advance of the meeting.

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Questions and Answers About These Proxy Materials and Voting (continued)

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each ordinary share you owned as of the close of business on June 3, 2020.

If I am a shareholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a shareholder of record and you do not vote by completing your proxy card, vote by proxy via the internet or by telephone, or vote in person at the annual meeting, your shares will not be voted.

If you are a shareholder of record and you do not specify your vote on each proposal individually when voting by proxy via the internet or by telephone, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. The voting recommendations of the board of directors are set forth under “What are the board’s voting recommendations?” above.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 3, 4 and 5 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What does it mean if I receive more than one set of proxy materials, more than one Notice, or a combination thereof?

If you receive more than one set of proxy materials, more than one Notice, or a combination thereof, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the commencement of the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or via the internet.

•	You may send a timely written notice that you are revoking your proxy to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

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•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

•	Your most recent proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

Do I need a ticket to attend the annual meeting?

Yes, you will need an admission ticket or proof of ownership of ordinary shares to enter the annual meeting. If you are a shareholder of record and you received a full set of proxy materials in the mail, your admission ticket is attached to the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket and valid photo identification with you to the annual meeting. If you are a shareholder of record and you received a Notice in the mail, your admission ticket is your Notice. Please bring your Notice and valid photo identification with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is on your voting instruction form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a shareholder of our company. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting. The inspector of elections will separately count, with respect to the proposal to elect directors (Proposal 1), votes “FOR,” “AGAINST,” abstentions and broker non-votes; and, with respect to the other proposals, votes “FOR,” “AGAINST,” abstentions, and, as applicable, broker non-votes.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposals 1,3, 4 and 5 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

Assuming that a quorum is present at the annual meeting, the following votes will be required for approval:

Proposal	Vote Required for Approval
Proposal 1	Each director nominee must receive the affirmative vote of a majority of the votes cast on his or her election to hold office until the 2023 annual meeting of shareholders.
Proposal 2	Affirmative vote of a majority of the votes cast
Proposal 3	Affirmative vote of a majority of the votes cast
Proposal 4	Affirmative vote of a majority of the votes cast
Proposal 5	Affirmative vote of 75% of the votes cast

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Questions and Answers About These Proxy Materials and Voting (continued)

What are the treatment and effect of abstentions and broker non-votes?

Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will not, however, be considered votes cast at the annual meeting. Because the approval of all of the proposals is based on the votes cast at the annual meeting, abstentions and, as applicable, broker non-votes will not have any effect on the outcome of voting on the proposals.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote as of the record date are present at the annual meeting or represented by proxy. On the record date, there were                ordinary shares outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or, provided that you are a shareholder of record, if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum within one hour of the time scheduled for the annual meeting, the annual meeting will stand adjourned to August 6, 2020 at 3:00 p.m. local time at the same location, or such other time or place as the board of directors may determine.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a quarterly report on Form 10-Q or a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 10-Q or a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What are the Irish statutory financial statements and where can I access them?

We are presenting for consideration our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, at the annual meeting. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those financial statements together with the respective reports of the directors and the auditors thereon to shareholders of record in connection with our annual meetings of shareholders. The Irish statutory financial statements cover the results of operations and financial position of Jazz Pharmaceuticals plc for the year ended December 31, 2019. The Irish statutory financial statements were prepared in accordance with the International Financial Reporting Standards as adopted by the European Union and as applied in accordance with the 2014 Act. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting.

Our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, will be delivered to shareholders of record in accordance with our obligations under Irish law. We will mail without charge, upon written request, a copy of the Irish statutory financial statements, together with the respective reports of the directors and the auditors thereon, to beneficial “street name” owners of our shares. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

What proxy materials are available on the internet?

This proxy statement, our letter to shareholders and the 2019 Annual Report on Form 10-K are available at https://materials.proxyvote.com/G50871.

Who should I call if I have any questions?

If you require any assistance in voting your shares or have any other questions, please contact Alliance Advisors, our proxy solicitor, at +1.855.600.8108.

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OTHER MATTERS

Presentation of Irish Statutory Financial Statements

Our Irish statutory financial statements for the fiscal year ended December 31, 2019, together with the reports of the directors and auditors thereon, will be presented and considered at the annual meeting in accordance with the requirements of the 2014 Act. Our Irish statutory financial statements have been approved by the board of directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the annual meeting.

Registered and Principal Executive Offices

The registered and principal executive offices of Jazz Pharmaceuticals plc are located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Our telephone number there is +353.1.634.7800.

Shareholder Proposals and Director Nominations for the 2021 Annual Meeting

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2021 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than February    , 2021. However, if our 2021 annual meeting of shareholders is not held between June 30, 2021 and August 29, 2021, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Our constitution provides that shareholder nominations of persons to be elected to the board of directors at an annual meeting must be made following written notice to our Company Secretary which is executed by a shareholder and accompanied by certain background and other information specified in our constitution. Such written notice and information must be received by our Company Secretary not later than the close of business on March                , 2021 nor earlier than January                , 2021; provided, however, that in the event our 2021 annual meeting of shareholders is not held between June 30, 2021 and August 29, 2021, notice must be delivered no earlier than 150 days prior to nor later than the later of 90 days prior to the date of the 2021 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our constitution provides that other proposals may only be proposed at an annual meeting if either (i) it is proposed by or at the direction of our board of directors; (ii) it is proposed at the direction of the Irish High Court; or (iii) the chairman of the meeting decides, in his or her absolute discretion, that the proposal may properly be regarded as within the scope of the relevant meeting. In addition, the proxy solicited by our board of directors for the 2021 annual meeting of shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice by May                , 2021 and (ii), if we have received notice of such proposal by May                , 2021, any matter, provided that (i) the 2021 proxy statement briefly describes such matter and how management’s proxy holders intend to vote on it and (ii) the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. On any other business which may properly come before the 2021 annual meeting of shareholders, or any adjournment thereof, and whether procedural or substantive in nature (including without limitation any motion to amend a resolution or adjourn the meeting) not specified in this proxy statement, the proxy holder will act at his or her discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding” potentially means extra convenience for shareholders and cost savings for companies.

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Other Matters (continued)

A number of brokers with account holders who are Jazz Pharmaceuticals shareholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Jazz Pharmaceuticals plc, Attention: Investor Relations, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland or (3) contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com. Shareholders who currently receive multiple copies of Notices or proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or set of proxy materials to a shareholder at a shared address to which a single Notice or set of proxy materials, as applicable, was delivered.

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Other Matters (continued)

Annual Report on Form 10-K

We will mail without charge, upon written request, a copy of our 2019 Annual Report on Form 10-K, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Aislinn Doody, Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements, including, but not limited to, statements related to our strategy to create shareholder value; expectations regarding regulatory milestones and anticipated product launches as well as the anticipated timing thereof, including with respect to the anticipated launches of lurbinectedin, JZP-258 and JZP-458; the goals of our ESG strategies and initiatives; our expectations as to the supply of our products in 2020 and of our product candidates to support planned U.S. launches; the intended effects of and goals related to our COVID-19 response, including with respect to our continuity plan and support of COVID-19 relief efforts; the design and goals of our Employee Diversity and Inclusion program; our efforts to operate our manufacturing facilities in an environmentally responsible way and the goals of our internal environmental policies and management systems; and other statements that are not historical facts. These forward-looking statements are based on our current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: the scale, duration and evolving effects of the COVID-19 pandemic and resulting global economic and financial disruptions and the current and potential future negative impacts to our business operations and financial results, including the risk that our continuity plan and other COVID-19 responses may be ineffective in mitigating the negative impacts associated with the evolving effects of the COVID-19 pandemic; maintaining or increasing sales of and revenue from Xyrem; effectively commercializing our other products and product candidates; the time-consuming and uncertain regulatory approval process, including the risk that our current and planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients such as those being experienced, and expected to continue to be experienced, by us as a result of the COVID-19 pandemic; protecting and enhancing our intellectual property rights; delays or problems in the supply or manufacture of our products and product candidates, including as a result of the evolving effects of the COVID-19 pandemic; complying with applicable U.S. and non-U.S. regulatory requirements; complying with complex and increasingly stringent environmental, health and safety laws and regulations in the countries where we operate; obtaining and maintaining adequate coverage and reimbursement for our products; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired product candidates, products and businesses; challenges inherent in efficiently managing employees in diverse geographies and creating a positive workplace culture; our ability to achieve expected future financial performance and results and the uncertainty of future tax and other provisions and estimates; and other risks and uncertainties affecting the company, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s SEC filings and reports (Commission File No. 001-33500), including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and future filings and reports by the company. Other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date of this proxy statement or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the company on its website or otherwise. We undertake no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in our expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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Other Matters (continued)

General

Your proxy is solicited on behalf of our board of directors. Unless otherwise directed, at the annual meeting (or any adjournment thereof), proxies will be voted “FOR” all of the nominees listed in Proposal 1 and “FOR” Proposals 2 through 5. If any matter other than those described in this proxy statement properly comes before the annual meeting (or any adjournment thereof), it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the board of directors,

Aislinn Doody, Company Secretary

Dublin, Ireland

June     , 2020

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ANNEX A

Jazz Pharmaceuticals plc

Amended and Restated

2007 Non-Employee Directors Stock Award Plan

1. General.

The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate by giving them an opportunity to benefit from increases in value of the Ordinary Shares through the grant of Stock Awards. The Plan is also intended to provide a source of Ordinary Shares to be used to pay distributions under the Company’s Directors Deferred Compensation Plan, but only to the extent such Ordinary Shares were credited prior to August 15, 2010 to a Non-Employee Director’s stock account pursuant to the Company’s Directors Deferred Compensation Plan.

2. Administration.

(a) Administration by Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan.

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the Non-Employee Directors eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical); (E) the number of Ordinary Shares with respect to which each Stock Award shall be granted; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To determine the provisions of each Stock Award to the extent not specified in the Plan.

(iii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan or a Stock Award as provided in Section 10.

(v) To terminate or suspend the Plan as provided in Section 11.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(d) Cancellation and Re-Grant of Stock Awards. The Board shall not have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per share) greater than the then-current Fair Market Value of the Ordinary Shares in exchange for cash or other Stock Awards under the Plan, unless the shareholders of the Company have approved such an action within 12 months prior to such an event.

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Annex A (continued)

3. Shares Subject to the Plan.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of Ordinary Shares that may be issued under the Plan shall not exceed the sum of the following:

(i) two hundred thousand (200,000) Ordinary Shares (which were approved as of the Effective Date);

(ii) an automatic annual increase beginning on January 1, 2008 and ending on (and including) January 1, 2016, in an amount equal to the sum of (A) the excess of (x) the number of Ordinary Shares subject to Options granted during the preceding calendar year, over (y) the number of Ordinary Shares added back to the share reserve during the preceding calendar year pursuant to the provisions of Section 3(b), plus (B) for the automatic annual increases occurring on or prior to January 1, 2010 only, the aggregate number of Ordinary Shares credited to the Non-Employee Directors’ stock accounts pursuant to the Company’s Directors Deferred Compensation Plan during the applicable preceding calendar year; provided, however, that such automatic annual increase shall not exceed two hundred thousand (200,000) Ordinary Shares; and

(iii) five hundred thousand (500,000) Ordinary Shares (which were approved at the Company’s 2020 annual general meeting of shareholders).

For the avoidance of doubt, no Ordinary Shares credited to the Non-Employee Directors’ stock accounts pursuant to the Company’s Directors Deferred Compensation Plan on or after August 15, 2010 shall act to increase the share reserve under this Section 3(a). Notwithstanding the foregoing, for purposes of Section 3(a)(ii), the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of Ordinary Shares than would otherwise occur pursuant to Section 3(a)(ii).

(b) Reversion of Shares to the Share Reserve. If a Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without all of the Ordinary Shares covered by such Stock Award having been issued, the Ordinary Shares not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any Ordinary Shares subject to a Stock Award are not delivered to an Awardholder because such Ordinary Shares are withheld for the payment of taxes, the number of Ordinary Shares that are not delivered to the Awardholder shall remain available for issuance under the Plan. If the exercise price of a Stock Award is satisfied by tendering Ordinary Shares held by the Awardholder (either by actual delivery or attestation), then the number of Ordinary Shares so tendered shall remain available for issuance under the Plan.

(c) Payment Shares. Subject to the overall limitation in Section 3(a) on the number of Ordinary Shares that may be issued pursuant to Stock Awards, Ordinary Shares may be used as the form of payment for distributions under the Company’s Directors Deferred Compensation Plan but only to the extent such Ordinary Shares were credited prior to August 15, 2010 to a Non-Employee Director’s stock account pursuant to the Company’s Directors Deferred Compensation Plan.

(d) Source of Shares. The shares issuable under the Plan shall be authorized but unissued or reacquired Ordinary Shares, including Ordinary Shares repurchased by the Company or any Affiliate on the open market or otherwise.

4. Eligibility.

The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.

5. Option and SAR Provisions.

Each Option or SAR shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option and SAR shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option and SAR shall include (through incorporation of provisions hereof by reference in the applicable Stock Award or otherwise) the substance of each of the following provisions:

(a) Term. No Option or SAR shall be exercisable after the expiration of ten (10) years from the date it was granted.

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Annex A (continued)

(b) Exercise Price. The exercise price (or strike price) of each Option or SAR shall be one hundred percent (100%) of the Fair Market Value of the Ordinary Shares subject to the Option or SAR on the date the Option or SAR is granted, provided that in all cases the exercise price (or strike price) is not less than the nominal value of an Ordinary Share. Each SAR will be denominated in Ordinary Share equivalents.

(c) Consideration for Options. The purchase price of Ordinary Shares acquired pursuant to an Option may be paid, to the extent permitted by applicable law, in any combination of the following; provided, however, that where Ordinary Shares are issued pursuant to the exercise of an Option the nominal value of each newly issued Ordinary Share is fully paid up: (i) cash or check, (ii) delivery to the Company (either by actual delivery or attestation) of Ordinary Shares, or (iii) to the extent permitted by law, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Ordinary Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Awardholder must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Ordinary Shares equal to the number of Ordinary Share equivalents in which the Awardholder is vested under such SAR, and with respect to which the Awardholder is exercising the SAR on such date, over (B) the strike price that will be determined by the Board at the time of grant of the SAR. The appreciation distribution in respect to a SAR may be paid in Ordinary Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR; provided, however, that where Ordinary Shares are issued pursuant to a SAR the nominal value of each newly issued Ordinary Share is fully paid up.

(e) Transferability. Except as otherwise provided for in this Section 5(e), an Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable only by the Awardholder during the life of the Awardholder. However, an Option or SAR may be transferred for no consideration upon written consent of the Board if (i) at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of Ordinary Shares by the Company upon the exercise of such transferred Option or SAR, or (ii) the transfer is to the Awardholder’s employer at the time of transfer or an affiliate of the Awardholder’s employer at the time of transfer. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to the Option or SAR prior to such transfer. The forgoing right to transfer the Option or SAR shall apply to the right to consent to amendments to the Award Agreement for such Option or SAR. In addition, until the Awardholder transfers the Option or SAR, an Awardholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Awardholder, shall thereafter be entitled to exercise the Option or SAR.

(f) Vesting. The total number of Ordinary Shares subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of Ordinary Shares as to which an Option or SAR may be exercised.

(g) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the Ordinary Shares subject to the Option prior to the full vesting of the Option. Any unvested Ordinary Shares so purchased may be subject to a repurchase option in favor of the Company or any Affiliate or to any other restriction the Board determines to be appropriate. The Company or Affiliate will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

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Annex A (continued)

(h) Termination of Continuous Service. In the event that an Awardholder’s Continuous Service terminates (other than upon the Awardholder’s death or Disability or upon a Change in Control), the Awardholder may exercise his or her Option or SAR (to the extent that the Awardholder was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Awardholder’s Continuous Service, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Awardholder does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(i) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Awardholder’s Continuous Service (other than upon the Awardholder’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of Ordinary Shares would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Awardholder’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.

(j) Disability of Awardholder. In the event that an Awardholder’s Continuous Service terminates as a result of the Awardholder’s Disability, the Awardholder may exercise his or her Option or SAR (to the extent that the Awardholder was entitled to exercise it as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination, the Awardholder does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement, the Option or SAR shall terminate.

(k) Death of Awardholder. In the event that (i) an Awardholder’s Continuous Service terminates as a result of the Awardholder’s death, or (ii) the Awardholder dies within the three (3)-month period after the termination of the Awardholder’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Awardholder was entitled to exercise such Option or SAR as of the date of death) by the Awardholder’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Awardholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death, or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Awardholder’s death, the Option or SAR is not exercised within the time specified herein, the Option or SAR shall terminate.

(l) Termination Upon Change in Control. In the event that an Awardholder’s Continuous Service terminates as of, or within twelve (12) months following a Change in Control, the Awardholder may exercise his or her Option or SAR (to the extent that the Awardholder was entitled to exercise such Option or SAR as of the date of termination of Continuous Service) within such period of time ending on the earlier of (i) the date twelve (12) months following the effective date of the Change in Control, or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Awardholder does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

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Annex A (continued)

6. Provisions of Stock Awards other than Options and SARs.

(a) Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, Ordinary Shares may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of such Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical; provided, however, that each Award Agreement for a Restricted Stock Award shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law; provided, however, that where Ordinary Shares are issued pursuant to a Restricted Stock Award the nominal value of each newly issued Ordinary Share is fully paid up.

(ii) Vesting. Ordinary Shares awarded under an Award Agreement for a Restricted Stock Award may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Continuous Service. If an Awardholder’s Continuous Service terminates, the Company or any Affiliate may receive through a forfeiture condition or a repurchase right any or all of the Ordinary Shares held by the Awardholder that have not vested as of the date of termination of Continuous Service under the terms of the Award Agreement for a Restricted Stock Award.

(iv) Transferability. Rights to acquire Ordinary Shares under the Award Agreement for a Restricted Stock Award shall be transferable by the Awardholder only upon such terms and conditions as are set forth in the Award Agreement for such Restricted Stock Award, as the Board shall determine in its sole discretion, so long as the Ordinary Shares awarded under the Award Agreement remain subject to the terms of the Award Agreement.

(v) Dividends. An Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the Ordinary Shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Award Agreement for a Restricted Stock Unit Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of such Award Agreements may change from time to time, and the terms and conditions of separate Award Agreements need not be identical; provided, however, that each Award Agreement for a Restricted Stock Unit Award shall conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid upon delivery of each Ordinary Share subject to the Restricted Stock Unit Award. The consideration to be paid (if any) for each Ordinary Share subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law; provided, however, that where Ordinary Shares are issued pursuant to a Restricted Stock Unit Award the nominal value of each newly issued Ordinary Share is fully paid up.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of Ordinary Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Award Agreement for such Restricted Stock Unit Award.

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Annex A (continued)

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Ordinary Shares (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of Ordinary Shares covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Ordinary Shares covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional Ordinary Shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

(vi) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Awardholder’s termination of Continuous Service.

(c) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than 100% of the Fair Market Value of the Ordinary Shares at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards; provided, however, that where Ordinary Shares are issued pursuant to an Other Stock Award the nominal value of each newly issued Ordinary Share is fully paid up.

7. Covenants of the Company.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of Ordinary Shares required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell Ordinary Shares upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Ordinary Shares issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Stock Awards unless and until such authority is obtained. A Non-Employee Director shall not be eligible for the grant of a Stock Award or the subsequent issuance of Ordinary Shares pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

8. Miscellaneous.

(a) Use of Proceeds. Proceeds from the sale of Ordinary Shares pursuant to Stock Awards shall constitute general funds of the Company.

(b) Shareholder Rights. No Awardholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Stock Award unless and until (i) such Awardholder has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Ordinary Shares subject to such Stock Award has been entered into the books and records of the Company.

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(c) No Service Rights. Nothing in the Plan, any instrument executed, or Stock Award granted pursuant thereto shall confer upon any Awardholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Investment Assurances. The Company may require an Awardholder, as a condition of exercising or acquiring Ordinary Shares under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Awardholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Awardholder is acquiring the Ordinary Shares subject to the Stock Award for the Awardholder’s own account and not with any present intention of selling or otherwise distributing the Ordinary Shares. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the Ordinary Shares upon the exercise or acquisition of Ordinary Shares under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.

(e) Withholding Obligations. The Awardholder may satisfy any federal, state, local or foreign tax withholding obligation relating to the exercise or acquisition of Ordinary Shares under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Awardholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Awardholder as a result of the exercise or acquisition of Ordinary Shares under the Stock Award; provided, however, that no Ordinary Shares are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes); (iii) delivering to the Company owned and unencumbered Ordinary Shares; or (iv) by such other method as may be set forth in the Award Agreement.

(f) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

9. Adjustments upon Changes in Ordinary Shares; Corporate Transactions.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall proportionately and appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), and (iii) the class(es) and number of securities and price per Ordinary Share subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and any Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service.

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(c) Corporate Transaction.

(i) Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, stock awards to acquire the same consideration paid to the shareholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company or any Affiliate in respect of Ordinary Shares issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.

(ii) Stock Awards Held by Active Awardholders. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Awardholders whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Active Awardholders”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and the Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company or any Affiliate with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Former Awardholders. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to any other Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Active Awardholders, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall not be accelerated unless otherwise provided in Section 9(d) or in a written agreement between the Company or any Affiliate and the holder of such Stock Awards, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company or any Affiliate with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Award would have received upon the exercise of the Stock Award, over (ii) the exercise price payable by the Awardholder in connection with such exercise.

(d) Change in Control. In the event that an Awardholder (i) is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, or (ii) is removed from his or her position as a Non-Employee Director in connection with a Change in Control, the outstanding Stock Awards held by such Awardholder shall become fully vested and exercisable immediately prior to the effectiveness of such resignation or removal (and contingent upon the effectiveness of such Change in Control).

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(e) Parachute Payments.

(i) If the acceleration of the vesting and exercisability of Stock Awards provided for in Sections 9(c) and 9(d), together with payments and other benefits of an Awardholder, (collectively, the “Payment”) (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 9(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Payment shall be either (1) provided to such Awardholder in full, or (2) provided to such Awardholder as to such lesser extent that would result in no portion of such Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Awardholder, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

(ii) Unless the Company and such Awardholder otherwise agree in writing, any determination required under this Section 9(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reduction shall occur in the manner that results in the greatest economic benefit for Awardholder.

(iii) For purposes of making the calculations required by this Section 9(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Awardholder shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section 9(e).

(iv) If, notwithstanding any reduction described above, the Internal Revenue Service (the “IRS”) determines that the Awardholder is liable for the Excise Tax as a result of the Payment, then the Awardholder shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Awardholder challenges the final IRS determination, a final judicial determination, a portion of the Payment (the “Repayment Amount”). The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Awardholder’s net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Awardholder’s net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Awardholder shall pay the Excise Tax.

(v) Notwithstanding any other provision of this Section 9(e), if (i) there is a reduction in the Payment as described above, (ii) the IRS later determines that the Awardholder is liable for the Excise Tax, the payment of which would result in the maximization of the Awardholder’s net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (iii) the Awardholder pays the Excise Tax, then the Company shall pay or otherwise provide to the Awardholder that portion of the Payment that was reduced pursuant to this Section 9(e) contemporaneously or as soon as administratively possible after the Awardholder pays the Excise Tax so that the Awardholder’s net after-tax proceeds with respect to the Payment are maximized.

(vi) If the Awardholder either (i) brings any action to enforce rights pursuant to this Section 9(e), or (ii) defends any legal challenge to his or her rights under this Section 9(e), the Awardholder shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Awardholder, the court finds that the action was brought in good faith.

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10. Amendment of the Plan and Stock Awards.

(a) Amendment of Plan. Subject to the limitations, if any, of applicable law, the Board, at any time and from time to time, may amend the Plan. However, except as provided in Section 9(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy applicable law.

(b) Shareholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for shareholder approval.

(c) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Awardholder, and (ii) such Awardholder consents in writing.

(d) Amendment of Stock Awards. The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Awardholder, and (ii) the Awardholder consents in writing.

11. Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Awardholder.

12. Effective Date of Plan.

The Plan became effective on May 31, 2007.

13. Choice of Law.

The law of the state of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

14. Definitions.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Accountant” means the independent public accountants of the Company.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act and any “holding company” or “subsidiary” of the Company as such terms are defined in Section 8 and 7 respectively of the Companies Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award Agreement” means a written agreement between the Company and a Non-Employee Director evidencing the terms and conditions of a Stock Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(d) “Awardholder” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(e) “Board” means the Board of Directors of the Company.

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(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including, for the avoidance of doubt, capitalization of profits or reserves, capital distribution, rights issue, the conversion of one class of share to another or reduction of capital or otherwise. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur on account of the acquisition of securities of the Company directly from the Company;

(ii) there is consummated a compromise or arrangement sanctioned by the Irish courts under the Companies Act, a scheme, contract or offer which has become binding on all shareholders of the Company pursuant to Section 457 of the Companies Act or a bid pursuant to Regulation 23 or 24 of the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006 (as may be amended, updated or replaced from time to time), an offer or reverse takeover transaction which has been completed pursuant to the Irish Takeover Panel Act, 1997, Takeover Rules, 2013, or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving (directly or indirectly) the Company (each, a “Business Combination”) and (A) immediately after the consummation of such Business Combination, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity or ultimate parent of the surviving Entity in such Business Combination in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such Business Combination, (B) an Exchange Act Person becomes the Owner, directly or indirectly, of securities representing more than thirty percent (30%) of the combined voting power of the surviving Entity or ultimate parent of the surviving Entity through the Business Combination, or (C) at least a majority of the members of the board of directors of the ultimate parent (or if there is no parent, the surviving Entity) immediately following such Business Combination were not Incumbent Board Members (as defined below) at the time the Board approved the execution of the definitive agreement providing for such Business Combination;

(iii) the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, exclusive license or other disposition; or

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(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board Members”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the Incumbent Board Members then still in office, such new member shall, for purposes of the Plan, be considered as an Incumbent Board Member, but excluding for purposes of the Plan any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of any person or Entity other than the Board.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Awardholder shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition shall apply, and (2) no Change in Control (or any analogous term) shall be deemed to occur with respect to Stock Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur.

The Board may, in its sole discretion and without an Awardholder’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Companies Act” means the Companies Act 2014 of Ireland, together with all statutory modifications and re-enactments thereof and all statutes and statutory instruments which are to be read as one with, or construed or read together as one with, the aforementioned enactments and every statutory modification and re-enactment thereof for the time being in force.

(j) “Company” means:

(i) prior to a Change in Control, Jazz Pharmaceuticals plc; and

(ii) on or after a Change in Control, (A) Jazz Pharmaceuticals plc in the event that the surviving Entity resulting from a Change in Control is Jazz Pharmaceuticals plc, (B) the surviving Entity resulting from a Change in Control in the event that such surviving Entity is not Jazz Pharmaceuticals plc, (C) any Entity to which the assets of Jazz Pharmaceuticals plc and its Subsidiaries are sold, leased, exclusively licensed or otherwise disposed of in the event of a Change in Control under Section 14(g)(iv), or (D) any other successor to Jazz Pharmaceuticals plc in the event of a Change in Control, as applicable;

provided, however, that in the event Jazz Pharmaceuticals plc completes a reorganization that is not in connection with a Change in Control that results in Jazz Pharmaceuticals plc no longer being the ultimate parent company and reporting company under the Exchange Act, then “Company” means the ultimate parent that directly or indirectly holds Jazz Pharmaceuticals plc.

(k) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

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(l) “Continuous Service” means that the Awardholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Awardholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Awardholder renders such service, provided that there is no interruption or termination of the Awardholder’s service with the Company or an Affiliate, shall not terminate an Awardholder’s Continuous Service; provided, however, if the corporation for which an Awardholder is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Awardholder’s Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Awardholder’s leave of absence.

(m) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to a compromise or arrangement sanctioned by the Irish courts under the Companies Act, a scheme, contract or offer which has become binding on all shareholders of the Company pursuant to Section 457 of the Companies Act or a bid pursuant to Regulation 23 or 24 of the European Communities (Takeover Bids (Directive 2004/25/EC)) Regulations 2006 (as may be amended, updated or replaced from time to time), or an offer or reverse takeover transaction which has been completed pursuant to the Irish Takeover Panel Act, 1997, Takeover Rules, 2013.

(n) “Director” means a member of the Board.

(o) “Disability” means, with respect to an Awardholder, the inability of such Awardholder to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(p) “Effective Date” means May 31, 2007.

(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(r) “Entity” means a corporation, partnership, limited liability company or other entity.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, or (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of shares of the Company.

(u) “Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:

(i) If the Ordinary Shares are listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market, the Fair Market Value of an Ordinary Share shall be the closing sales price for such Ordinary Share (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) If the Ordinary Shares are listed or traded on the Nasdaq Capital Market, the Fair Market Value of an Ordinary Share shall be the mean between the bid and asked prices for the Ordinary Shares on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Ordinary Shares on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the Ordinary Shares on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Ordinary Shares, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

(v) “Non-Employee Director” means a Director who is not an Employee.

(w) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Ordinary Share” or “Ordinary Shares” means the ordinary shares of the Company of nominal value US$0.0001 per share.

(bb) “Other Stock Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(c).

(cc) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd) “Plan” means this Jazz Pharmaceuticals plc Amended and Restated 2007 Non-Employee Directors Stock Award Plan.

(ee) “Restricted Stock Award” means an award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(a).

(ff) “Restricted Stock Unit Award” means a right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(b).

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

A-14        2020 Proxy Statement  |  JAZZ PHARMACEUTICALS

2020 NOTICE OF MEETING AND PROXY STATEMENT

Annex A (continued)

(hh) “Securities Act” means the Securities Act of 1933, as amended.

(ii) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other Entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(jj) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 5.

(kk) “Stock Award” means any right to receive Ordinary Shares granted under the Plan, including a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right or any Other Stock Award.

Adopted by the Board of Directors of Jazz Pharmaceuticals, Inc. on May 1, 2007.

Approved by the stockholders of Jazz Pharmaceuticals, Inc. on May 9, 2007.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals, Inc. on August 11, 2010.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals, Inc. on October 24, 2011.

Adopted by the Board of Directors of Azur Pharma plc on December 21, 2011.

Approved by the shareholders of Azur Pharma plc on January 3, 2012.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals plc on May 5, 2016.

Approved by the shareholders of Jazz Pharmaceuticals plc on August 4, 2016.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals plc on November 3, 2016.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals plc on April 30, 2020.

Approved by the shareholders of Jazz Pharmaceuticals plc on                    , 2020.

JAZZ PHARMACEUTICALS  |  2020 Proxy Statement        A-15

JAZZ PHARMACEUTICALS PLC FIFTH FLOOR, WATERLOO EXCHANGE WATERLOO ROAD, DUBLIN 4, IRELAND ATTN: COMPANY SECRETARY
VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on July 29, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on July 29, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than July 29, 2020.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D18778-P40303 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. JAZZ PHARMACEUTICALS PLC
The Board of Directors recommends you vote FOR each of the nominees for director named in Proposal 1 below:
1. To elect four nominees for director named below to hold office until the 2023 annual general meeting of shareholders.
Nominees: For Against Abstain 1a. Bruce C. Cozadd 1b. Heather Ann McSharry 1c. Anne O’Riordan 1d. Rick E Winningham
The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5:
2. To ratify, on a non-binding advisory basis, the appointment of KPMG as the independent auditors of Jazz Pharmaceuticals plc for the fiscal year ending December 31, 2020 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to determine the auditors’ remuneration. For Against Abstain
3. To approve, on a non-binding advisory basis, the compensation of Jazz Pharmaceuticals plc’s named executive officers as disclosed in the proxy statement. 4. To approve an amendment and restatement of Jazz Pharmaceuticals plc’s Amended and Restated 2007 Non-Employee Directors Stock Award Plan in order to, among other things, increase the number of ordinary shares authorized for issuance by 500,000 shares. 5. To approve a capital reduction and creation of distributable reserves under Irish law.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Thursday, July 30, 2020
3:00 PM Local Time
Jazz Pharmaceuticals plc
Fifth Floor, Waterloo Exchange
Waterloo Road
Dublin 4, Ireland
Upon arrival, please present this admission ticket and photo identification at the registration desk.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on July 30, 2020:
The proxy statement and our annual report are available at www.proxyvote.com.
D18779-P40303
JAZZ PHARMACEUTICALS PLC
Annual General Meeting of Shareholders
July 30, 2020 3:00 PM Local Time
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Bruce C. Cozadd and Renée D. Galá, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Jazz Pharmaceuticals plc (the “Company”) which the undersigned may be entitled to vote at the Company’s Annual General Meeting to be held at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland on Thursday, July 30, 2020, at 3:00 PM local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
Continued and to be signed on reverse side